UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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Immunomedics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION DATED APRIL 15, 2020

April __, 2020
Dear Fellow Stockholders:
I am pleased to invite you to our 2020 Annual Meeting of Stockholders, which will be held on June 18, 2020, at 10:00 a.m., local time, at our executive offices located at 410 The American Road, Morris Plains, New Jersey 07950. The Annual Meeting is an excellent opportunity to learn more about our business and research and development efforts, as well as our pipeline of therapeutic product candidates. I hope you will make every effort to join us at our Annual Meeting.
The safety of our employees, patients, communities and stockholders is our first priority. As part of our precautions regarding the coronavirus (COVID-19), we are planning for the possibility that the Annual Meeting may be held only through remote communication. At this time, we expect the Annual Meeting to occur as planned at our executive offices and will take necessary precautions to protect the health and safety of those who attend. If a decision is made to forego the physical Annual Meeting, a news release will be issued and the information with respect to the logistical details of the Annual Meeting, including how stockholders can remotely access, participate in and vote at the Annual Meeting, will be posted on the Annual Meeting website at www.immunomedics.com, and such information will be filed with the U.S. Securities and Exchange Commission (SEC) as proxy material, no later than June 8, 2020.
On the pages after this letter, you will find the Notice of our 2020 Annual Meeting of Stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the Notice. Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on April 29, 2020, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of April 24, 2020, and have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Your vote at this meeting is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. If you are a stockholder of record, you may vote over the Internet or by telephone. If you requested a printed copy of the proxy materials by mail, you may mark, date, sign, and mail the proxy card in the envelope provided. You will find voting instructions in the Notice and proxy statement and on the proxy card. If your shares are held in “street name” — that is, held for your account by a broker or other nominee — you will receive instructions from the holder of record that you must follow for your shares to be voted.
With many thanks for your ongoing support and continued interest in Immunomedics, I am,
Sincerely yours,
BEHZAD AGHAZADEH
Chairman of the Board of Directors

IMMUNOMEDICS, INC.
300 The American Road
Morris Plains, New Jersey 07950
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Date		June 18, 2020

Time		10:00 a.m., local time.

Place		410 The American Road, Morris Plains, New Jersey 07950.

Proposals	1.	Elect 8 directors to serve for a term of one year until the 2021 Annual Meeting of Stockholders;

	2.	Approve, on an advisory basis, the compensation of our named executive officers;

3.
Approve the amendment and restatement of the Company's certificate of incorporation, as amended, to increase the maximum number of authorized shares of the Company's capital stock, all classes, from 260,000,000 shares, consisting of (i) 250,000,000 shares of common stock, $0.01 par value per share ("Common Stock"), and (ii) 10,000,000 shares of preferred stock, $0.01 par value per share ("Preferred Stock"), to 285,000,000 shares, consisting of (x) 275,000,000 shares of Common Stock, and (y) 10,000,000 shares of Preferred Stock;

	4.	Approve the amendment and restatement of the Immunomedics, Inc. 2014 Long-Term Incentive Plan;

	5.	Approve the Immunomedics, Inc. 2020 Employee Stock Purchase Plan;

	6.	Ratify the selection by the Audit Committee of our Board of Directors of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020; and

	7.	Consider any other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

Record Date		Only stockholders of record at the close of business on the record date, April 24, 2020, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment of the meeting.

Stock Transfer Books
The stock transfer books will remain open between the record date and the date of the Annual Meeting. A complete list of stockholders entitled to vote will be available from our Secretary at our executive offices for a period of 10 days before the Annual Meeting.

Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to continue to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on April 29, 2020, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of April 24, 2020, and have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
The safety of our employees, patients, communities and stockholders is our first priority. As part of our precautions regarding the coronavirus (COVID-19), we are planning for the possibility that the Annual Meeting may be held only through remote communication. At this time, we expect the Annual Meeting to occur as planned at our executive offices and will take necessary precautions to protect the health and safety of those who attend. If a decision is made to forego the physical Annual Meeting, a news release will be issued and the information with respect to the logistical details of the Annual Meeting, including how stockholders can remotely access, participate in and vote at the Annual Meeting, will be posted on the Annual Meeting website at www.immunomedics.com, and such information will be filed with the U.S. Securities and Exchange Commission (SEC) as proxy material, no later than June 8, 2020.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY TELEPHONE, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD AND MARKING, DATING, SIGNING AND RETURNING THE PROXY CARD.

On behalf of the Board of Directors
JARED FREEDBERG, Secretary
April __, 2020

PAGE
PROXY STATEMENT	7
VOTING PROCEDURES	8
Who can vote?	8
How do I vote?	8
How can I change my vote?	8
Will my shares be voted if I do not return my proxy?	9
If I do not give instructions to my bank or broker, what matters does my bank or broker have authority to vote upon?	9
What does it mean if I receive more than one proxy card?	9
How many shares must be present to hold the meeting?	9
What vote is required to approve each matter and how are votes counted?	9
How does the Board of Directors recommend that I vote?	10
Are there other matters to be voted on at the meeting?	11
Where do I find the voting results of the meeting?	11
Who will pay the costs of soliciting these proxies?	11
How can I receive future proxy statements and annual reports over the Internet?	11
PROPOSAL 1 - ELECTION OF DIRECTORS	12
Nominees for Directors	12
PROPOSAL 2 - ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	16
PROPOSAL 3 - AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION	18
PROPOSAL 4 - AMENDMENT AND RESTATEMENT OF 2014 LONG-TERM INCENTIVE PLAN	20
PROPOSAL 5 - APPROVAL AND ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN	30
PROPOSAL 6 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	33
OWNERSHIP OF OUR COMMON STOCK	34
OUR CORPORATE GOVERNANCE	36
Our Commitment to High Corporate Governance Standards	36
Role of Our Board of Directors	36
Director Experience, Qualifications, Attributes and Skills	36
Board Leadership Structure and Role in Risk Oversight	36
Business Ethics and Compliance	37
Review and Approval of Related Person Transactions	37
Independence of Non-Employee Directors	37
Communications with Directors	37
Committees of the Board of Directors	37
Compensation Committee Interlocks and Insider Participation	39
Indemnification of Officers and Directors	39
DIRECTOR COMPENSATION	41
Director Compensation Table	41
Cash Compensation	40
Stock Compensation	41
Option and RSU Grants to Non-Employee Directors	41
COMPENSATION OF EXECUTIVE OFFICERS	43
Executive Officers	43
Compensation Discussion and Analysis	44
Compensation Committee Report	54
Summary Compensation Table	55
CEO Pay Ratio	55

Immunomedics, Inc.
300 The American Road
Morris Plains, New Jersey 07950
www.immunomedics.com
PROXY STATEMENT - 2020 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the 2020 Annual Meeting of Stockholders of Immunomedics, Inc., a Delaware corporation, including any postponements or adjournments of the Annual Meeting. The Annual Meeting will be held at our executive offices located at 410 The American Road, Morris Plains, New Jersey 07950, on June 18, 2020, at 10:00 a.m., local time. In this proxy statement, we sometimes refer to Immunomedics, Inc., and our consolidated subsidiaries as “Immunomedics,” the “Company,” “we”, "our", or “us.”

On December 14, 2018, the Company's Board of Directors approved a change in the Company's fiscal year end from June 30 to December 31. In this proxy statement, our fiscal year ended December 31, 2019 is referred to as "fiscal 2019", the six-month transition period from July 1, 2018 to December 31, 2018 is referred to as the "Transition Period", and our fiscal year ended June 30, 2018 is referred to as “fiscal 2018”. We are sending you this proxy statement and related materials in connection with the solicitation of proxies by our Board of Directors.

Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to continue to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on April 29, 2020, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of April 24, 2020, and have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, is available on the Internet at www.proxyvote.com or through the SEC’s electronic data system, called EDGAR, at www.sec.gov. To request a printed copy of our Annual Report on Form 10-K which we will provide to you without charge, either write to our Investor Relations Department, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at InvestorRelations@immunomedics.com.
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY TELEPHONE, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY MARKING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD.

VOTING PROCEDURES

WHO CAN VOTE?
Each share of our Common Stock that you owned as of the close of business on April 24, 2020, the record date for the Annual Meeting, entitles you to one vote on each matter to be voted upon at the Annual Meeting. On the record date, there were [ ] shares of Immunomedics Common Stock issued and [ ] shares of Immunomedics Common Stock outstanding and entitled to vote. Accordingly, there are an aggregate of [ ] votes entitled to be cast at the Annual Meeting.

HOW DO I VOTE?	If your shares are registered directly in your name, you may vote:

Over the Internet or by Telephone. If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by telephone or over the Internet by following the instructions included in the Notice by accessing the Internet at www.proxyvote.com and following the instructions contained on that website. Stockholders with shares registered directly with us may vote (i) by telephone by dialing 1-800-690-6903 (toll free from the United States, Canada and Puerto Rico) or (ii) by Internet at www.proxyvote.com and following the instructions contained on that website. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on the day before the Annual Meeting. You must specify how you want your shares voted or your Internet or telephone vote cannot be completed, and you will receive an error message. Your shares will be voted according to your instructions.

By Mail. Mark, date, sign, and return the enclosed proxy card to Broadridge. A postage prepaid envelope addressed to Broadridge was provided with printed proxy materials. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

In Person at the Annual Meeting. If you attend the Annual Meeting, you may vote by completing a ballot, which will be available at the Annual Meeting, or you may deliver your completed proxy card in person.

If your shares are held in “street name” (held for your account by a broker or other nominee) you may vote:

Over the Internet or by Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.

By Mail. You will receive instructions from your broker or other nominee explaining how to cast your vote.

In Person at the Annual Meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

HOW CAN I CHANGE MY VOTE?	You may revoke your proxy and change your vote at any time before the Annual Meeting. To do this, you must do one of the following:

* Vote over the Internet or by Telephone as instructed above. Only your latest proxy vote is counted.

* Sign and date a new proxy and submit it as instructed above. Only your latest proxy vote is counted.

* Attend the Annual Meeting and vote in person. Attending the Annual Meeting will not revoke your proxy unless you specifically request it.

WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY?
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone or return your proxy, or attend and vote at the Annual Meeting. If you have misplaced your proxy, you may obtain another by following the instructions provided in the Notice or by accessing the Internet website at www.proxyvote.com and following the instructions contained on that website.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on matters that the New York Stock Exchange, or NYSE, determines to be “routine.” If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either: vote your shares on routine matters, or leave your shares unvoted. Proposal 1, the election of directors, Proposal 2, the advisory vote on executive compensation, Proposal 4, the amendment and restatement of the Company’s 2014 Long-Term Incentive Plan, and Proposal 5, the approval and adoption of the Company’s 2020 Employee Stock Purchase Plan, are not considered routine matters. Proposal 3, the approval of the amended and restated certificate of incorporation, and Proposal 6, the ratification of the independent registered public accounting firm, are currently considered routine matters. We therefore strongly encourage you to provide voting instructions to your brokerage firm by submitting your proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them.

IF I DO NOT GIVE INSTRUCTIONS TO MY BANK OR BROKER, WHAT MATTERS DOES MY BANK OR BROKER HAVE AUTHORITY TO VOTE UPON?
Pursuant to NYSE Rule 452 and corresponding Listed Company Manual Section 402.08, discretionary voting by brokers of shares held by their customers in “street name” is prohibited with respect to certain matters. If you do not give instructions to your bank or broker within ten days of the Annual Meeting, it may vote on matters that the NYSE determines to be “routine,” but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the ratification of the independent registered public accounting firm and the amendment and restatement of the Company's certificate of incorporation are routine matters, while the election of our directors, approval of the compensation of our named executive officers, the amendment and restatement of the Company’s 2014 Long-Term Incentive Plan, and the approval and adoption of the Company’s 2020 Employee Stock Purchase Plan are non-routine matters. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes will be counted in determining whether there is a quorum for the Annual Meeting. As a result, we strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?
It means that you have more than one account, which may be at the transfer agent, with stockbrokers or otherwise. Please vote over the Internet, or complete and return all proxies for each account to ensure that all of your shares are voted.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?
A majority of our outstanding shares of Common Stock as of the record date must be present at the Annual Meeting to hold the Annual Meeting and conduct business. This is called a quorum. Shares are counted as present at the Annual Meeting if the stockholder votes over the Internet or telephone, completes and submits a proxy or is present in person at the Annual Meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the Annual Meeting will be adjourned until we obtain a quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH MATTER AND HOW ARE VOTES COUNTED?
Proposal 1 - Election of Directors.

To elect each director nominee, if a quorum is present or represented by proxy at the Annual Meeting, stockholders holding a majority of Immunomedics Common Stock present or represented by proxy at the Annual Meeting and voting on the matter must vote FOR the director. If your broker holds your shares in “street name,” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm since such matter is not considered routine. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes FOR or AGAINST any nominee, but will be counted in determining whether there is a quorum for the Annual Meeting. You may vote FOR any one or more of the nominees, AGAINST any one or more of the nominees or ABSTAIN from voting FOR or AGAINST any one or more of the nominees. Abstentions will be counted as votes cast with respect to each nominee and will have the effect of a vote AGAINST. Broker non-votes will not be considered as votes cast for or against any nominee, and will therefore have no effect on the outcome of the vote.

Proposal 2-Advisory Vote to Approve Compensation of our Named Executive Officers.

To approve Proposal 2, if a quorum is present or represented by proxy at the Annual Meeting, stockholders holding a majority of Immunomedics Common Stock present or represented by proxy at the Annual Meeting and voting on the matter must vote FOR the proposal. This vote is advisory in nature and is not binding on, nor does it overrule, any decisions of the Company, the Board of Directors or the Compensation Committee. In the event that a majority of the votes cast are against this proposal, however, the Board of Directors and the Compensation Committee will carefully consider the outcome of the vote and the reasons therefore when making future decisions on the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote, as they will not be counted as votes cast.

Proposal 3-Approval of the Amended and Restated Certificate of Incorporation.

To approve Proposal 3, if a quorum is present or represented by proxy at the Annual Meeting, stockholders holding a majority of Immunomedics Common Stock outstanding and entitled to vote at the Annual Meeting must vote FOR the proposal. Abstentions will have the same effect as a vote against the proposal. As Proposal 3 is a routine matter, broker non-votes will not occur with respect to this proposal.

Proposal 4-Approval of the Immunomedics, Inc. Amended and Restated 2014 Long-Term Incentive Plan.

To approve Proposal 4, if a quorum is present or represented by proxy at the Annual Meeting, stockholders holding a majority of Immunomedics Common Stock present or represented by proxy at the Annual Meeting and voting on the matter must vote FOR the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote, as they will not be counted as votes cast.

Proposal 5-Approval of the Immunomedics, Inc. 2020 Employee Stock Purchase Plan.

To approve Proposal 5, if a quorum is present or represented by proxy at the Annual Meeting, stockholders holding a majority of Immunomedics Common Stock present or represented by proxy at the Annual Meeting and voting on the matter must vote FOR the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote, as they will not be counted as votes cast.

Proposal 6-Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.

To approve Proposal 6, if a quorum is present or represented by proxy at the Annual Meeting, stockholders holding a majority of Immunomedics Common Stock present or represented by proxy at the Annual Meeting and voting on the matter must vote FOR the proposal. Abstentions will have no effect on the outcome of the vote, as they will not be counted as votes cast. As Proposal 6 is a routine matter, broker non-votes will not occur with respect to this proposal.

The inspector of election appointed for the 2020 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes, will tabulate all votes.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?
Our Board of Directors recommends that you vote:

FOR Proposal 1 - elect our eight nominees to the Board of Directors for a one-year term ending at the 2021 Annual Meeting of Stockholders or such time as their respective successors are duly elected and qualified;

FOR Proposal 2 - advisory vote to approve the compensation of our named executive officers;

FOR Proposal 3 - approve the amendment and restatement of our Certificate of Incorporation;

FOR Proposal 4 - approve Immunomedics, Inc. Amended and Restated 2014 Long-Term Incentive Plan;

FOR Proposal 5 - approve and adopt the Immunomedics, Inc. 2020 Employee Stock Purchase Plan; and

FOR Proposal 6 - ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.

ARE THERE OTHER MATTERS TO BE VOTED ON AT THE MEETING?
We do not know of any other matters that may come before the Annual Meeting other than the election of directors, the advisory vote to approve the compensation of our named executive officers, the approval of the amendment and restatement of our certificate of incorporation, the amendment and restatement of our 2014 Long-Term Incentive Plan, the approval and adoption of our 2020 Employee Stock Purchase Plan, and ratification of the independent registered public accounting firm. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?
We intend to announce preliminary voting results at the Annual Meeting. We will publish final results in a current report on Form 8-K, which will be filed with the Securities and Exchange Commission, or SEC, no later than four business days following the Annual Meeting. To request a printed copy of our filings with the SEC, please write to Investor Relations, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at InvestorRelations@immunomedics.com. You will also be able to find a copy on the Internet through our website at www.immunomedics.com or through the SEC’s electronic data system, called EDGAR, at www.sec.gov. Our website is not part of this proxy statement; references to our website address in this proxy statement are intended to be inactive textual references only.

WHO WILL PAY THE COSTS OF SOLICITING THESE PROXIES?
We will pay the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

HOW CAN I RECEIVE FUTURE PROXY STATEMENTS AND ANNUAL REPORTS OVER THE INTERNET?
As permitted by the rules adopted by the SEC, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to continue to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on April 29, 2020, we will begin mailing a Notice to all stockholders of record as of April 24, 2020, and have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Your election to receive proxy materials by mail or email will remain in effect until you terminate it. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are also available on the Internet site at www.proxyvote.com. If your shares are held through a broker or other nominee, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board of Directors has nominated eight people to serve as members of the Board of Directors until the 2021 Annual Meeting of Stockholders.

The Board of Directors recommends a vote FOR each of the nominees named below.
Our Board of Directors, upon the recommendation of our Governance and Nominating Committee, voted to nominate Dr. Behzad Aghazadeh, Mr. Robert Azelby, Dr. Charles M. Baum, Mr. Scott Canute, Ms. Barbara G. Duncan, Mr. Peter Barton Hutt, Dr. Khalid Islam, and Mr. Harout Semerjian for election at the Annual Meeting to serve until the 2021 Annual Meeting of Stockholders, or such later date as their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. Set forth below are their ages as of April 24, 2020, their offices with us, if any, their principal occupations or employment for the past five years, the length of their tenure as directors, and the names of other public companies for which they serve or served as a member of the Board of Directors. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors.
NOMINEES FOR DIRECTORS

Dr. Behzad Aghazadeh	Director: Since March 2017

Age: 48

Principal occupation: Managing Partner and Portfolio Manager, Avoro Capital Advisors LLC, a SEC registered investment manager, since 2011. Chairman of the Board of Directors, Immunomedics, Inc., since April 2017 and Executive Chairman of Immunomedics, Inc. since February 2019.

Business experience:

Partner and Senior Analyst at Sio Capital Management from 2009 to 2011.

Vice President and Senior Analyst at Bernstein Value Equities from 2006 to 2009.

From 2000 to 2006, Dr. Aghazadeh was in the healthcare practice of Booz Allen (now a unit of PricewaterhouseCoopers), where he led major strategic and operational initiatives for pharmaceutical and biotechnology clients.

Mr. Robert Azelby	Director: Since February 2020

Age: 52

Public company directorships: Mr. Azelby currently serves on the Board of Directors of Clovis Oncology, Inc. He previously served on the Board of Directors of Alder BioPharmaceuticals, Inc., and Cascadian Therapeutics, Inc.

Business experience: Mr. Azelby is a biotech industry veteran with 28 years of biopharmaceutical experience with a large emphasis on commercialization. Mr. Azelby was most recently the President and Chief Executive Officer of Alder BioPharmaceuticals, Inc. from June 2018 to November 2019. From November 2015 to May 2018, Mr. Azelby served as Executive Vice President, Chief Commercial Officer of Juno Therapeutics, Inc. From June 2012 to October 2015, Mr. Azelby served as Vice President and General Manager, Oncology at Amgen Inc. From October 2010 to May 2012, he served as Amgen’s Vice President, Amgen Oncology Sales. Prior to that, he served in various positions at Amgen, including periods as Vice President, Commercial Effectiveness Unit and General Manager of Amgen Netherlands. Mr. Azelby holds a B.A. in Economics and Religious Studies from the University of Virginia and an M.B.A. from Harvard Business School.

Dr. Charles Baum, M.D., Ph.D.	Director: Since February 2019

Age: 62

Governance and Nominating Committee	Audit Committee

Principal occupation: President and Chief Executive Officer of Mirati Therapeutics, Inc.

Public company directorships: Dr. Baum previously served on the Board of Directors of Array BioPharma from April 2014 until it was acquired by Pfizer in July 2019. Dr. Baum currently serves on the Board of Directors of Mirati Therapeutics, Inc.

Business experience: Prior to joining Mirati, from June 2003 to September 2012, Dr. Baum was at Pfizer as Senior Vice President for Biotherapeutic Clinical Research within Pfizer's Worldwide Research & Development division and as Vice President and Head of Oncology Development and Chief Medical Officer for Pfizer's Biotherapeutics and Bioinnovation Center. From 2000 to 2003, he was responsible for the development of several oncology compounds at Schering-Plough Corporation (acquired by Merck). His career has included academic and hospital positions at Stanford University and Emory University, as well as positions of increasing responsibility within the pharmaceutical industry at SyStemix, Inc. (acquired by Novartis AG), G.D. Searle & Company (acquired by Pfizer), Schering-Plough Corporation (acquired by Merck) and Pfizer. Dr. Baum received his M.D. and Ph.D. (Immunology) degrees from Washington University School of Medicine in St. Louis, Missouri and completed his post-doctoral training at Stanford University.

Scott Canute	Director: Since March 2017

Age: 59

Principal occupation: Principal and Founder of Magis Consulting, LLC, since July 2012.

Public company directorships: Mr. Canute has served on the Board of Directors of Flexion Therapeutics since March 2015. He previously served as a Technology Advisory Board Member of Moderna Therapeutics from August 2013 to January 2016. Mr. Canute also served on the Boards of Directors of Allocure, Inc. from October 2012 to October 2014, Inspiration Biopharmaceuticals, Inc. from September 2012 to September 2013, Oncobiologics Inc. from October 2011 to April 2018, Proteon Therapeutics from July 2015 to April 2019, and Akebia Therapeutics from August 2016 to July 2019.

Business experience:

President of Global Manufacturing and Corporate Operations of Genzyme from 2010 until 2011.

President, Global Manufacturing Operations of Eli Lilly and Company from 2004 to 2007.

Ms. Barbara G. Duncan	Director: Since March 2019

Age: 55

Audit Committee (Chair)	Compensation Committee

Public company directorships: Ms. Duncan currently serves on the Boards of Directors of Adaptimmune Therapeutics, plc, Jounce Therapeutics, Inc., ObsEva SA, and Ovid Therapeutics Inc. She previously served on the Board of Directors of Aevi Genomic Medicine, LLC from July 2015 to February 2020.

Business experience: Ms. Duncan, has over 20 years of experience in the life sciences industry and served as Chief Financial Officer and Treasurer at Intercept Pharmaceuticals, Inc. from May 2009 through June 2016, and as Chief Financial Officer and then Chief Executive Officer at DOV Pharmaceuticals, Inc. from 2001 to 2009. Prior to joining DOV Pharmaceuticals, Inc., Ms. Duncan served as Vice President of Corporate Finance—Global Healthcare at Lehman Brothers Inc. from 1998 to 2001, and as Director of Corporate Finance at SBC Warburg Dillon Read Inc. from 1994 to 1998. She also worked for PepsiCo, Inc. from 1989 to 1992 in its international audit division and was a certified public accountant in the audit division of Deloitte & Touche LLP from 1986 to 1989. She holds an M.B.A. from the Wharton School of the University of Pennsylvania and a Bachelor of Business Administration from Louisiana State University.

Peter Barton Hutt	Director: Since March 2017

Age: 85

Governance and Nominating Committee (Chair)	Compensation Committee

Principal Occupation: Partner (1975-2004) and Senior Counsel of Covington & Burling, LLP (2004-present).

Public company and other directorships: Mr. Hutt has served on the Boards of Directors of Concert Pharmaceuticals, Inc. since 2007; LifeLine Screening Holdings, LLC from 2006 to present; Seventh Sense, Inc. from 2008 to present; Proterris Inc. from 2013 to present; Critical Path Institute from 2015 to present; Academy of Food Law and Policy, Inc. from 2015 - present; Placon Therapeutics from 2016 to present; Pendulum, Inc. from 2016 to present; CoLabs International Corp. from 2018 to present; Institute for Health Policy Analysis from 1989 to present; Med Data Foundation from 2000 to present; and Q Therapeutics, Inc. since 2002.

He previously served on the Boards of Directors of Flex Pharma, Inc. from 2014 to 2018; Seres Therapeutics, Inc. from 2013 to 2017; Moderna Therapeutics, Inc. from 2012 to 2019; and Selecta Biosciences, Inc. from 2010 to 2018. DBV Technologies S.A. from 2009 to 2015; NanoMedical Systems, Inc. from 2007 to 2015; and Momenta Pharmaceuticals, Inc. from 2001 to 2014; Suneva Medical, Inc. from 2014 to 2018; Living Proof, Inc. from 2007 to 2017; Xoma Corporation from 2005 to 2017; Foundation for Biomedical Research from 1983 - 2016; California Healthcare Institute from 1996 - 2015; Aeras Global TB Vaccine Foundation from 2006 - 2015; BIND Biosciences, Inc. from 2008 - 2016; Blend Biosciences, Inc. from 2011 - 2016; Axcella Health Inc. from 2014 - 2018; Rubius Therapeutics, Inc. from 2014 - 2018; Epiva Therapeutics, Inc. from 2015 - 2016; Kaleido Biosciences, Inc. from 2015 - 2018; California Life Sciences Association from 2016 - 2017; and Keck Graduate Institute from 2007 to 2013.

Business experience: Chief Counsel for the Food and Drug Administration from 1971 to 1975.

Dr. Khalid Islam	Director: Since March 2017

Age: 64

Compensation Committee (Chair)	Audit Committee

Governance and Nominating Committee

Principal occupation: Managing Director of Life Sciences Management GmbH, since 2014; Co-Founder and Partner of Sirius Healthcare Partners GmbH, a Swiss life sciences company, in 2009; Founder of PrevABR LLC, an American clinical-stage therapeutics company, in 2010.

Public company directorships: Dr. Islam has served as Chairman of the Board of Directors of Fennec Pharma, Inc. since 2014. Dr. Islam also previously served as Chairman and CEO of Gentium S.p.A., a Nasdaq-listed pharmaceutical company and as a member of the Board of Directors of Arpida AG 2000-2009, Molmed SpA from 2014 to 2016, and Karolinska Development from 2015 to 2017.

Business experience:

Chairman and Chief Executive Officer of Gentium S.p.A., from 2009 until 2014.

Advisor to Kurma Biofund (Paris), a venture group.

President and Chief Executive Officer of Arpida AG.

Harout Semerjian	Director: Since April 2020

Age: 50

Principal occupation: President and Chief Executive Officer of Immunomedics, Inc.

Business experience:

Executive Vice President and Chief Commercial Officer of Ipsen from 2018 to 2020.

President, Head of Specialty Care, International Region and Global Franchises of Ipsen from 2017 to 2018.

Senior Vice President, Novartis Oncology, Global Head for Ribociclib. Mr. Semerjian spent 16 years at Novartis Oncology where he held various worldwide strategic and operational positions, including Hematology Business Franchise Head, leading the commercial teams.

Vote Required and Board Recommendation

If a quorum is present, the election of each nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting for each nominee. Abstentions will be counted as votes cast with respect to each nominee and will have the effect of a vote AGAINST. Broker non-votes will not be considered as votes cast for or against any nominee, and will therefore have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ELECT EACH OF OUR EIGHT NOMINEES TO THE BOARD OF DIRECTORS FOR A ONE-YEAR TERM UNTIL THE 2021 ANNUAL MEETING OF STOCKHOLDERS.

PROPOSAL 2 - ADVISORY (NON-BINDING) VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY-ON-PAY)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation at the Annual Meeting, commonly referred to as a “Say-on-Pay” vote.

The advisory vote on executive compensation is a non-binding vote on the compensation of our “named executive officers,” as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. Please read the Compensation Discussion and Analysis section elsewhere in this proxy statement for a detailed discussion about our executive compensation programs, including information about the Transition Period compensation of our named executive officers.

The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management. The Dodd-Frank Act requires that we hold the advisory vote on executive compensation at least once every three years. At the 2017 Annual Meeting of Stockholders held on April 2, 2018, the Company’s stockholders recommended, on an advisory basis, that the frequency of the stockholder vote on the compensation of our named executive officers occur every year.

The Compensation Committee of our Board of Directors, or the Compensation Committee, oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. The Compensation Committee has designed the executive compensation program for our named executive officers to meet the following objectives:

•	Ensure executive compensation is aligned with our corporate strategies and business objectives;

•	Reinforce the importance of meeting and exceeding identifiable and measurable goals through superior awards for superior performance;

•	Provide total direct compensation that is competitive in markets in which we compete for management talent in order to attract, retain and motivate the best possible executive talent;

•	Provide an incentive for long-term continued employment with our Company; and

•	Reinforce our desired culture and unique corporate environment by fostering a sense of ownership, urgency and overall entrepreneurial spirit.

The vote solicited by this Proposal 2 is advisory, and therefore is not binding on the Company, our Board of Directors or our Compensation Committee. The outcome of the vote will not require the Company, our Board of Directors or our Compensation Committee to take any action, and will not be construed as overruling any decision by the Company or the Board of Directors.

Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal 2:

RESOLVED, that the stockholders of Immunomedics, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive proxy statement for the Annual Meeting.

Vote Required and Board Recommendation

If a quorum is present, approval of the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 - APPROVAL OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

Description of Proposal

The Company's Certificate of Incorporation, as amended (the "Certificate") currently authorizes the Company to issue up to 260,000,000 shares of stock, all classes, consisting of (i) 250,000,000 shares of Common Stock, and (ii) 10,000,000 shares of Preferred Stock. On April___, 2020, the Board of Directors approved, subject to stockholder approval, an amendment and restatement of the Company's Certificate to increase the maximum number of shares of the Company's stock authorized to 285,000,000 shares of stock consisting of: (x) 275,000,000 shares of Common Stock, and (y) 10,000,000 shares of Preferred Stock.

The Board of Directors has determined that an increase in the number of shares authorized for issuance, thereby increasing the number of shares of Common Stock authorized for issuance, is in the Company's best interests. The proposed increase in the number of shares of Common Stock authorized for issuance will ensure that shares will be available, if needed, for issuance in connection with grants of equity awards under our equity incentive plans, possible acquisitions, partnering, financings, potential share purchases under existing licensing agreements, and other corporate purposes. The Board of Directors believes that the availability of the additional shares for such purposes, without delay or the necessity for a special stockholders' meeting, would be beneficial to the Company. The Company does not have any immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock that would be authorized by the proposed amendment and restatement. No further action or authorization by the Company's stockholders would be necessary prior to the issuance of the additional shares of Common Stock, unless required by applicable law or regulatory agencies or by the rules of any stock market on which the Company's securities may then be listed. A copy of the proposed Amended and Restated Certificate of Incorporation is attached hereto as Appendix A.

The holders of any of the additional shares of Common Stock issued in the future would have the same rights and privileges as the holders of the Common Stock currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

Outstanding Capital Stock and Shares of Capital Stock Available for Issuance

As of April 24, 2020, [     ] shares of Common Stock were issued and [        ] shares were outstanding, an aggregate of [    ] shares of Common Stock were reserved for issuance upon the exercise of outstanding options and RSUs granted under our existing stock plan, and an aggregate of [    ] shares of Common Stock were reserved for issuance upon the exercise of future option grants under such plan. No shares of Preferred Stock were issued and outstanding. As a result, as of April __, 2020, we have [    ] shares of Common Stock available for issuance. If the proposed amendment and restatement is approved, 25,000,000 additional shares of Common Stock would be authorized but unissued, resulting in a total of [        ] shares of Common Stock available for future issuance.

Potential Anti-Takeover Effect and Other Provisions

The proposal to increase the number of shares of Common Stock that we are authorized to issue could have a potential anti-takeover effect, even though our Board of Directors is not presenting the proposal for that reason and does not presently anticipate using the increased authorized shares for such purpose. The effect of the proposed increase in the authorized number of shares of Common Stock might render more difficult or discourage a merger, tender offer, proxy contest or change in control and the removal of management, which a majority of independent stockholders might otherwise deem favorable. The authority of our Board of Directors to issue Common Stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of the Company, because the issuance of additional shares of Common Stock would dilute the voting power of the Common Stock and Preferred Stock then outstanding. The additional shares of Common Stock could also be issued to purchasers who would support our Board of Directors in opposing a takeover bid that our Board of Directors determines not to be in the best interests of the Company or our stockholders. We are not currently aware of any pending or proposed transaction involving a change in control. While authorization of additional shares may be deemed to have potential anti-takeover effects, this proposal is not prompted by any specific effort or perceived threat of takeover. Our Board of Directors does not currently have any plans to implement additional measures that may have an anti-takeover effect.

Various provisions of our Certificate, our Amended and Restated Bylaws and of Delaware corporate law may discourage, delay or prevent a change in control or takeover attempt of the Company by a third party that is opposed by our Board of Directors, including the following: (a) authorization of "blank check" preferred stock that could be issued by our Board of Directors to make it more difficult for a third party to acquire, or to discourage a third party from acquiring, a majority of our outstanding voting stock; (b) non-cumulative voting for Directors; (c) control by our Board of Directors of the size of our Board of Directors; and (d) advance notice requirements for proposing matters that can be acted upon by our stockholders at stockholder meetings.

We also are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation. Generally, an interested stockholder is a person who owns 15% or more of a corporation's voting stock or is an affiliate or associate of the corporation and owned 15% or more of the corporation's voting stock within three years prior to the determination of interested stockholder status. The existence of this provision could prevent a takeover of the Company with respect to transactions not approved in advance by our Board of Directors, including takeover attempts that might result in a premium over the market price of our Common Stock.

Proposed Amendment and Restatement

The Stockholders are being asked to consider and vote upon a proposed amendment and restatement of the Company's Certificate to increase the maximum number of shares of the Company's stock authorized from 260,000,000 shares of stock, all classes, to 285,000,000 shares of stock consisting of: (i) 275,000,000 shares of Common Stock, and (ii) 10,000,000 shares of Preferred Stock. Although the Company has no present intent to issue any additional shares of Common Stock, the Board of Directors believes that the additional shares of Common Stock would provide the Company with added flexibility in connection with its future financing and stock issuance requirements, including with respect to possible future stock splits, if any.

Vote Required and Board Recommendation

If a quorum is present, approval of the Amendment and Restatement of our Certificate of Incorporation requires the affirmative vote of stockholders holding a majority of Immunomedics Common Stock outstanding and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal.

As this proposal is deemed a routine matter, broker non-votes will not occur with respect to this proposal.

 OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION.

PROPOSAL 4 - APPROVAL OF THE IMMUNOMEDICS, INC. AMENDED AND RESTATED 2014 LONG-TERM INCENTIVE PLAN
At the Annual Meeting, the stockholders will be asked to approve the amendment and restatement of the Company’s 2014 Long-Term Incentive Plan (the “2014 Plan”). The 2014 Plan was originally approved by the stockholders on December 3, 2014.
On April __, 2020, the Board approved the Immunomedics, Inc. Amended and Restated 2014 Long-Term Incentive Plan (the “Amended 2014 Plan”), subject to stockholder approval. The Amended 2014 Plan, in addition to certain other changes, increases the share pool limit by adding 7,000,000 common shares to the Amended 2014 Plan as of the effective date and removes references to “qualified performance based awards” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Amended 2014 Plan also, among other changes, increases the maximum term applicable to options and stock appreciation rights from seven to ten years, includes a twelve (12) month minimum vesting restriction period for all awards, except in certain limited circumstances, as described below, and removes liberal share recycling provisions. The Amended 2014 Plan extends the termination date of the plan from August 14, 2024 to April ___, 2030.
The material features of the Amended 2014 Plan are summarized below. If approved by the Company’s stockholders, the Amended 2014 Plan will become effective on the date of such approval.
As of April 24, 2020, there were approximately [    ] shares available under the 2014 Plan. This remaining share pool will not be sufficient to fulfill the Company’s equity compensation program during the next several years. We consider it important to maintain a strong association between compensation of our employees and our stockholders’ long-term interests. Awards under the Amended 2014 Plan are intended to provide our employees and other service providers significant incentive to protect and enhance stockholder value. We believe that there is an insufficient number of shares remaining available for new grants under our 2014 Plan to sustain these important stock-based incentives.

Timing of Proposal

There are a number of reasons why we are seeking approval of the Amended 2014 Plan at this time. The last time we had our stockholders approve a long-term equity incentive plan was in 2014. The 2014 Plan has served us well, but since that time there have been a number of developments with respect to plan design and tax laws, including governance-related best practices.

We think it timely for us to update our long-term equity incentive plan to make it more consistent with current practices and our need to provide equity compensation to our employees to enhance stockholder value. In addition, adopting the Amended 2014 Plan at this time will make an additional 7,000,000 common shares of the Company available for issuance to participants, bringing the total number of shares available to approximately [    ], as of April 24, 2020.

If the stockholders approve this proposal, the Amended 2014 Plan will become effective on the date of the Annual Meeting. If the stockholders do not approve this proposal, the 2014 Plan will remain in effect in accordance with its existing provisions.

Key Features of the Amended 2014 Plan

The Amended 2014 Plan’s design reflects our commitment to strong corporate governance and our desire to preserve stockholder value as demonstrated by the following Amended 2014 Plan features:

•
Independent Administrator. The Compensation Committee of our Board of Directors, which is comprised solely of independent, non-employee directors, administers the Amended 2014 Plan. Administrative powers may be delegated to officers and other employees, but all determinations regarding awards to our executive officers and non-employee directors must be made by the Compensation Committee.

•	No Evergreen Feature. The Amended 2014 Plan does not contain an “evergreen” provision that automatically increases the number of shares authorized for issuance under the Amended 2014 Plan.

•
No Liberal Share Recycling. Shares used to pay the exercise price or withholding taxes related to an outstanding award and unissued shares resulting from the net settlement of awards do not become available for issuance as future awards under the Amended 2014 Plan.

•
Repricing and Reloading Prohibited. Stockholder approval is required for any repricing, replacement, or buyout of underwater awards. In addition, no new awards are granted automatically upon the exercise or settlement of any outstanding award.

•	No Discount Awards. Stock options and stock appreciation rights must have an exercise price no less than the closing price per share on the date the award is granted.

•
Award Design Flexibility. Different kinds of awards may be granted under the Amended 2014 Plan, giving us the flexibility to design our equity incentives to complement the other elements of compensation and to support our attainment of strategic goals.

•	Performance-based Awards. The Amended 2014 Plan permits the grant of performance-based stock and cash-incentive awards that are payable only upon the attainment of specified performance goals.

•
No Dividends on Performance-based Awards Unless and Until Performance Goals Are Met. The Amended 2014 Plan prohibits the payment of dividends or dividend equivalents on performance-based awards unless and until applicable performance goals are met.

•
No Liberal Definition of Change in Control. The Amended 2014 Plan’s definition of a change-in-control transaction provides that any award benefits triggered by the transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board of Directors or stockholders.

•	No Transfers for Value. Participants are not permitted to transfer awards for value under the Plan.

•
Awards Subject to Clawback Policy. Awards granted under the Amended 2014 Plan generally will be subject to any and all policies, guidelines, codes of conduct, or other agreement or arrangement adopted by our Board of Directors or Compensation Committee with respect to the recoupment, recovery or clawback of compensation.

 Our Compensation Committee has full discretion to determine the number of awards to be granted to participants under the Amended 2014 Plan, subject to an annual limitation on the total number of awards that may be granted to any one person. No awards have been granted contingent upon stockholder approval of the Amended 2014 Plan.

In evaluating this proposal, stockholders should specifically consider the information set forth under the section entitled "Summary of the Amended 2014 Plan" below.

Request for Approval of Share Pool Increase

If stockholders do not approve our Amended 2014 Plan, our ability to grant equity awards to our planned new hires, as well as our existing employees and management team, will be severely limited, which would place us at a competitive disadvantage. After a review of our historical practices and our anticipated future growth, we believe that the shares that would become available under our Amended 2014 Plan if this proposal is approved would enable us to continue to grant equity awards for approximately 2 to 3 years, which is vital to our ability to attract and retain the talent required to support our continued growth in the extremely competitive labor market in which we compete.
Outstanding Equity Awards

In setting the number of shares authorized for issuance under the Amended 2014 Plan, we considered the total outstanding equity awards under the 2014 Plan. Under the heading “Equity Compensation Plan” beginning on page [58], as required by the rules of the U.S. Securities and Exchange Commission, we provide information about shares of common stock that may be issued under our equity compensation plans as of December 31, 2019. To facilitate the approval of the Amended 2014 Plan, set forth below is certain additional information as of the record date, April 24, 2020.

As of April 24, 2020, we had approximately [    ] shares of common stock issued and outstanding. The closing price of the common stock as reported on the NASDAQ Stock Market on April 24, 2020 was [$____].

Historical Equity Award Granting Practices

In proposing the number of shares authorized for issuance under the Amended 2014 Plan, we considered the number of equity awards granted under the 2014 Plan in fiscal 2018, the Transition Period, and fiscal 2019. In fiscal 2018, the Transition Period, and fiscal 2019, the Company granted equity awards representing a total of approximately 4,472 shares, 2,017 shares and 1,943 shares, respectively (assuming maximum performance, for awards subject to performance-based vesting), as follows:

(in thousands)	Fiscal 2019	Transition Period	Fiscal 2018
Stock options granted	3,614	2,002	1,370
Restricted stock units granted	58	15	35
Performance share awards granted	800	—	538
Total	4,472	2,017	1,943
Weighted-average shares of common stock outstanding during the fiscal year	193,617	188,554	153,475
Burn rate	2.3%	1.1%**	1.3%
* Amounts in table are determined at target level for outstanding performance share awards. Maximum level is 100% of target.
** To calculate the annualized Transition Period burn rate, 1.1% was multiplied by 2 to equal 2.2%.

We also considered our three-year average burn rate (fiscal 2018, the annualized Transition Period, and fiscal 2019) which is 1.9%. The weighted average number of shares of our common stock outstanding in fiscal 2018, the Transition Period, and fiscal 2019 was 153,475, 188,554 and 193,617, respectively. We believe our historical burn rate is reasonable for a company of our size in our industry, especially given our broad-based use of equity awards to compensate our employees and other key service providers. We will continue to monitor our equity use in future years to ensure our burn rate is within competitive market norms.

Our future burn rate will depend on a number of factors, including the number of participants in the Amended 2014 Plan, the price per share of our common stock, any changes to our compensation strategy, changes in business practices or industry standards, changes in our capital structure due to stock splits or similar events, the compensation practices of our competitors or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.
Expected Share Usage Needs

In setting the number of shares authorized for issuance under the Amended 2014 Plan, we also considered the potential dilution that would result by approval of the authorization of the share pool for the Amended 2014 Plan, including the policies of certain institutional investors and major proxy advisory firms. The actual dilution will depend on several factors, including the types of awards made under the Amended 2014 Plan.

As of April 24, 2020, our dilution, or equity overhang (the sum of the number of shares subject to outstanding equity awards plus the number of shares available to be granted, divided by total outstanding shares of common stock) under the 2014 Plan was [ %]. If the Amended 2014 Plan is approved, the potential dilution on a fully diluted basis will be [ %].
Summary of the Amended 2014 Plan

The following is a summary of the principal features of the Amended 2014 Plan, but it is qualified in its entirety by reference to the full text of the plan document, which appears as Appendix B to this proxy statement.
Background and Purpose

We adopted the Amended 2014 Plan to (a) promote our long-term financial interests and growth by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of our business; (b) motivate management personnel by means of growth-related incentives to achieve long-range goals; and (c) further the alignment of interests of participants with those of our stockholders through opportunities for increased stock or stock-based ownership in the Company.

Shares Available

As of the effective date of the Amended 2014 Plan, the number of shares of our common stock issuable pursuant to awards that may be granted under the Amended 2014 Plan will be approximately [    ] which includes 7,000,000 new shares in addition to the remaining number of shares available under the 2014 Plan. As of April ___, 2020, the date on which the Board of Directors adopted the Amended 2014 Plan, there were approximately [        ] shares remaining available for grant under the 2014 Plan. The number of shares available for issuance under the Amended 2014 Plan will be increased, on the relevant date, by the number of unissued shares underlying or used as a reference measure for any award or portion of an award under the Amended 2014 Plan and the Company’s 2006 Long-Term Incentive Plan if:

•	any award or portion of an award that is canceled, forfeited, expired, terminated unearned or settled in cash, in any such case without the issuance of shares; or

•	there is a failure to meet a contingency or condition with respect to any award or portion of an award.
The number and class of shares subject to the Amended 2014 Plan, the number and class of shares subject to any numerical limit in the Amended 2014 Plan, and the number, price and class of shares subject to awards will be adjusted in the event of a merger, consolidation, stock rights offering, statutory share exchange or similar event affecting the Company or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting our capital structure that occurs at any time after adoption of the Amended 2014 Plan by the Board of Directors.
In the event of a merger, consolidation, stock rights offering, statutory share exchange or similar event affecting the Company, the Compensation Committee of the Board of Directors may make discretionary adjustments, including the cancellation of outstanding awards for cash, securities, other property or a combination of the three and the substitution of cash, securities, other property, a combination of the three or equivalent awards of the surviving or successor entity or its parent.
Administration
The Compensation Committee of our Board of Directors is the Administrator of the Amended 2014 Plan (the “Administrator”). At any time, the Board of Directors may serve as the Administrator in lieu of or in addition to the Compensation Committee. Except as provided otherwise under the Amended 2014 Plan, the Administrator has plenary authority to grant awards pursuant to the terms of the Amended 2014 Plan to eligible individuals, determine the types of awards and the number of shares covered by the awards, establish the terms and conditions for awards and take all other actions necessary or desirable to carry out the purpose and intent of the Amended 2014 Plan.
The Compensation Committee or Board of Directors may delegate to officers and employees limited authority to perform administrative actions under the Amended 2014 Plan to assist in its administration to the extent permitted by applicable law and stock exchange rules. The delegation of authority, however, may not extend to the exercise of discretion with respect to awards to participants who are officers under Section 16 of the Securities Exchange Act of 1934. With respect to any award to which Section 16 of the Securities Exchange Act applies, the Administrator shall consist of either our Board of Directors or the Compensation Committee, which committee shall consist of two or more directors, each of whom is intended to be a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act and an “independent director” to the extent required by NASDAQ. Any member of the Administrator who does not meet the foregoing requirements shall abstain from any decision regarding an award and shall not be considered a member of the Administrator to the extent required to comply with Rule 16b-3 of the Securities Exchange Act.
Eligibility and Participation

Participation in the Amended 2014 Plan is generally open to all officers and employees of, and other individuals, including non-employee directors, who are natural persons providing bona fide services to the Company. However, individuals whose services to the Company are limited to capital-raising transactions or the promotion and maintenance of a market for our securities are ineligible to participate in the Amended 2014 Plan. Prospective officers, employees and other service providers who have accepted offers to provide services to the Company may also participate in the Amended 2014 Plan. As of the date of this proxy statement, 6 non-employee directors, approximately 400 employees, and approximately 80 consultants (which number generally fluctuates) rendering services to the Company or any of its affiliates are eligible to participate in the Amended 2014 Plan.
Types of Awards
The Amended 2014 Plan enables the grant of stock options, stock appreciation rights, stock awards, stock unit awards, performance shares, cash-based performance units and other stock-based awards, each of which may be granted separately or in tandem with other awards. All awards made under the Amended 2014 Plan may be subject to vesting and other contingencies as determined by the Administrator and will be evidenced by agreements approved by the Administrator which set forth the terms and conditions of each award.
Stock Options. Stock options entitle the participant, upon exercise, to purchase a specified number of shares at a specified price for a specified period of time. The Administrator may grant incentive and nonqualified stock options under the Amended 2014 Plan. The exercise price for each stock option is determined by the Administrator but will in no event be less than 100% of the fair market value of the common stock on the grant date. The “fair market value” means, if the principal market for our common stock is a national securities exchange or an established securities market (e.g., the Nasdaq Stock Market), the official closing price per share of common stock for the regular market session on the day of determination, or, if the principal market for our common stock is not a national securities exchange or an established securities market, but the common stock is quoted by a national quotation system, the average of the highest bid and lowest asked prices for our common stock on the day of determination as reported on a national quotation system, or in the absence of an established market for the stock or its quotation by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method, which method may, but need not, include taking into account an appraisal of the fair market value of the common stock conducted by a nationally recognized appraisal firm selected by the Administrator. As of April 24, 2020, the fair market value of a share of our common stock was [$___] per share.
Any stock options granted in the form of an incentive stock option will be intended to comply with the requirements of Section 422 of the Internal Revenue Code. Only options granted to employees qualify for incentive stock option treatment.
Each stock option will expire at the time the Administrator determines on the grant date. No stock option will be exercisable later than the 10th anniversary of its grant, unless required otherwise by applicable law. A stock option may be exercised in whole or in installments. A stock option may not be exercisable for a fraction of a share. Shares purchased upon the exercise of a stock option must be paid for in full at the time of exercise in cash or such other consideration determined by the Administrator.
Stock Appreciation Rights. A stock appreciation right (“SAR”) is the right to receive a payment equal to the excess of the fair market value of a specified number of shares on the date the SAR is exercised over the base price per share specified in the award agreement. The base price for each SAR cannot be less than 100% of the fair market value of the common stock on the grant date, and the term of a SAR cannot be more than ten years from the grant date, unless required otherwise by applicable law. At the discretion of the Administrator, the payment upon a SAR exercise may be in cash, shares or a combination of the two.
Prohibition on Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of stock options and stock appreciation rights granted under the Amended 2014 Plan may not be amended, after the date of grant, to reduce the exercise price of such stock options or stock appreciation rights, nor may outstanding stock options or stock appreciation rights be canceled in exchange for (i) cash, (ii) stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original outstanding stock options or stock appreciation rights, or (iii) other awards, unless such action is approved by our stockholders.
Restricted Stock. Awards of restricted stock are actual shares of our common stock that are issued to a participant, but that are subject to forfeiture if the participant does not remain employed by us for a certain period of time and/or if certain performance goals are not met. Except for these restrictions and any others imposed by the Administrator, the participant will generally have all of the rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock, but will not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock before the risk of forfeiture lapses. Dividends declared payable on shares of restricted stock that are granted subject to risk of forfeiture conditioned solely on continued service over a period of time will be paid either at the dividend payment date or deferred for payment to such later date as determined by the Administrator, and may be paid in cash or as unrestricted shares of our common stock or may be reinvested in additional shares of restricted stock. Dividends declared payable on shares of restricted stock that are granted subject to risk of forfeiture conditioned on satisfaction of performance goals will be held by us and made subject to forfeiture at least until the applicable performance goal related to such shares of restricted stock has been satisfied.
Restricted Stock Units. An award of restricted stock units represents a contractual obligation of the Company to deliver a number of shares of our common stock, an amount in cash equal to the fair market value of the specified number of shares subject to the award, or a combination of shares and cash. Until shares of our common stock are issued to the participant in settlement of stock units, the participant shall not have any rights of a stockholder of the Company with respect to the stock units or the shares issuable thereunder. Vesting of restricted stock units may be subject to performance goals, the continued service of the participant or both. The Administrator may provide that dividend equivalents will be paid or credited with respect to restricted stock units, but such dividend equivalents will be held by us and made subject to forfeiture at least until any applicable performance goal related to such restricted stock units has been satisfied.

Performance Shares and Performance Units. An award of performance shares, as that term is used in the Amended 2014 Plan, refers to shares of our common stock or stock units that are expressed in terms of our common stock, the issuance, vesting, lapse of restrictions or payment of which is contingent on performance as measured against predetermined objectives over a specified performance period. An award of performance units, as that term is used in the Amended 2014 Plan, refers to dollar-denominated units valued by reference to designated criteria established by the Administrator, other than our common stock, whose issuance, vesting, lapse of restrictions or payment is contingent on performance as measured against predetermined objectives over a specified performance period. The applicable award agreement will specify whether performance shares and performance units will be settled or paid in cash or shares of our common stock or a combination of both, or will reserve to the Administrator or the participant the right to make that determination prior to or at the payment or settlement date.
The Administrator will, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an award of performance shares or performance units upon (A) the attainment of performance goals during a performance period or (B) the attainment of performance goals and the continued service of the participant. The length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Administrator in the exercise of its absolute discretion. Performance goals may include minimum, maximum and target levels of performance, with the size of the award or payout of performance shares or performance units or the vesting or lapse of restrictions with respect thereto based on the level attained. An award of performance shares or performance units will be settled as and when the award vests or at a later time specified in the award agreement or in accordance with an election of the participant, if the Administrator so permits, that meets the requirements of Section 409A of the Internal Revenue Code.
Performance criteria and goals shall be specific in the award agreement as determined by the Administrator which may include but are not limited to the following performance metrics or other such metrics selected by the Administrator:

•
Earnings or Profitability Metrics: any derivative of revenue; earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; operating margins; expense levels or ratios; provided that any of the foregoing metrics may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments or investment losses, early extinguishment of debt or stock-based compensation expense;

•	Return Metrics: any derivative of return on investment, assets, equity or capital (total or invested);

•	Investment Metrics: relative risk-adjusted investment performance; investment performance of assets under management;

•
Cash Flow Metrics: any derivative of operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

•	Liquidity Metrics: any derivative of debt leverage (including debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios);

•
Stock Price and Equity Metrics: any derivative of return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes);

•	New Product Development: any new product development or successful completion of research and development projects;

•
Joint Ventures: formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to the enhance the Company’s revenue or profitability or enhance its customer base; and/or

•
Strategic Metrics: product research and development; completion of an identified special project; clinical trials; regulatory filings or approvals; patent application or issuance; manufacturing or process development; sales or net sales; market share; market penetration; economic value added; customer service; customer satisfaction; inventory control; balance of cash, cash equivalents and marketable securities; growth in assets; key hires; employee satisfaction; employee retention; business expansion; acquisitions, divestitures, joint ventures or financing; legal compliance or safety and risk reduction.

Performance metrics may apply to an individual, one or more business units, divisions or affiliates or on a company-wide basis. Performance metrics may be expressed in absolute terms, relative to a base period or relative to the performance of one or more comparable companies, peer groups or an index covering multiple companies. Performance goals may be applied on a per share or absolute basis and relative to one or more performance metrics, or any combination thereof, and may be measured pursuant to U.S. generally accepted accounting principles (“GAAP”), non-GAAP or other objective standards in a manner consistent with Immunomedics’ or its subsidiary’s established accounting policies, all as the Administrator shall determine at the time the performance goals for a performance period are established. The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to the manner in which one or more of the performance goals is to be calculated or measured to take into account, or ignore, one or more of the following: (1) items related to a change in accounting principle; (2) items relating to financing activities; (3) expenses for restructuring or productivity initiatives; (4) other non-operating items; (5) items related to acquisitions; (6) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (7) items related to the sale or disposition of a business or segment of a business; (8) items related to discontinued operations that do not qualify as a segment of a business under U.S. generally accepted accounting principles; (9) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (10) any other items of significant income or expense which are determined to be appropriate adjustments; (11) items relating to unusual or extraordinary corporate transactions, events or developments, (12) items related to amortization of acquired intangible assets; (13) items that are outside the scope of the Company’s core, on-going business activities; (14) changes in foreign currency exchange rates; (15) items relating to changes in tax laws; (16) certain identified expenses (including, but not limited to, cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses); (17) items relating to asset impairment charges; (18) items relating to gains or unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions; or (19) such other items as determined by the Administrator.
Minimum Restriction Period for All Awards. Except as provided below, all awards granted under the Amended 2014 Plan will be subject to a minimum restriction period of 12 months from the date of grant if vesting of or lapse of restrictions on such award is based on the satisfaction of performance goals or on the participant’s satisfaction of specified service requirements with us. If the grant of a performance award is conditioned on satisfaction of performance goals, the performance period must not be less than 12 months’ duration, but no additional minimum restriction period need apply to such award. Except as provided below, the Administrator does not have discretionary authority to waive the minimum restriction period applicable to an award, except in the case of death, disability, or a change in control of the Company. The Administrator has discretion to grant awards that do not adhere to these minimum restriction period requirements, or otherwise may waive the requirements, with respect to up to the number of awards that is equal to 5% of the initial number of shares available for grant under the Amended 2014 Plan as of its effective date.
Other Stock-Based Awards. The Administrator may from time to time grant to eligible individuals awards in the form of our common stock or any other award that is valued in whole or in part by reference to, or is otherwise based upon, shares of our common stock, including without limitation dividend equivalents and convertible debentures (“Other Stock-Based Awards”). Other Stock-Based Awards in the form of dividend equivalents may be (A) awarded on a free-standing basis or in connection with another award other than a stock option or stock appreciation right, (B) paid currently or credited to an account for the participant, including the reinvestment of such credited amounts in common stock equivalents, to be paid on a deferred basis, and (C) settled in cash or our common stock as determined by the Administrator; provided, however, that dividend equivalents payable on Other Stock-Based Awards that are granted as a performance award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until the applicable performance goal related to such Other Stock-Based Awards has been satisfied. Any such settlements, and any such crediting of dividend equivalents, may be subject to such conditions, restrictions and contingencies as the Administrator may establish.
Award Limitations
The following limitations on awards are imposed under the Amended 2014 Plan.

•
ISO Award Limit. No more than 16,000,000 shares of our common stock may be issued in connection with awards granted under the Amended 2014 Plan that are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code.

•
Appreciation Awards. The maximum number of shares of our common stock that may be made subject to awards granted under the Amended 2014 Plan during a calendar year to any one person in the form of stock options or stock appreciation rights is, in the aggregate, 500,000 shares.

•
Stock-Based Performance Awards. The maximum number of shares of our common stock that may be made subject to awards granted under the Amended 2014 Plan during a calendar year to any one person in the form of performance shares is, in the aggregate, 500,000 shares. If such performance shares will be settled in cash, the maximum cash amount payable thereunder is the amount equal to the number of performance shares to be settled in cash multiplied by the closing price of the shares, as determined as of the payment date.

•
Cash-Based Performance Units. In connection with awards granted under the Amended 2014 Plan during a calendar year to any one person in the form of cash-based performance units, the maximum cash amount payable under such performance units is $1 million.

•
Adjustments to Limits during Initial Year of Service. Each of the individual limits set forth above are multiplied by two when applied to awards granted to any individual during the calendar year in which such individual first commences service with us.

•
Adjustments for Multi-year Performance Periods. The individual limits set forth above for stock-based performance awards are multiplied by the number of calendar years over which the applicable performance period spans (in whole or in part), if the performance period is longer than 12 months’ duration.

Change in Control

In the event of a change in control (as defined in the Amended 2014 Plan) of the Company, outstanding awards (other than those granted to our non-employee directors) will terminate upon the effective time of the change in control unless provision is made for the continuation, assumption or substitution of awards by the surviving or successor entity or its parent. Unless an award agreement says otherwise, the following will occur with respect to awards that terminate in connection with a change in control of the Company:

•	stock options and stock appreciation rights will become fully vested and exercisable and holders of these awards will be permitted immediately before the change in control to exercise them;

•
restricted stock and restricted stock units with time-based vesting (i.e., not subject to achievement of performance goals) will become fully vested immediately before the change in control, and restricted stock units will be settled as promptly as is practicable in accordance with applicable law; and

•
performance shares and units that vest based on the achievement of performance goals will vest as if the performance goal for the unexpired performance period had been achieved at the target level; and the performance units will be settled as promptly as is practicable in accordance with applicable law.

Awards granted under the Amended 2014 Plan to our non-employee directors become fully exercisable and vested upon a change in control of the Company.
Duration, Amendment and Termination
The Amended 2014 Plan will terminate on the earliest of (a) the earliest date as of which all awards granted under the Amended 2014 Plan have been satisfied in full or terminated and no shares approved for issuance under the Amended 2014 Plan remain available to be granted under new awards, (b) April __, 2030 or (c) a date chosen by the Administrator in its discretion subject to the terms of the Amended 2014 Plan.
The Administrator may amend, alter or discontinue the Amended 2014 Plan, but no amendment, alteration or discontinuation will be made that would materially impair the rights of a participant with respect to a previously granted award without his or her consent, except such an amendment made to comply with applicable law or rule of any securities exchange or market on which our common stock is listed or admitted for trading or to prevent adverse tax or accounting consequences to the Company or the participant. In no event, however, will an amendment be made without the approval of our stockholders to the extent such amendment would (A) materially increase the benefits accruing to participants under the Amended 2014 Plan, (B) materially increase the number of shares that may be issued under the Amended 2014 Plan or to a participant, (C) materially expand the eligibility for participation in the Amended 2014 Plan, (D) eliminate or modify the prohibition on repricing of stock options and stock appreciation rights, (E) lengthen the maximum term or lower the minimum exercise price or base price permitted for stock options and stock appreciation rights, or (F) modify the prohibition on the issuance of reload or replenishment options.
Federal Income Tax Consequences
The following is a general summary of the federal income tax treatment of certain awards, which are authorized for grant under the Amended 2014 Plan, based upon the provisions of the Internal Revenue Code as of the date of this proxy statement. Non-U.S. residents should consult with their tax adviser regarding the specific tax consequences as a result of the grant of awards under the Amended 2014 Plan in their country of origin. This summary is not intended to be exhaustive and the exact tax consequences to any award holder depend upon his or her particular circumstances and other facts. Amended 2014 Plan participants should consult their tax advisor with respect to any state, local and non-U.S. tax considerations or relevant federal tax implications of awards granted under the Amended 2014 Plan.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation in excess of $1 million paid in a year to any of the company’s “covered employees” (as defined under Section 162(m) of the Code). Prior to repeal pursuant to the Tax Cuts and Jobs Act, there was an exception to the $1 million deductibility limit under Section 162(m) of the Code for “performance-based” compensation. Pursuant to the Tax Cuts and Jobs Act, this exception was repealed with respect to taxable years beginning after December 31, 2017. As a result, any awards granted under the Amended 2014 Plan will not be granted or treated as “performance-based compensation” for purposes of Section 162(m) of the Code.

Incentive Stock Options. An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option that qualifies under Section 422 of the Internal Revenue Code. Option holders who do not dispose of their shares within two years of the date that the option was granted and within one year following the exercise of the option, normally recognize a capital gain or loss on the sale of shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies these holding periods, on the sale of shares, we are not entitled to any deduction for federal income tax purposes. Where an option holder disposes of shares within two years after the grant date of those options or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (which is not to exceed the gain realized on the sale, if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) is taxed as ordinary income at the time of disposition. Any gain in excess of that amount is a capital gain. If a loss is recognized, there is no ordinary income, and such loss is a capital loss. Any ordinary income recognized by the option holder on a disqualifying disposition of shares generally results in a deduction by us for federal income tax purposes.
Nonqualified Stock Options. Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. An option holder generally recognizes no taxable income as a result of the grant of the option. On the exercise of a nonqualified stock option, the option holder normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. Where the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. On the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date), is taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. We should generally be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a nonqualified stock option.
Restricted Stock and Restricted Stock Units. Any cash and the fair market value of any shares received by a participant in connection with restricted stock or restricted stock units are generally includible in the participant’s ordinary income. In the case of restricted stock, this amount is includible in the participant’s income when shares vest, unless the participant has filed an election with the Internal Revenue Service to include the fair market value of the shares in income as of the date the award was granted. In the case of restricted stock units, generally, the value of any cash and the fair market value of any shares received by a participant are includible in income when the awards are paid. Any dividends or dividend equivalents paid on unvested restricted stock or restricted stock units are also ordinary income for participants.

New Plan Benefits
No awards have been previously granted under the Amended 2014 Plan. Awards that may be granted to eligible persons under the Amended 2014 Plan are generally subject to the discretion of the Compensation Committee. The following New Plan Benefits Table is included in this proxy statement for additional information.

Amended 2014 Plan

Name	Position	Number of Shares
Harout Semerjian	Chief Executive Officer/President	(1)
Usama Malik	Chief Financial Officer/Chief Business Officer	(1)
Brendan Delaney	Chief Commercial Officer	(1)
Morris Rosenberg	Chief Technology Officer	(1)
Bryan Ball	Chief Quality Officer	(1)

All Current Executive Officers, as a Group (5 persons)		(1)

All Current Directors who are not Executive Officers, as a Group		(2)

All Employees, including Current Officers who are not Executive Officers, as a Group		(1)
(1) Awards granted under the Amended 2014 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2014 Plan, and our Board and our Compensation Committee have not granted any awards under the Amended 2014 Plan subject to stockholder approval of this Proposal 4. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended 2014 Plan, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2019 if the Amended 2014 Plan had been in effect, are not determinable.
(2) Awards granted under the Amended 2014 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2014 Plan. However, pursuant to our 2020 compensation policy for non-employee directors, each of our current non-employee directors is eligible to receive an annual retainer of $125,000 for serving on the Board, provided that the non-employee director continues his or her service as a non-employee director as required. $125,000 of each non-employee director’s annual retainer is paid in the form of restricted stock unit awards and/or options. The total dollar value for each calendar year would be approximately $750,000 with the exact number of shares not currently determinable. The Compensation Committee, as administrator of the 2014 Amended Plan, will determine the actual number of stock options and RSUs at the time of each such annual grant After the date of the annual meeting, any such awards will be granted under the Amended 2014 Plan if this Proposal 4 is approved by our stockholders. For additional information regarding our compensation policy for non-employee directors, see the “Director Compensation” section below.

Awards Granted Under the 2014 Plan

The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to awards (including options) that have been granted under the 2014 Plan as of April 24, 2020.

Name	Position	Number of Shares
Harout Semerjian	Chief Executive Officer/President	[ ]
Michael Pehl	Former Chief Executive Officer/President	521,176
Usama Malik	Chief Financial Officer/Chief Business Officer	406,080
Brendan Delaney	Chief Commercial Officer	390,460
Morris Rosenberg	Chief Technology Officer	321,929
Bryan Ball	Chief Quality Officer	261,937

All Current Executive Officers as a Group(1)		[ ]

All Current Directors who are not Executive Officers		712,020

Each Nominee for Election as Director:
Harout Semerjian		[ ]
Dr. Behzad Aghazadeh		309,590
Robert Azelby		22,500
Dr. Charles Baum		49,244
Scott Canute		162,262
Barbara G. Duncan		49,244
Peter Barton Hutt		59,590
Dr. Khalid Islam		59,590

Each Associate of any such Directors, Executive Officers or Nominees		—

Each other Person who Received 5% of such Options		—

All Employees, including Current Officers who are not Executive Officers, as a Group		12,653,624
(1) Excludes Mr. Pehl's shares because he resigned as the Company's Chief Executive Officer and President effective February 23, 2019.
Vote Required and Board Recommendation
If a quorum is present, approval of the Amended 2014 Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE IMMUNOMEDICS, INC. AMENDED AND RESTATED 2014 LONG-TERM INCENTIVE PLAN.

PROPOSAL 5 - APPROVAL AND ADOPTION OF THE IMMUNOMEDICS, INC. 2020 EMPLOYEE STOCK PURCHASE PLAN

On April __, 2020, the Board of Directors of the Company adopted the Immunomedics, Inc. 2020 Employee Stock Purchase Plan (the “Purchase Plan”). If approved by the Company’s stockholders, the Purchase Plan authorizes the issuance of up to 500,000 shares of the Company’s Common Stock (subject to adjustment for certain changes in the capital structure of the Company). A copy of the proposed Purchase Plan is attached hereto as Appendix C.

The Board of Directors believes that the Purchase Plan advances the interests of the Company and its stockholders by providing its employees with an opportunity through payroll deductions to purchase shares of Common Stock and is helpful in attracting, retaining and rewarding valued employees. To provide an adequate reserve of shares to permit the Company to continue offering employees a stock purchase opportunity, the Board of Directors has adopted the Purchase Plan, subject to and effective upon the date of stockholder approval.

Summary of the Purchase Plan

The following summary of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan, which is attached hereto as Appendix C.

General. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code but also permits us to include our non-United States employees in offerings not intended to qualify under Section 423. Each participant in the Purchase Plan is granted at the beginning of each offering under the Purchase Plan (an “Offering”) the right to purchase (a “Purchase Right”) through accumulated post-tax payroll deductions up to a number of shares of the Common Stock of the Company determined on the first day of the Offering. The Purchase Right is automatically exercised on each purchase date during the Offering, unless the participant has withdrawn from participation in the Purchase Plan prior to such date.

Shares Subject to the Purchase Plan. The Purchase Plan authorizes the sale of an aggregate of 500,000 shares of the Company’s Common Stock. If any Purchase Right expires, terminates or is canceled, the shares allocable to the unexercised portion of such Purchase Right will again be available for issuance under the Purchase Plan. To prevent dilution or enlargement of the rights of participants under the Purchase Plan, appropriate and proportionate adjustments to the number of shares subject to the Purchase Plan will be made if any change is made to the outstanding Common Stock by reason of merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or any similar change in the capital structure of the Company not involving the receipt of consideration by the Company.

Administration. The Purchase Plan is administered by the Compensation Committee or other committee or subcommittee duly appointed by our Board of Directors to administer the Plan. Subject to the provisions of the Purchase Plan, the Compensation Committee determines the terms and conditions of Purchase Rights granted under the Purchase Plan. The Compensation Committee will interpret the Purchase Plan and the Purchase Rights granted, and all determinations of the Compensation Committee will be final and binding on all persons having an interest in the Purchase Plan or any Purchase Right.

Eligibility. Generally, any employee of the Company or any present or future parent or subsidiary corporation of the Company designated by the Compensation Committee for inclusion in the Purchase Plan is eligible to participate in an Offering under the Purchase Plan, so long as the employee is customarily employed for more than 20 hours per week and more than five months in any year. In addition, any employee who is considered an officer subject to Section 16 of the Securities Exchange Act of 1934 is excluded from participating in the Purchase Plan. If any local laws applicable to any of our non-United States employees require that participation in the Purchase Plan be extended to additional classes of employees or otherwise impose different terms or restrictions on their participation, those requirements may be satisfied through separate Offerings under the Purchase Plan not intended to qualify under Section 423 of the Code, and such separate Offerings will be treated part of a “Non-423 Plan” component of the Purchase Plan. Employees in certain jurisdictions having unfavorable laws regarding stock purchase plans may be excluded from participating in the Purchase Plan. In any event, no employee who owns or holds options to purchase, or who, as a result of participation in the Purchase Plan, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company is eligible to participate in the Purchase Plan. As of April 24, 2020, approximately 392 employees (which excludes Section 16 officers) would be eligible to participate in the Purchase Plan were it then in effect. Non-employee Directors and consultants are not eligible to participate in the Purchase Plan.

Offerings. Generally, each Offering under the Purchase Plan will be for a period of 6 months (an “Offering Period”), with new Offering Periods commencing on or about the sixteenth days of November and May of each year and ending on or about the fifteenth days of the next May and November of each year. The Board may establish a different term for one or more Offerings, not to exceed 27 months, or different beginning or ending dates for any Offering Period.

Participation and Purchase of Shares. Participation in an Offering under the Purchase Plan is limited to eligible employees who deliver a properly completed subscription agreement and, with the exception of non-United States employees for whom local law will not permit such deductions, who authorize payroll deduction contributions under the Purchase Plan prior to the first day of the Offering Period (the “Offering Date”). Payroll deductions may not exceed 15% (or such other rate as the Compensation Committee determines) of an employee’s compensation on any payday during the Offering Period. The Compensation Committee will specify alternative means for funding share purchases under the Purchase Plan by non-United States employees in jurisdictions where local law will not permit payroll deductions. An employee who becomes a participant in the Purchase Plan will automatically participate in each subsequent Offering Period beginning immediately after the last day of the Offering Period in which he or she is a participant until the employee withdraws from the Purchase Plan, becomes ineligible to participate, or terminates employment.

Subject to any uniform limitations or notice requirements imposed by the Company, a participant may increase or decrease his or her rate of payroll deductions or withdraw from the Purchase Plan at any time during an Offering. Upon withdrawal, the Company will refund without interest the participant’s accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from an Offering, that participant may not again participate in the same Offering.

Subject to certain limitations and unless different terms are specified by the Compensation Committee, each participant in an Offering is granted a Purchase Right for a number of whole shares determined by dividing the product of $2,083.33 and the number of months in the Offering Period by the fair market value of a share of our Common Stock on the Offering Date, provided that no participant’s Purchase Right may exceed 400 shares multiplied by the number of months in the Offering Period. In any event, no participant may be granted a Purchase Right that would allow the participant to purchase shares under the Purchase Plan or any other employee stock purchase plan of the Company or any of our subsidiaries having a fair market value (measured on the first day of the Offering Period in which the shares are purchased) exceeding $25,000 for each calendar year in which the Purchase Right is outstanding at any time. Purchase Rights are nontransferable and may only be exercised by the participant.

On each purchase date, the Company issues to each participant in the Offering the number of shares of the Company’s Common Stock determined by dividing the amount of payroll deductions (or other funds that may have been contributed by certain non-United States participants) accumulated for the participant during the Offering Period by the purchase price, limited in any case by the number of shares subject to the participant’s Purchase Right for that Offering. The price at which shares are sold under the Purchase Plan is established by the Compensation Committee but may not be less than 85% of the fair market value per share of Common Stock on the Offering Date or the purchase date, whichever is less. The fair market value of the Common Stock on any relevant date generally will be the closing price per share as reported on the Nasdaq Stock Market. On April 24, 2020, the closing price per share of Common Stock was $___. Any amounts credited to a participant’s plan account not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of Common Stock, in which case the remaining amount may be applied to the next Offering Period, or will be refunded in the event the employee chooses not to participate in the Purchase Plan during such Offering Period. Shares of Common Stock purchased pursuant to the Purchase Plan may be subject to a holding period as determined by the Compensation Committee in its discretion.

Change in Control of the Company. The Purchase Plan provides that a “Change in Control” occurs upon (a) a person or entity (with certain exceptions described in the Purchase Plan) becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company). If a Change in Control occurs, then, unless the surviving or acquiring corporation assumes or continues the outstanding Purchase Rights or substitutes equivalent rights for such corporation’s shares, the Purchase Plan participants’ accumulated payroll deductions will be applied to purchase shares of the Common Stock in the current Offerings on a date before the Change in Control specified by the Compensation Committee.

Termination or Amendment. The Purchase Plan will continue until terminated by the Compensation Committee. The Compensation Committee may at any time amend, suspend or terminate the Purchase Plan, except that the approval of the Company’s stockholders is required within twelve months of the adoption of any amendment that either increases the number of shares authorized for issuance under the Purchase Plan or changes the definition of the corporations whose employees may participate in the Purchase Plan.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the United States federal income tax consequences of participation in the Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Generally, there are no tax consequences to an employee of either becoming a participant in the Purchase Plan or purchasing shares under the Purchase Plan. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the Offering Date or within one year after the purchase date on which the shares are acquired (a “disqualifying disposition”), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price. Such income may be subject to withholding of tax. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss.

If the participant disposes of shares at least two years after the Offering Date and at least one year after the purchase date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and purchase price (determined as if the Purchase Right were exercised on the Offering Date). Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the participant owns the shares at the time of the participant’s death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and the purchase price (determined as if the Purchase Right were exercised on the Offering Date) is recognized as ordinary income in the year of the participant’s death.

If the exercise of a Purchase Right does not constitute an exercise pursuant to an “employee stock purchase plan” under section 423 of the Code, the exercise of the Purchase Right will be treated as the exercise of a nonstatutory stock option. The participant would therefore recognize ordinary income on the purchase date equal to the excess of the fair market value of the shares acquired over the purchase price. Such income is subject to withholding of income and employment taxes. Any gain or loss recognized on a subsequent sale of the shares, as measured by the difference between the sale proceeds and the sum of (i) the purchase price for such shares and (ii) the amount of ordinary income recognized on the exercise of the Purchase Right, will be treated as a capital gain or loss, as the case may be.

If the participant disposes of the shares in a disqualifying disposition, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed for the Company.

New Plan Benefits and Additional Information

Because benefits under the Purchase Plan will depend on employees’ elections to participate and the fair market value of the Company’s Common Stock at various future dates, it is not possible to determine the benefits that will be received by employees if the Purchase Plan is approved by the stockholders. Non-employee Directors and consultants are not eligible to participate in the Purchase Plan.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR 2020 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 6 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, with the approval of the Board of Directors, has selected the firm of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020. KPMG LLP has been engaged by us to audit our consolidated financial statements since September 2013. KPMG LLP has advised our Audit Committee that it is “independent” of us within the meaning of Rule 2-01 of SEC Regulation S-X, as amended.

A description of the services provided by KPMG LLP, and the fees we paid for such services, can be found under the heading “Fees of Our Independent Registered Public Accounting Firm” elsewhere in this proxy statement.

During the Company’s period ending December 31, 2019, neither the Company nor anyone acting on its behalf consulted with KPMG LLP regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

The affirmative vote of a majority of the shares voted at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm. In the event the stockholders do not ratify KPMG LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

A representative of KPMG LLP is expected to be present at our Annual Meeting. This representative will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required and Board Recommendation

If a quorum is present, ratification of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote. As this proposal is deemed a routine matter, broker non-votes will not occur with respect to this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of April 24, 2020 for: (i) the executive officers named in the “Summary Compensation Table” elsewhere in this proxy statement; (ii) each of our directors and director nominees; (iii) all of our current directors and executive officers as a group; and (iv) each stockholder known by us to own beneficially more than five percent (5%) of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities.

The SEC deems shares of Common Stock that may be acquired by an individual or group within 60 days of April 24, 2020 pursuant to the exercise of options, warrants or other convertible securities to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such securities are not deemed to be outstanding for the purpose of computing the percentage ownership of any other stockholder shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage ownership is based on [    ] shares of Common Stock outstanding on April 24, 2020.

Name of beneficial owner*	Number of shares	Percentage of Common Stock
Dr. Behzad Aghazadeh (1)	24,609,590	11.5%
Robert Azelby	—	**
Dr. Charles Baum (2)	49,244	**
Scott Canute (3)	59,590	**
Barbara G. Duncan (2)	49,244	**
Peter Barton Hutt (4)	59,590	**
Dr. Khalid Islam (4)	59,590	**
Harout Semerjian (5)	—	**
Michael Pehl (6)	—	**
Bryan Ball (7)	54,624	**
Brendan Delaney (8)	132,337	**
Usama Malik (9)	125,239	**
Morris Rosenberg (10)	55,146	**

All Directors and Executive Officers as a group (16 persons) (11)	25,375,660	11.5%

Avoro Capital Advisors (12) 110 Greene Street, Suite 800 New York, NY 10012	24,500,000	11.5%
Vanguard Group, Inc.(13) 100 Vanguard Blvd. Malvern, PA 19355	16,283,773	7.6%
BlackRock, Inc.(14) 55 East 52nd Street New York, NY 10022	14,696,596	6.9%
___________________________
* Except as noted, the address of each of person listed in the above table is c/o Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950. All information in the table is based upon reports filed with the SEC or upon the 2019 Questionnaire for Directors, Officers and Five Percent Stockholders submitted to us in connection with the preparation of this proxy statement.

** Represents beneficial ownership of less than 1% of our outstanding shares of Common Stock.

(1) Consists of 24,500,000 shares held on behalf of accounts managed by Avoro Capital Advisors LLC, a Delaware limited liability company (the “Investment Manager”). Dr. Aghazadeh serves as the portfolio manager and controlling person of the Investment Manager. Dr. Aghazadeh received 96,074 stock options granted as consideration for his services as a director which have vested, and 13,516 restricted stock units were granted and currently have vested or will vest within 60 days of April 24, 2020. In addition, on November 19, 2019, 150,000 stock options were granted as consideration for services rendered in Dr. Aghazadeh's role as Executive Chairman. Of these 150,000 stock options, 50,000 vested upon receipt from the U.S. Food Drug Administration for receiving our Biologics License Application on December 26, 2019. The remaining 100,000 stock options will vest upon receipt of FDA approval of our BLA for sacituzumab govitecan. On March 20, 2020, 100,000 restricted stock units were granted as consideration for contemplated future services as Dr. Aghazadeh's role of Executive Chairman. The 100,000 restricted stock units vest one-third annually over three years from the date of grant.

(2) Consists of 39,577 shares subject to stock options exercisable and 9,667 restricted stock units that currently vested or will vest within 60 days of April 24, 2020.

(3) Consists of 46,074 shares subject to stock options exercisable and 13,516 restricted stock units that currently vested or will vest within 60 days of April 24, 2020. Does not include 102,672 stock options that will vest upon receipt of FDA approval of our BLA for sacituzumab govitecan.

(4) Consists of 46,074 shares subject to stock options exercisable and 13,516 restricted stock units that currently vested or will vest within 60 days of April 24, 2020.

(5) Mr. Semerjian was appointed as the Company's Chief Executive Officer and President effective April 16, 2020.

(6) Mr. Pehl resigned as the Company's Chief Executive Officer/President effective February 23, 2019.

(7) Consists of 44,642 shares subject to stock options exercisable currently or within 60 days of April 24, 2020. This officer also holds 10,000 shares of common stock that were independently purchased outside of Immunomedics that are included above.

(8) Consists of 132,337 shares subject to stock options exercisable currently or within 60 days of April 24, 2020.

(9) Consists of 111,383 shares subject to stock options exercisable and 13,856 restricted stock units that currently vest or will vest within 60 days of April 24, 2020.

(10) Consists of 55,146 shares subject to stock options exercisable currently or within 60 days of April 24, 2020.

(11) See footnotes 1-9 above regarding shares subject to stock options exercisable currently or within 60 days of April 24, 2020 and restricted stock units which will vest within 60 days of April 24, 2020.

(12) This information is based solely on Form 4 reported by Avoro Capital Advisors LLC, a Delaware limited liability company (the “Investment Manager”) on March 20, 2020. Dr. Aghazadeh serves as the portfolio manager and controlling person of the Investment Manager. Dr. Aghazadeh and the Investment Manager expressly disclaim beneficial ownership of the securities reported herein except to the extent of its or his pecuniary interest in such securities.

(13) This information is based solely on a Schedule 13G report by The Vanguard Group as of February 12, 2020.

(14) This information is based solely on a Schedule 13G report by BlackRock, Inc. as of February 5, 2020.

OUR CORPORATE GOVERNANCE

Our Commitment to High Corporate Governance Standards

We believe that in order for Immunomedics to achieve business success while also creating value for our stockholders, it is essential that we maintain a commitment to excellence in corporate governance and a workplace of the highest ethical standards. Our Board of Directors is committed to high governance standards and to continually work to improve them. During the past year, we have reviewed our corporate governance practices. We also reviewed with our legal counsel and other professional advisors the rules of the SEC, as well as other proposed SEC rules and regulations and listing requirements of the Nasdaq Global Market. We have also compared our governance practices against those identified as best practices by various authorities and other public companies.

Role of Our Board of Directors

Our Board of Directors currently consists of eight members, although we periodically seek additional qualified candidates to consider joining the Board of Directors. The Board of Directors shall consist of eight members immediately following the Annual Meeting.

The Board of Directors monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It appoints senior management and oversees succession planning and senior management’s performance and compensation. The Board of Directors oversees Immunomedics’ long and short term strategic and business planning, and conducts a year-long process that culminates in the review and approval by our Board of Directors each year of a business plan, a capital expenditures budget and other key financial and business objectives.

Members of the Board of Directors keep informed about our business and operations through discussions with the Chairman and other members of our senior management team, by reviewing materials provided to them on a regular basis as well as in preparation for Board of Directors and committee meetings, and by actively participating in meetings of the Board of Directors and its committees. We regularly review key portions of our business with the Board of Directors, including our clinical and pre-clinical development programs. We also make it a practice to introduce our senior executives to the Board of Directors so that the Board of Directors can become familiar with our key talent.

During 2019, the Board of Directors met 12 times. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which such director served, during the periods during which such director served.

Directors are encouraged, but are not required, to attend our annual meetings of stockholders.

Director Experience, Qualifications, Attributes and Skills

We believe that the backgrounds and qualifications of our directors and director nominees, considered as a group, provide a broad mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. Our Board of Directors is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience serving on other companies’ boards, which provides them with an understanding of different business processes, challenges and strategies facing boards and other companies. Certain of our directors have experience as senior management of pharmaceutical and biotechnology companies which brings additional valuable and relevant perspectives to the Board of Directors. Further, our directors also have other public company experience that makes them valuable members, such as prior experience with company financing activities, board governance or mergers and acquisitions.

The following highlights the specific experiences, qualifications, attributes and skills of our individual directors, or director nominees, that have led our Governance and Nominating Committee to conclude that these individuals should serve on our Board of Directors:

Dr. Behzad Aghazadeh, our Executive Chairman of the Board of Directors, is a Managing Partner and Portfolio Manager of the Avoro Capital Advisors LLC. He brings more than 20 years of experience in the biopharmaceutical industry, including more than 10 years as an institutional investor and previously six years at Booz Allen as a general management consultant to senior executive teams in the healthcare sector.

Mr. Robert Azelby, is a biotech industry veteran with 28 years of biopharmaceutical experience with a large emphasis on commercialization. Mr. Azelby was recently the President and Chief Executive Officer, and a Member of the Board of Directors, of Alder BioPharmaceuticals, Inc., which was acquired by H. Lundbeck A/S in October 2019. Previously, Mr. Azelby served as Executive Vice President, Chief Commercial Officer of Juno Therapeutics, Inc. where he was responsible for the development and implementation of Juno’s CAR-T commercial strategy and helped guide the organization through rapid growth and ultimately to a $9 billion acquisition by Celgene Corporation. Prior to joining Juno, Mr. Azelby spent 15 years at Amgen Inc. building high-performing commercial teams and leading their U.S. Oncology business.

Dr. Charles M. Baum, has served as the President and Chief Executive Officer of Mirati Therapeutics, Inc. since 2012. Prior to joining Mirati, Dr. Baum had worked at Pfizer since 2003, most recently as the Senior Vice President for Clinical Research within Pfizer’s Worldwide Research & Development division. At Pfizer, Dr. Baum held roles of increasing responsibility, including Vice President and Head of Oncology Development and Chief Medical Officer for Pfizer’s Biotherapeutics and Bioinnovation Center, a Pfizer division comprised of small biotech research units. Prior to joining Pfizer, Dr. Baum was responsible for the Phase I-IV development of several oncology compounds at Schering-Plough, including Temodar® (temozolomide).

Scott Canute, has more than 35 years of experience in the biopharmaceutical industry, having served as President, Global Manufacturing and Corporate Operations at Genzyme Corporation and previously as President of Global Manufacturing Operations at Eli Lilly and Company.

Barbara G. Duncan, has over 20 years of experience in the life sciences industry and served as Chief Financial Officer and Treasurer at Intercept Pharmaceuticals, Inc. from May 2009 through June 2016, and as Chief Financial Officer and then Chief Executive Officer at DOV Pharmaceuticals, Inc. from 2001 to 2009. Prior to joining DOV Pharmaceuticals, Inc., Ms. Duncan served as Vice President of Corporate Finance—Global Healthcare at Lehman Brothers Inc. from 1998 to 2001, and as Director of Corporate Finance at SBC Warburg Dillon Read Inc. from 1994 to 1998. She also worked for PepsiCo, Inc. from 1989 to 1992 in its international audit division, and was a certified public accountant in the audit division of Deloitte & Touche LLP from 1986 to 1989.

Peter Barton Hutt, is a renowned expert in food and drug law and currently serves as Senior Counsel at Covington & Burling LLP. He began his law practice with the firm in 1960 and has remained at the firm with the exception of serving as Chief Counsel for the Food and Drug Administration from 1971 until 1975. He has been recognized by The Washingtonian magazine as one of Washington’s 50 best lawyers and one of the 40 best health care lawyers in the U.S. by the National Law Journal.

Dr. Khalid Islam, has over 30 years of experience in the pharmaceutical and biotechnology industry and currently serves as the Managing Director of Life Sciences Management GmbH. He also co-founded Sirius Healthcare Partners, a Swiss life sciences company, PrevABR LLC, an American clinical-stage therapeutics company, and Gain Therapeutics SA, a Swiss rare disease company.

Harout Semerjian, our Chief Executive Officer and President, has over 25 years of experience in life sciences and previously served as Executive Vice President, Chief Commercial Officer at Ipsen where he was accountable for the worldwide commercialization and portfolio strategy across oncology, neurosciences and rare diseases, as well as leading specialty operations across Europe and International markets. Mr. Semerjian spent 16 years at Novartis Oncology where he held various worldwide strategic and operational positions, culminating in his last role as Senior Vice President, Global Head for Ribociclib, accountable for worldwide launch preparations. During his tenure at Novartis, Mr. Semerjian worked on numerous launches and commercial activities of blockbuster therapies, including Gleevec, Tasigna, Exjade/Jadenu, Promacta, Zometa, and Femara.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors evaluates its leadership structure and role in risk oversight on an ongoing basis. Since March 2001, our leadership structure has divided the role of Chairman of the Board of Directors and the role of the Chief Executive Officer into two positions. Currently, Dr. Behzad Aghazadeh serves as Executive Chairman of the Board of Directors and Mr. Harout Semerjian is our Chief Executive Officer. Our Board of Directors determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company, the current stage of development of our product candidates and other relevant factors. After considering these factors, our Board of Directors has determined that the individual roles of an independent Chairman of the Board of Directors and a Chief Executive Officer are an appropriate board leadership structure for our company at this time.

The Board of Directors is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. Through our senior management team, the Board of Directors receives periodic reports regarding the risks facing the Company. In addition, the Audit Committee assists the Board of Directors in its oversight role by receiving periodic reports regarding our risk and control environment.

Business Ethics and Compliance

Our Board of Directors has a Company-wide ethics awareness program and an enhanced compliance program that has been communicated to all employees. We have adopted a code of ethics for our Chief Executive Officer and senior financial officers, which complies with Item 406(b) of SEC Regulation S-K and is available on our website at www.immunomedics.com. In addition, all of our directors, officers and employees must act ethically and in accordance with our Code of Business Conduct (the “Code of Business Conduct”). The Code of Business Conduct satisfies the definition of “code of ethics” under the rules and regulations of the SEC and the standards of the Nasdaq Global Market, and is available on our website at www.immunomedics.com.

Independence of Non-Employee Directors

Good corporate governance requires that a majority of the Board of Directors consist of members who are “independent.” There are different measures of director independence: independence under listing standards of the Nasdaq Global Market, under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Board of Directors has recently reviewed information about each of our non-employee directors and determined that each of Mr. Robert Azelby, Dr. Charles M. Baum, Ms. Barbara G. Duncan, Mr. Peter Barton Hutt, and Dr. Khalid Islam are deemed “independent” under applicable law and the listing standards of the Nasdaq Global Market, and accordingly, we have a majority of independent directors on our Board.

Communications with Directors

Stockholders and other interested parties may communicate directly with any director, including any non-management member of the Board of Directors, by writing to the attention of such individual at the following address: Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950.

Communications that are intended for the non-management directors generally should be marked “Personal and Confidential” and sent to the attention of the Chair of the Governance and Nominating Committee. The Chair will distribute any communications received to the other non-management member(s) to whom the communication is addressed. Communications that are intended for the whole Board should be sent to the attention of the Company’s Secretary.

Committees of the Board of Directors

The Board of Directors currently has three standing committees: an Audit Committee; a Compensation Committee; and a Governance and Nominating Committee. Copies of the charters of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee, as each has been adopted by our Board of Directors, can be found on our website www.immunomedics.com.

The Board of Directors is also empowered to appoint from time to time ad hoc committees to address specific matters.

AUDIT COMMITTEE
Members	Meetings in 2019
Ms. Barbara G. Duncan (Chair)	4
Dr. Charles Baum
Dr. Khalid Islam

Responsibilities:

The Audit Committee, currently comprised of Ms. Duncan (Chair), Dr. Baum, and Dr. Islam, consists entirely of independent directors as defined by the listing standards of the Nasdaq Global Market. Its primary functions are to assist the Board of Directors in monitoring the integrity of our financial statements, our systems of internal control, and the appointment, independence and performance of our independent registered public accounting firm. The Audit Committee is responsible for pre-approving any engagements of our independent registered public accounting firm for non-audit services. The Audit Committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports and our ethics and compliance processes.

At each regularly-scheduled Audit Committee meeting, the Audit Committee members meet with Immunomedics’ independent registered public accounting firm without management present. As part of the regular quarterly Audit Committee meetings, representatives of management, the independent registered public accounting firm and the Audit Committee members meet to review the financial statements prior to the public release of earnings.

The Board of Directors has determined that each current member and proposed member of the Audit Committee satisfies the independence standards for Audit Committee membership as set forth in Section 10A(m)(3) of the Exchange Act and the rules promulgated thereunder. In addition, the Board of Directors has determined that each of Ms. Duncan, Dr. Baum and Dr. Islam satisfies the SEC’s criteria for an “audit committee financial expert.”

You may find a more detailed description of the functions of the Audit Committee in the Audit Committee Charter which can be found on our website at www.immunomedics.com. Please see also the Audit Committee Report beginning elsewhere in this proxy statement.

COMPENSATION COMMITTEE
Members	Meetings in 2019
Dr. Khalid Islam (Chair)	6
Ms. Barbara G. Duncan
Mr. Peter Barton Hutt

Responsibilities:

The Compensation Committee, currently comprised of Dr. Islam (Chair), Ms. Duncan and Mr. Hutt, consists entirely of directors who (i) are “non-employee Directors” for purposes of Rule 16b‑3 under the Exchange Act; (ii) satisfy the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iii) are “independent” in accordance with the listing standards of the Nasdaq Global Market. Its primary responsibilities are to oversee compensation and employee benefit matters and management performance.

The Compensation Committee reviews and determines the salaries for corporate officers and key employees and reviews and determines, by grade levels, employees who are eligible to participate in our incentive compensation plans. The Compensation Committee also oversees management of the Immunomedics, Inc. 2014 Long-Term Incentive Plan, including the granting and certain terms of stock options and other stock-based awards, and all other compensation and benefit plans. The Compensation Committee also oversees salary grade administration for all our employees, which is used for establishing merit increases and starting salaries for new employees and is the basis for compensation reviews for all officers.

When deemed appropriate, the Compensation Committee also consults with independent outside advisors for guidance on executive compensation issues.

During 2019, the Compensation Committee engaged Arthur J. Gallagher & Co. Human Resources & Compensation Consulting Practice (“Gallagher”) to provide competitive compensation data and general advice on our compensation programs and policies for executive officers. Gallagher reports directly to the Compensation Committee, periodically participates in committee meetings and advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards. Gallagher has not provided any services to the Company other than those it provides to the Compensation Committee in its role as independent consultant. The Compensation Committee has assessed the independence of Gallagher pursuant to SEC rules and concluded that the work performed by Gallagher does not raise any conflicts of interest.

Our Compensation Committee also monitors and evaluates the adequacy and market competitiveness of our compensation plans and programs and determines whether these plans and programs create incentives for a particular employee group to take actions which could put the Company at undue risk.

The charter of the Compensation Committee, which describes all of the Compensation Committee’s responsibilities, is posted on our website at www.immunomedics.com. Please see also the Compensation Committee Report elsewhere in this proxy statement.

GOVERNANCE AND NOMINATING COMMITTEE
Members	Meetings in 2019
Mr. Peter Barton Hutt (Chair)	4
Dr. Charles Baum
Dr. Khalid Islam

Responsibilities:

The Governance and Nominating Committee (the “G&N Committee”) is responsible for Board governance issues. The G&N Committee also recommends individuals to serve as directors and will consider nominees recommended by stockholders. The G&N Committee will consider nominees recommended by our stockholders for election to the Board of Directors at the 2021 Annual Meeting of Stockholders, provided that any such recommendation is submitted in writing in accordance with the Company's Amended and Restated Bylaws, to the G&N Committee, c/o the Secretary of Immunomedics, at our principal executive offices, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee to serve.

In recommending candidates, the G&N Committee seeks individuals who possess broad training and experience in business, finance, law, government, medicine, immunology, molecular biology, management or administration and considers factors such as personal attributes, geographic location and special expertise complementary to the background and experience of the Board of Directors as a whole. The G&N Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. However, the G&N Committee values diversity on our Board of Directors and considers the diversity of the professional experience, education and skills, as well as diversity of origin and gender, in identifying director nominees.

In accordance with Nasdaq Rule 5605(e), which requires the G&N Committee to consist solely of independent directors, the G&N Committee is currently comprised of Mr. Hutt (Chair), Dr. Baum and Dr. Islam, who are each deemed to be independent in accordance with the listing standards of the Nasdaq Global Market. The charter of our G&N Committee can be found on our website at www.immunomedics.com.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Dr. Islam, Ms. Duncan and Mr. Hutt. No member of the Compensation Committee was at any time during 2019, or formerly, an officer or employee of Immunomedics, or any subsidiary of Immunomedics. No executive officer of Immunomedics has served as a director or member of the Board of Directors or the Compensation Committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of or member of our Board of Directors or our Compensation Committee.

Indemnification of Officers and Directors

We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of Immunomedics, so that they will serve free from undue concerns for liability for actions taken on behalf of Immunomedics. This indemnification is required under our corporate charter. We also maintain an insurance policy intended to help us meet our obligations under our indemnification covenants.

DIRECTOR COMPENSATION

We compensate our non-employee directors for their service as directors. We do not pay directors who are also Immunomedics employees any additional compensation for their service as directors. We previously entered into a Consulting Agreement with one of our directors, Scott Canute, for his service as the Company's Executive Director. We also appointed Dr. Behzad Aghazadeh as Executive Chairman of the Company. Please see Certain Relationships and Related Party Transactions on page 65 of this proxy statement for more information.

Director Compensation Table

The following table shows the compensation paid to our non-employee directors for their Board service during 2019:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Dr. Behzad Aghazadeh	$95,472	$124,994	$1,529,912	$52,062	$1,802,440
Dr. Charles Baum	$55,368	$124,994	$308,643	$11,918	$500,923
Scott Canute	$55,805	$124,994	$1,085,164	$449,873	$1,715,836
Barbara Duncan	$62,611	$124,994	$335,120	$881	$523,606
Peter Barton Hutt	$67,865	$124,994	$122,398	$1,451	$316,708
Dr. Khalid Islam	$83,372	$124,994	$122,398	$12,209	$342,973
(1) Consists of amounts described below under “Cash Compensation".

(2) Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the determination of grant date fair value of option awards in accordance with FASB ASC Topic 718, see Note 1 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

(3) Option awards includes certain grants to Dr. Aghazadeh and Mr. Canute for services rendered as Executive Chairman and Executive Director, respectively, of the Company.

(4) Consists of reimbursement for reasonable travel and out-of-pocket expenses in connection with their service as directors, as well as reimbursement to Dr. Aghazadeh and Mr. Canute as Executive Chairman and Executive Director, respectively, of the Company. Mr. Canute's amount also includes $413,720 paid for services rendered as the Company's Executive Director during 2019.

Cash Compensation

During 2019, each non-employee director of Immunomedics received the following pro-rated amounts:

	For the period of	For the period of
Annualized Fees*	January 1, 2019 to June 4, 2019	June 5, 2019 to December 31, 2019
Basic retainer:	$45,000	$50,000
Additional retainers:
Non-executive Chairman of the Board	$45,000	$45,000
Chairman of the Executive Committee (1)	$20,000	$—
Member of the Executive Committee (1)	$10,000	$—
Chairman of the Audit Committee	$20,000	$20,000
Member of the Audit Committee	$10,000	$10,000
Chairman of the Compensation Committee	$15,000	$15,000
Member of the Compensation Committee	$7,250	$7,500
Chairman of the Governance & Nominating Committee	$10,000	$10,000
Member of the Governance & Nominating Committee	$5,000	$5,000

* We also reimburse non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors. We do not pay fees on a per meeting basis.

(1) Effective April 5, 2019 the Company no longer had an Executive Committee.

On June 5, 2019, upon recommendation of the Compensation Committee of the Board of Directors of the Company, the Board amended the Company’s compensation policy for non-employee directors (the “Amended Director Policy”), pursuant to which non-employee members of the Board receive compensation for service on the Board and its committees. The Amended Director Policy was based on a competitive market assessment provided by Gallagher.

Stock Compensation

At the Annual Stockholder Meeting on December 3, 2014, our stockholders approved the Immunomedics, Inc. 2014 Long-Term Incentive Plan (the “2014 Plan”). The 2014 Plan replaced the Immunomedics, Inc. 2006 Stock Incentive Plan (the “2006 Plan”), which terminated on December 3, 2014. Our non-employee directors also participate in the 2014 Plan. Pursuant to the Amended Director Policy, each individual who is first elected or appointed as a non-employee director is automatically granted, on the date of such initial election or appointment, 22,500 nonqualified stock options under the 2014 Plan. Initial option grants become fully vested on the first anniversary of the date of grant, provided such director remains a director on such date, and have an exercise price equal to the fair market value of the Common Stock on the date of grant, a maximum term of seven years from the date of grant and a post-termination exercise period of 12 months following the date of the non-employee director’s cessation of service on account of (i) the director’s death or (ii) upon a change in control of the Company; however, in no event will the options be exercisable beyond their original term.

In addition to the foregoing initial grants, pursuant to the Amended Director Policy, each individual who continues to serve as a non-employee director on the date of each annual stockholders meeting shall receive an annual grant of non-qualified stock options and restricted stock units (“RSUs”), each equal in value to $125,000. The Compensation Committee, as administrator of the 2014 Plan, will determine the actual number of stock options and RSUs at the time of each such annual grant. Annual option grants become fully vested on the first anniversary of the grant date (provided such director remains a director on such date) and have an exercise price equal to the fair market value of the Common Stock on the date of grant, a maximum term of seven years from the date of grant and a post-termination exercise period of 12 months following the date of the non-employee director’s cessation of service on account of the director’s death or total and permanent disability. Annual RSU grants vest in full upon the director’s completion of one year of service as a non-employee director from the date of grant. Notwithstanding the foregoing, annual RSU grants will immediately vest upon (i) a non-employee director’s cessation of service as a non-employee director by reason of death or permanent disability, or (ii) upon a change in control (as defined in the 2014 Plan).

Option and RSU Grants to Non-Employee Directors

During 2019, the following non-employee directors were granted options to purchase shares of Common Stock and RSUs. All option and RSU grants listed below were made under the 2014 Plan.

		Stock Options			RSUs
Director		Grant Date	Number of Shares Granted	Exercise Price Per Share	Grant Date	Number of Shares Granted
Dr. Behzad Aghazadeh		6/7/2019	17,077	$12.93	6/7/2019	9,667
	(1)	11/19/2019	150,000	$18.74
Dr. Charles Baum		2/23/2019	22,500	$14.89
		6/7/2019	17,077	$12.93	6/7/2019	9,667
Scott Canute	(2)	3/5/2019	79,818	$16.96
	(2)	3/8/2019	22,854	$16.35
		6/7/2019	17,077	$12.93	6/7/2019	9,667
Barbara Duncan		3/5/2019	22,500	$16.96
		6/7/2019	17,077	$12.93	6/7/2019	9,667
Peter Barton Hutt		6/7/2019	17,077	$12.93	6/7/2019	9,667
Dr. Khalid Islam		6/7/2019	17,077	$12.93	6/7/2019	9,667
(1) Performance-based option award granted for services rendered as Executive Chairman of the Company. This is a nonqualified stock option and one third vested upon FDA acceptance of the BLA resubmission in December 2019, and two thirds shall vest upon approval from the FDA for the Company’s BLA for sacituzumab govitecan.

(2) Performance-based option awards granted for services rendered as Executive Director of the Company. These are nonqualified stock options and will vest in full upon the Company’s receipt of approval from the FDA for the Company’s BLA resubmission for sacituzumab govitecan.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information regarding our executive officers as of April 24, 2020.

Name	Age	Position(s) with the Company
Harout Semerjian	50	Chief Executive Officer/President
Usama Malik	45	Chief Financial Officer/Chief Business Officer
Dr. Loretta Itri	70	Chief Medical Officer
Brendan Delaney	45	Chief Commercial Officer
Morris Rosenberg	60	Chief Technology Officer
Jared Freedberg	51	General Counsel/Corporate Secretary
Kurt Andrews	50	Chief Human Resources Officer
Bryan Ball	50	Chief Quality Officer

Harout Semerjian was appointed on April 16, 2020, to serve as the Company's Chief Executive Officer and President. Prior to joining the Company, Mr. Semerjian served as Executive Vice President, Chief Commercial Officer at Ipsen where he was accountable for the worldwide commercialization and portfolio strategy across oncology, neurosciences and rare diseases, as well as leading specialty operations across Europe and International markets, overseeing 2,200 employees in over 30 countries. Before joining Ipsen, Mr. Semerjian spent 16 years at Novartis Oncology where he held various worldwide strategic and operational positions, culminating in his last role as Senior Vice President, Global Head for Ribociclib, accountable for worldwide launch preparations. Previously, he was U.S. Hematology franchise head, leading the commercial teams. During his tenure at Novartis, Mr. Semerjian worked on numerous launches and commercial activities of blockbuster therapies, including Gleevec, Tasigna, Exjade/Jadenu, Promacta, Zometa, and Femara. Mr. Semerjian holds an MBA from Cornell University, an MBA from Queen’s University, Canada, and a B.S. in Biology from the Lebanese American University in Lebanon.

Usama Malik has served as the Company's Chief Financial Officer since February 23, 2019, and prior to such time had been serving as the Company’s interim Chief Financial Officer since August 2018 and the Company’s Chief Business Officer since August 2017. Prior to joining the Company, Mr. Malik was the founder and managing partner of InnoAction Advisory Services, a boutique advisory firm with clients in the pharmaceutical and medical technologies fields, since January 2013. Prior to InnoAction, Mr. Malik was part of Senior Management at Bridgewater Associates from December 2011 to December 2012 and served as the Global Vice President of Strategy and Innovation at Pfizer from November 2007 through November 2011. Previously, Mr. Malik served in leadership roles at strategy consulting firms including Booz & Co. and KPMG Consulting, advising executive teams and boards on corporate strategy, finance, and business transformation opportunities. He graduated with a B.S. in electrical engineering from the University of Maryland at College Park, and a M.B.A. in finance, strategy, and entrepreneurship from INSEAD.

Dr. Loretta Itri was appointed on February 13, 2020, to serve as the Company's Chief Medical Officer, and prior to such time, she provided consulting services for the Company pursuant to a consulting agreement effective May 2019. Dr. Itri was most recently the Executive Vice President of Global Health Sciences & Regulatory Affairs at The Medicines Company from January 2013 to May 2019, where she oversaw the development and regulatory approval of a variety of products, including the early development of inclisiran, and other cardiovascular drugs and antibiotics. Prior to that, Dr. Itri was President of Pharmaceutical Development and Chief Medical Officer at Genta, Inc. from 2001 to 2012. Dr. Itri received a B.S. from Long Island University, her M.D. from New York Medical College and completed her medical residency at SUNY-Stony Brook and her fellowship in medical oncology at Memorial Sloan-Kettering Cancer Center.

Brendan Delaney has served as the Company's Chief Commercial Officer since November 2017. Prior to joining the Company, Mr. Delaney was employed at Celgene from March 2011 to November 2018, most recently holding the role of Vice President, U.S. Commercial Hematology/Oncology. Prior roles at Celgene include Vice President, Global Marketing, Hematology and Executive Director, Global Marketing, Multiple Myeloma Franchise. Before joining Celgene in 2011, he was the Director of the Global Chronic Myeloid Leukemia (CML) Franchise at Novartis Oncology. From 2006 to 2011, Mr. Delaney held a variety of commercial positions at Novartis Oncology, including serving as U.S. Marketing Lead for the launch of Afinitor in Renal Cell Carcinoma. Mr. Delaney received his B.S. in biological sciences from Rutgers University and his M.B.A. in finance from The Stern School of Business at New York University.

Morris Rosenberg has served as the Company's Chief Technology Officer since January 2018. Prior to joining the Company, Dr. Rosenberg provided consulting services across the biotechnology industry in process development and biologics manufacturing from June 2012 to January 2018. Prior to his consulting, Dr. Rosenberg held various roles with Seattle Genetics, most recently as the Executive Vice President, Process Sciences from February 2009 to June 2012 and prior to such time was the Sr. Vice President of Development from October 2004 to February 2009. Dr. Rosenberg holds a D.Sc., M.S and a B.S. in Chemical Engineering from Washington University in St. Louis.

Jared Freedberg has served as the Company's General Counsel and Corporate Secretary since September 2018. Prior to joining the Company, Mr. Freedberg was Vice President, Legal at Mallinckrodt from December 2016 to September 2018. Prior to Mallinckrodt, Mr. Freedberg was the Vice President, Business Development and Strategy at Covance from November 2014 to November 2016 and Vice President, Associate General Counsel at Covance from March 2008 to November 2014. Mr. Freedberg holds a B.A. degree from the University of Pennsylvania and a Juris Doctor degree from the Duke University School of Law.

Kurt Andrews has served as the Company's Chief Human Resources Officer since September 2018. Mr. Andrews was Sr. Vice President, Human Resources at Amicus Therapeutics from February 2016 to July 2018. Prior to Amicus, Mr. Andrews was the Vice President, Human Resources at Valeritas, Inc. from July 2013 to February 2016. Mr. Andrews holds a M.A. degree from the School of Labor and Employment Relations and a B.A. degree from the College of Liberal Arts and Sciences at University of Illinois at Urbana-Champaign.

Bryan Ball has served as the Company's Chief Quality Officer since February 2019. Prior to joining the Company, Mr. Ball was the Senior Vice President of Global Quality and Environmental Health and Safety at Mallinckrodt. Prior to Mallinckrodt, Mr. Ball was the Vice President of Quality and Regulatory at Ben Venue Laboratories, a Boehringer-Ingelheim company. Mr. Ball holds a B.S. degree from Central Michigan University, a M.S. degree from the University of North Carolina at Charlotte, and a M.B.A from Westminster College.

Family Relationships

There are no family relationships between directors, executive officers and other employees.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the principles underlying our compensation policies and decisions and the principal elements of compensation paid to our executive officers during 2019.

Our named executive officers ("NEO's") for the year ended December 31, 2019 consists of Michael Pehl, our former President and Chief Executive Officer, who began employment with us on December 12, 2017 and resigned effective February 23, 2019; Usama Malik, our Chief Financial Officer and Chief Business Officer, who began employment with us on August 7, 2017; Brendan Delaney, our Chief Commercial Officer who began employment with us on November 11, 2017; Morris Rosenberg, our Chief Technology Officer who began employment with us on January 8, 2018; and Bryan Ball our Chief Quality Officer who began employment with us on February 25, 2019.

Executive Summary

The goal of the Compensation Committee is to establish, implement and oversee our overall compensation strategy and policies with the goal of motivating, recruiting and retaining employees, including executive officers, in a manner that promotes superior performance and successful financial results for us while aligning the interests of the employees with the long-term interests of our stockholders We have established the following principles and processes in establishing executive compensation to ensure alignment with stockholder interests:

•	We benchmark executive officer compensation against a peer group of comparably sized public companies in the biotechnology industry.

•
We structure our total compensation to include base salary, annual short-term cash incentive awards, long-term equity incentive awards, benefits and perquisites and change in control and other severance benefits.

•
We target compensation between the 25th and 75th percentiles for base salary, annual cash incentive amounts, and long-term incentives. Our compensation model is flexible to be adjusted upward or downward in the case of exceptional performance or as circumstances warrant in the discretion of the Compensation Committee.

•
Our compensation structure seeks to align our executives’ compensation with our long-term growth and success by providing executives with competitive long-term equity incentive awards both at the time of hire as well as on an annual basis linked to individual performance and potential long-term contribution.

•	We maintain severance and change in control arrangements for our executives comparable to other companies in our peer group.

Role of Stockholder Say-on-Pay Votes

We provide our stockholders with the opportunity to cast an annual, non-binding advisory vote on executive compensation (a “say-on-pay proposal”). At the Annual Meeting of Stockholders held on June 7, 2019, the say-on-pay proposal at that meeting seeking approval of the compensation of the Company’s named executive officers was approved by a non-binding advisory vote of the stockholders. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Compensation Objectives and Philosophy

The Compensation Committee of our Board of Directors adheres to a pay-for-performance philosophy. The Compensation Committee regularly evaluates our compensation program, taking into consideration best practices and emerging trends, stockholder input as well as data and feedback provided by our independent executive compensation consultant. To this end, the Compensation Committee is responsible for evaluating both individual executives’ performance, Company performance, and reviewing and approving the compensation payable to our named executive officers and other key employees. As part of such process, the Compensation Committee seeks to accomplish the following objectives with respect to our executive compensation programs:

•	Motivate, recruit and retain executives capable of meeting our strategic objectives;

•	Provide incentives to ensure superior executive performance and successful business results; and

•	Align the interests of executives with the long-term interests of stockholders.

The Compensation Committee seeks to achieve these objectives by:

•	Establishing a compensation structure that is market competitive and rewards performance;

•	Ensuring base salaries are market competitive within our established peer group;

•	Linking a substantial portion of cash compensation to our achievement of annual company objectives and the individual’s contribution to the attainment of those objectives; and

•
Providing a substantial portion of total compensation in the form of long-term equity-based incentives including grants of time and performance vested stock options, which are inherently performance based.

The Compensation Committee does not:

•	Provide any guaranteed bonuses; or

•	Provide executives with tax gross-ups except for relocation expenses.

The results of our compensation program for 2019 show a clear emphasis on performance based compensation for all named executive officers. Stock options, which inherently are performance based, make up approximately 73% of total compensation paid to the four active NEO’s on an aggregate basis.

Active NEO Direct Total Compensation (CFO, CCO, CTO, CQO)
20%
4%
3%
73%
Base Salary
Performance Cash Bonus
Other Cash Payment (Sign-on/Other)
Stock Option Value

Setting Executive Compensation

Our compensation programs in 2019 were the result of careful deliberation and analysis by the Compensation Committee. The Compensation Committee met six times to consider executive compensation matters. During these meetings, the Compensation Committee carefully considered how to enhance the alignment of our compensation programs with our objectives. In fulfilling its duties, the Compensation Committee was assisted by Gallagher, a consulting firm that specializes in providing executive compensation advisory services. Gallagher is the Board and Compensation Committee’s independent compensation consultant. Gallagher was involved in all aspects of the design and implementation of our compensation programs for 2019. The Compensation Committee retained Gallagher because of Gallagher’s independent viewpoint and its expertise, particularly with biotechnology companies. Gallagher and its affiliates do not provide any services to the Company other than compensation advisory services provided to the Board and Compensation Committee. Gallagher reports directly to the Compensation Committee, periodically participates in committee meetings and advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards.

During 2019, the Compensation Committee evaluated updated competitive compensation data provided by Gallagher from the prior year and considered general advice on our compensation programs and policies from Gallagher.

For each of the named executive officers, the Compensation Committee also considered competitive compensation data detailing the 25th percentile, median, and 75th percentile of (i) base salary; (ii) target annual cash compensation (i.e., salary plus target cash incentive); (iii) long-term equity incentive awards; and (iv) target total direct compensation (i.e., salary plus target cash incentive plus long-term equity incentives) for executive officer positions among a group of peer companies and assessed how similar compensation arrangements for the named executive officers compare to its peers. Based on Gallagher market analysis, the Compensation Committee considers base salary within the range of the 25th percentile and the 75th percentile of our peer group to be competitive and appropriate for the named executive officers. Cash incentive levels among our peer group were used to establish target cash incentive compensation for our named executive officers. The Compensation Committee did not, however, tie cash compensation to potential values realizable from equity incentive awards to measure total target direct compensation or as a means to determine the equity incentive awards it authorizes. During 2019, there was no pre-established policy for allocation of compensation between cash and non-cash components or between short-term and long-term components. Instead, the Compensation Committee determines the mix of compensation for each executive officer based on its review of the competitive data and its subjective analysis of that individual’s performance and contribution to our strategic goals. We believe our approach to compensation assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. We believe our approach to compensation reflects sound risk management practices and does not encourage excessive risk-taking.

When determining compensation for the named executive officers and for competitive comparison purposes, we used companies included in the peer group below as well as certain supplemental data from similar sized life sciences companies in the Russell 3000 Index. The following companies were used as part of our peer group during 2019:

Company
Acadia Pharmaceuticals Inc.	Iovance Biotherapeutics Inc.
Acceleron Pharma Inc.	Intercept Pharma Inc.
Acorda Therapeutics Inc.	Ironwood Pharmaceuticals Inc.
Agios Pharmaceuticals	Karyopharm Therapeutics Inc.
Amicus Therapeutics Inc.	PTC Therapeutics
Clovis Oncology Inc.	Puma Biotechnology Inc.
Halozyme Therapeutics Inc.	Radius Health Inc.
Immunogen Inc.	Spectrum Pharmaceuticals Inc.
Insmed Inc.	Ultragenyx Pharmaceuticals Inc.

The peer group used for competitive comparisons in 2019 reflects companies with which we compete for talent and which are also similar in size and product development. Base salary, cash incentives and long-term equity incentive awards were benchmarked to these companies. Changes made to the 2019 peer group include the removal of Array BioPharma and Tesaro Inc. due to acquisition.

Components of Compensation

During 2019, our executive compensation program included the following components:

•	Base salary;

•	Annual short-term cash incentives;

•	Long-term equity incentive awards;

•	Executive benefits and perquisites; and

•	Change in control and other severance arrangements.

Base Salary

It is the Compensation Committee’s objective to set a competitive rate of annual base salary for each named executive officer for each fiscal year based on performance in the prior fiscal year. The Compensation Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their executive officers with a guaranteed annual component of compensation that is not subject to performance risk. Base salary levels are designed to recognize an individual’s ongoing contribution, to be commensurate with an individual’s experience and organization level and to be competitive with market benchmarks as analyzed by Gallagher. Base salaries are not automatically increased on an annual basis if the Committee believes that a raise is not warranted by either individual or Company performance, or that other forms of compensation are more appropriate to further compensation program objectives. In addition to benchmarking base salary levels, any increase in annual salary is also based on demonstrated levels of competency in skill, effectiveness and leadership, and by comparing how an individual has performed essential job requirements against what was envisioned for the position. The Compensation Committee does not use a specific formula based on these criteria, but instead makes an evaluation of each named executive officer’s contributions in light of all such criteria.

The table below shows fiscal year 2019 and the Transition Period base salary rates for each named executive officer:

Name	Title	FY 2019 Salary	Transition Period Salary (annualized)	% Increase
Michael Pehl(1)	Former Chief Executive Officer/President	$—	$640,000	n/a
Usama Malik(2)	Chief Financial Officer/Chief Business Officer	$425,000	$380,000	11.8%
Brendan Delaney(3)	Chief Commercial Officer	$400,000	$400,000	—%
Morris Rosenberg(3)	Chief Technology Officer	$400,000	$400,000	—%
Bryan Ball(4)	Chief Quality Officer	$400,000	$—	n/a
(1) Mr. Pehl resigned as the Company's Chief Executive Officer and President effective February 23, 2019.

(2) Mr. Malik was appointed the Company's Chief Financial Officer on February 23, 2019 and prior to that interim Chief Financial Officer on August 23, 2018. Mr. Malik's salary was increased to reflect his additional responsibilities when he became the Company's Chief Financial Officer and as well as his continued role as Chief Business Officer.

(3) Base salary increases were generally not made in 2019 due to circumstances related to the Complete Response Letter from the FDA in January 2019, except for Mr. Malik who assumed additional responsibilities.

(4) Mr. Ball began employment with the Company on February 25, 2019 and therefore did not receive a base salary increase in 2019.

Incentives and Goal Setting

Our named executive officers have the opportunity to earn performance based annual cash incentive awards as part of their cash compensation. For 2019, Immunomedics implemented a discretionary cash incentive and bonus plan for our named executive officers. The bonus plan utilizes a standard bonus plan calculation that includes an executive's base pay, a target bonus percentage, a corporate multiplier, and an individual performance multiplier that by formula calculates a performance-based cash incentive. Cash incentive awards are designed to reward executive performance while reinforcing our short-term strategic operating goals. Our strategic plan and individual performance targets include product development, operational and financial metrics, regulatory compliance metrics, and delivery of specific programs, plans, and budgetary objectives identified by the Compensation Committee. As a baseline, Company performance goals had to be met in order for bonuses to be earned.

The Corporate Multiplier

On an annual basis, the Board works with management to set Company goals and objectives that are challenging and reflect an ambitious timetable for the execution of the Company's strategies commensurate with our short and long-term business plan. Once the Company's goals and objectives have been developed, they are reviewed by the Compensation Committee and finally approved by the full Board.

When setting goals and objectives, the Compensation Committee believes that their full attainment should be appropriately challenging and that there may be circumstances, external and internal to the Company, that may make achieving the goals and objectives unattainable. The Compensation Committee considers the achievement of the corporate objectives as determined in its sole discretion as the basis for the corporate multiplier and holds management accountable to significantly advance the Company's business objectives throughout the year in order to achieve a 100% corporate multiplier.

For 2019, our corporate goals focused on:

•	Resubmission of our Biologics License Application (BLA) seeking accelerated approval for sacituzumab govitecan in metastatic triple-negative breast cancer ("mTNBC");

•	Ensure successful GMP, GCP and GLP Pre-Approval Inspections;

•	Advance clinical development of sacituzumab govitecan in TNBC, metastatic urothelial cancer, metastatic breast cancer and other indications of high medical need;

•	Ensure continuity and development of executive team and all employees; and

•	Strong financial management and secure financing to ensure a sufficient cash position.

For the 2019 fiscal year, the Compensation Committee evaluated the performance of the Company by weighing the 2019 corporate goals individually and how each affected the overall results of the Company. The Committee took into account the FDA Complete Response Letter that was received in January 2019 and the uncertainty of the ultimate success of the BLA application, which would be unknown until 2020. The Committee recognized that the primary focus for the Company was to ensure that manufacturing and quality systems were improved to fully support the submittal of a high quality BLA for sacituzumab govitecan in December 2019. In addition, the Company made significant progress in advancing the clinical development of sacituzumab govitecan in multiple indications including TNBC, Urothelial, mBC, and NSCLC and was prepared for GMP and any potential GCP Pre-Approval Inspections. Areas where full achievement of the goals was not met related to spending for manufacturing and quality remediation, the timing of the BLA filing, and not meeting the co-promotion milestones with Janssen Pharmaceuticals. Considering the achievement of the goals in totality, along with circumstances and factors that may have influenced achievement of these corporate goals, the Compensation Committee determined that the Company achieved a 60% Company multiplier for 2019 performance.

The Individual Multiplier

While we believe that the corporate multiplier should remain the dominant factor in awarding annual cash incentives, the Compensation Committee believes it is important to recognize and incentivize individual performance of executive officers. Each of the named executive officers received a multiplier that ranged from 0-150% based on individual performance during 2019. This multiplier provides greater than target (100%) rewards only if individual performance is deemed to be above expectations and below 100% if performance is below expectations. The Compensation Committee weighs the individual performance of each of the named executive officers separately when evaluating each named executive officer’s performance, determining individual multipliers, and awarding actual cash incentive amounts and long-term incentive awards.

To determine individual multipliers, at the end of each fiscal year the CEO (or the Executive Chairman in 2019) discusses with the Compensation Committee his overall evaluation for each executive which includes each such executive's performance and accomplishments as they relate to the Company's corporate goals, departmental performance, and other significant accomplishments. Individual goals are evaluated based on leadership and performance on specific functional goals that are tied to the corporate goals. While the Compensation Committee relies in part on the CEO or Executive Chairman's evaluation of the other named executive officers, it also considers the degree of difficulty in attaining the Company's goals and such executive's accomplishments. After this discussion, individual performance multipliers from 0-150% are recommended by the CEO or Executive Chairman and assigned by the Compensation Committee after considering the several factors discussed above that supported the Company’s achievement of its corporate goals for purposes of the cash incentive plan.

Fiscal Year 2019 Individual Multiplier Determinations

At the end of 2019, the Executive Chairman provided the Compensation Committee with a detailed review of the performance of the other named executive officers and made recommendations to the Compensation Committee with respect to annual cash and long-term incentives for those officers based on performance during 2019. In determining the individual multiplier for our named executive officers, the Compensation Committee noted each executive officer's individual and departmental performance throughout the year, and how those performances supported the Company's achievement of its corporate goals. For services performed during the 2019 fiscal year, Mr. Malik received a 100% individual multiplier, Mr. Delaney received a 100% individual multiplier, Mr. Rosenberg received a 0% individual multiplier, and Mr. Ball received a 100% individual multiplier for the approximate ten months that he was employed by the Company. These multipliers, for each NEO, reflect overall contribution, contribution toward achieving corporate goals, and individual performance in 2019.

The achievements of the NEO's are described below:

Usama Malik, Chief Financial Officer and Chief Business Officer (Awarded 100% Individual Multiplier for cash bonus and 120% Individual Multiplier for equity for 2019):

•	Successfully completed 2020 corporate strategy and budgeting process with successful board outcome and support;

•	Lead and executed critical public equity offerings including at-the-market offering;

•	Developed more rigorous financial controls and policies across the enterprise while providing a higher level of prudence managing capital; and

•	Lead negotiation, development, and implementation of Everest Medicines exclusive license agreement for sacituzumab govitecan in East and Southeast Asia excluding Japan (the "Everest Partnership").

Brendan Delaney, Chief Commercial Officer (Awarded 100% Individual Multiplier for 2019):

•	Retained and maintained key oncology commercial management team with the required experience to execute a world-class oncology launch;

•	Executed promotion agreement with Janssen Biotech Inc. for detailing services for Erdafitinib in the US; and

•	Played a leadership role to prepare the Company for launch, having impact on medical affairs, finance, compliance and manufacturing readiness to help the transition to a commercial company.

Bryan Ball, Chief Quality Officer (Awarded 100% Individual Multiplier for 2019):

•	Recruited and hired top-tier quality management and organization;

•	Built and executed a plan to improve and ensure quality oversight and quality systems; and

•	Played a key leadership role to in all FDA interactions, BLA submission and PAI readiness.

The Company did not determine Michael Pehl's individual multiplier as Mr. Pehl resigned before the end of 2019 and thus, was not eligible for a cash bonus award.

Annual Cash Incentive Awards

As noted above, cash incentive awards were paid to most named executive officers for the 2019 fiscal year because many of the Company's corporate goals were achieved. See Summary Compensation Table on page 55 for corresponding bonus amounts.

Long-Term Equity Incentive Awards

As described above, stock-based incentives are a key component of our executive compensation program. Employee ownership is a core value of our operating culture. Management and the Compensation Committee believe that stock ownership encourages our executives to create value for our Company over the long term. We also believe that stock ownership promotes retention and affiliation with the Company by allowing our executives to share in our long-term success while aligning executive interests with those of our stockholders. We have used stock options, performance stock options, restricted stock units, or their combination as vehicles to deliver equity-based compensation for our named executive officers, due to their broad-based use in the biotechnology industry. We also have evaluated from time to time the benefits of providing alternative equity-based compensation in the form of restricted stock or other vehicles based on full value shares. The Compensation Committee will continue to monitor changes in the long-term compensation practices of the companies in our peer group and, if appropriate, will re-evaluate alternative equity-based compensation vehicles in future years in light of changing or evolving practices. In certain circumstances, the Compensation Committee may determine that non-equity long-term incentives are preferable to equity-based awards.

During 2019, our named executive officers received both new hire equity grants as well as a fiscal year 2019 equity performance grant based on performance. New hire grants were determined by evaluating market practices and grants made to other executives in our peer group. Performance grants were determined utilizing the performance multiplier from the cash bonus plan applied to a number assigned to each executive. Each of our named executive officers has an annual long-term equity incentive award opportunity. The actual amount of the annual long-term equity incentive award, if any, for each of our named executive officers is determined using competitive market practices using a value based approach. Executives are assigned a target value and the performance factor used for the short-term incentive is applied to the target value. The Compensation Committee grants the annual long-term equity incentive awards shortly after the close of each fiscal year after evaluating the performance of the Company and the named executive officers for such prior fiscal year. In determining the amount of the awards, the Compensation Committee evaluates the executive’s performance and contribution to our annual and long-term strategic goals and factors that contribute to overall corporate growth and development and to increasing long-term stockholder value. The numbers of equity awards granted were determined by the Compensation Committee using information supplied by Gallagher on equity awards received by executives at the peer group companies. All fiscal year performance grants were prorated based on date of hire. In determining the size of the award to be made to each executive, the Compensation Committee does not assign weightings to specific factors. In addition, the Compensation Committee may, in its discretion, consider both the achievement of the annual Board-approved corporate goals and other significant corporate accomplishments during the year. For our named executive officers other than the CEO, the Compensation Committee also takes into account the recommendations of the CEO or Executive Chairman in determining the size of the grant to each named executive officer.

Option Grants During 2019

The Compensation Committee granted equity incentive awards to each named executive officer under the 2014 Plan during 2019, as follows:

		Number of Shares of Common Stock Underlying Stock Options
Name	Title	March 2019 Grants based on Transition Period Performance	March 2019 Retention Grants and New Hire Grant		September 2019 Grants	Total
Michael Pehl(1)	Former Chief Executive Officer/President	—	—		—	—
Usama Malik	Chief Financial Officer/Chief Business Officer	51,320	25,660		79,480	156,460
Brendan Delaney	Chief Commercial Officer	51,320	25,660		67,480	144,460
Morris Rosenberg	Chief Technology Officer	42,760	25,000		67,480	135,240
Bryan Ball	Chief Quality Officer	—	142,857	(2)	67,480	210,337
(1) Mr. Pehl resigned as the Company's Chief Executive Officer and President effective February 23, 2019.

(2) Includes 142,857 options granted on March 5, 2019 to named executive officer as part of his new hire equity grant agreement.

During 2019, our named executive officers earned equity grants that were based on market competitive target values and individual performance. The Compensation Committee granted three separate grants in 2019 to each of the named executive officers (except for Mr. Pehl and Mr. Ball as indicated above) and other employees in the Company:

•
2018 Transition Period Performance Grant on March 14, 2019. Shortly after the Transition Period, the Compensation Committee evaluated the performance of the Company and the NEO's during 2018. In determining the amount of its annual equity awards, the Compensation Committee evaluated the executive’s performance and contribution to our annual and long-term strategic goals and factors that contributed to overall corporate growth and development and to increasing long-term stockholder value. Final actual grants were determined utilizing the individual performance multiplier, which ranges from 0-150%, from the cash bonus plan applied to a dollar value based on competitive market data for each executive. The value of equity awards granted to each executive was determined by the Compensation Committee using information supplied by Gallagher on equity awards received by executives at peer group companies. All Transition Period performance-based grants were prorated based on the time period of the performance period or date of hire. The Compensation Committee awards a final dollar value for each executive based on the Company’s performance and the individual’s contributions as described above. This value is then converted to a number of stock options based on a Black Scholes value of Company stock utilizing the average 10 day closing price from the prior month. Time-vested awards vest over four years, with 25% vesting on the first anniversary of the date of grant and 75% over the following 12 quarters in equal installments.

•
2019 Performance & Time Based Grant on March 14, 2019. The Compensation Committee utilized its discretion and granted an additional performance-based equity award as part of the March 14, 2019 grant to each of the named executive officers. The additional performance-based option vests (i) 50% upon the Company’s receipt of approval from the U.S. Food and Drug Administration for the Company’s Biologics License Application for sacituzumab govitecan for the treatment of patients with metastatic triple-negative breast cancer who have received at least two prior therapies for metastatic disease under the Prescription Drug User Fee Act, and (ii) 50% on the second anniversary of the date of grant.

•
2019 Time Based Grant on September 6, 2019. The Committee utilized its discretion to grant stock options with time-based vesting to incentivize employees and to retain valued employees including the NEO's who remain critical to the Company’s FDA efforts. The Compensation Committee approved grants to employees, and the NEO's equal to one-half the equity value of the anticipated 2020 annual target grant as determined by the Compensation Committee and individual performance since the last grant of equity. The Compensation Committee factored these grants in its March 2020 annual awards as part of its review of individual performance and recognized that the September 2019 grant was intended to be part of the Company’s annual grant cycle. These time based awards vest over four years, with 25% vesting on the first anniversary of the date of grant and 75% over the following 12 quarters in equal installments.

On March 4, 2020, the Compensation Committee granted equity awards to our named executive officers under the 2014 Plan based on fiscal 2019 performance as follows:

Name	Title	Number of Shares of Common Stock Underlying Stock Options(1)
Michael Pehl	Former Chief Executive Officer/President	—	(2)
Usama Malik	Chief Financial Officer/Chief Business Officer	61,920	(3)(4)
Brendan Delaney	Chief Commercial Officer	51,600	(3)
Morris Rosenberg	Chief Technology Officer	—
Bryan Ball	Chief Quality Officer	51,600	(3)
(1) Includes non-qualified stock options.

(2) Mr. Pehl resigned as the Company's Chief Executive Officer and President effective February 23, 2019.

(3) Vest over four-year term, based on continued employment, 25% on the first anniversary of the date of grant and 75% over the following 12 quarters in equal installments.

(4) Mr. Malik, our Chief Financial Officer, received additional options during this granting period for his successful achievement of the Everest Partnership.

Executive Benefits and Perquisites

We maintain a 401(k) plan for our employees, including our executive officers, to encourage our employees to save some portion of their cash compensation for their eventual retirement. Pursuant to a discretionary employer match, during 2019, we made matching contributions in an amount equal to 100% of deferral contributions up to a maximum of 5% of eligible compensation contributed to the 401(k) plan. The IRS maximum allowable contribution in calendar year 2019 was $19,000, or $25,000 for employees who are 50 years old or older. We also increased our employees’ base salary, including our named executive officers’ base salary, for the cost of group long-term disability insurance coverage and provided a group life insurance benefit in a coverage amount equal to 100% of the employee’s annual base salary.

Employment and Severance Agreements

We have employment agreements with all of our named executive officers. These agreements are summarized in the section below entitled “Employment Agreements, Separation Agreements and Change-in-Control Arrangements” and the change in control and severance arrangements contained in those agreements are discussed in more detail in the section below entitled “Calculation of Potential Payments Upon Termination or Change in Control.” None of the employment or severance agreements that we have with our named executive officers requires us to provide tax gross-up payments to them in connection with any excise taxes for which they may become liable as a result of receiving severance benefits or other parachute payments within the meaning of Section 280G of the Internal Revenue Code.

Deductibility of Executive Compensation

The Compensation Committee may consider the impact of tax and/or accounting treatment in determining compensation. Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1.0 million paid in any taxable year to its chief executive officer and each of its three next most highly-compensated named executive officers (other than its chief financial officer only for fiscal years prior to 2017).

Until the enactment in December 2017 of the tax reform act generally referred to as the "Tax Cuts and Jobs Act,” Section 162(m) of the Internal Revenue Code placed a limit of $1,000,000 on the amount of compensation paid to certain officers that we could deduct as a business expense in any tax year unless, among other things, the compensation qualified as "performance-based compensation," as that term was used in Section 162(m). The Tax Cuts and Jobs Act eliminated the performance-based compensation exemption under Section 162(m), except that the exemption will continue to apply to remuneration provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date. The Compensation Committee retains the flexibility and discretion to award compensation, whether or not deductible. This flexibility is important to our success to encourage employee retention and reward achievement of key corporate goals.

Clawback Policy

On April ___, 2020, we adopted a policy that provides for the recoupment of certain cash and equity incentive compensation paid to our current and former executive officers if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws and it is determined that such noncompliance was due in whole or in part to such executive officer’s misconduct.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Immunomedics, Inc. specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation Committee is responsible for evaluating and approving the compensation for the executive officers. Management has primary responsibility for our Company’s financial statements and reporting process, including the disclosure of executive compensation. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the objectives and actions of the Compensation Committee. The Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

The Compensation Committee
Dr. Khalid Islam (Chair)
Ms. Barbara G. Duncan
Mr. Peter Barton Hutt

Compensation Committee Interlocks and Insider Participation

Mr. Hutt and Dr. Islam joined the Compensation Committee after their election to the Board of Directors at the 2016 Annual Meeting of Stockholders. Ms. Duncan joined the Compensation Committee in connection with her appointment to the Board of Directors in March 2019. No member of the Compensation Committee was at any time during 2019, or formerly, an officer or employee of Immunomedics, or any subsidiary of Immunomedics. No executive officer of Immunomedics has served as a director or member of the Board of Directors or the Compensation Committee (or other committee serving an equivalent function) of any other entity, while an executive officer of that other entity served as a director of our Board of Directors or member of our Compensation Committee.

Summary Compensation Table

The following table shows the total compensation paid or accrued for fiscal 2019, the Transition Period, and the fiscal year ended June 30, 2018 to our former President and Chief Executive Officer, Chief Financial Officer/Chief Business Officer, Chief Commercial Officer, Chief Technology Officer, and our Chief Quality Officer (collectively, the “named executive officers”).

Name and Principal Position	Year/Period	Salary ($)	Bonus ($)		Stock Awards(5) ($)	Option Awards(5) ($)	Non- Equity Incentive Plan Compensation ($)	All Other Compensation		Total
Michael Pehl(1) Former Chief Executive Officer	Fiscal 2019	$170,037	$—		$—	$—	$—	$1,015,759	(6)	$1,185,796
	Transition Period	$320,000	$—		$—	$1,051,964	$—	$—		$1,371,964
	Fiscal 2018	$364,182	$216,723		$—	$3,002,498	$—	$—		$3,583,403
Usama Malik(2) Chief Financial Officer/Chief Business Officer	Fiscal 2019	$418,077	$114,750		$—	$1,386,143	$—	$567	(4)	$1,919,537
	Transition Period	$185,000	$—		$—	$870,636	$—	$—		$1,055,636
Brendan Delaney Chief Commercial Officer	Fiscal 2019	$400,000	$108,000		$—	$1,296,415	$—	$19,630	(4)	$1,824,045
	Transition Period	$200,000	$—		$—	$570,993	$—	$417	(4)	$771,410
	Fiscal 2018	$256,399	$137,885		$—	$1,073,190	$—	$—		$1,467,474
Morris Rosenberg Chief Technology Officer	Fiscal 2019	$400,000	$50,000	(7)	$—	$1,201,180	$—	$12,500	(4)	$1,663,680
	Transition Period	$200,000	$25,000	(7)	$—	$479,685		$1,125	(4)	$705,810
	Fiscal 2018	$193,279	$102,970		$—	$901,341	$—	$1,238,666	(7)	$2,436,256
Bryan Ball Chief Quality Officer	Fiscal 2019	$338,462	$296,000	(3)	$—	$1,917,281	$—	$12,018	(4)	$2,563,761
(1) Mr. Pehl resigned as the Company's Chief Executive Officer and President effective February 23, 2019.

(2) Mr. Malik was appointed the Company's Chief Financial Officer on February 23, 2019 and prior to that interim Chief Financial Officer on August 23, 2018.

(3) Mr. Ball began employment with the company on February 25, 2019. Mr. Ball's bonus amount includes a $200,000 employment sign-on cash bonus paid.

(4) Includes Company matching contributions made by us under our 401(k) plan and group term life insurance premiums.

(5) Represents the grant date fair value under FASB ASC Topic 718 of equity awards granted during 2019. For information regarding assumptions underlying the FASB ASC Topic 718 valuation of equity awards, see Note 1 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

(6) The Company entered into a separation agreement (the “Separation Agreement”) with Michael Pehl, in connection with his resignation as Chief Executive Officer, President and member of the Company’s Board effective February 23, 2019. Pursuant to the Separation Agreement, Mr. Pehl will receive cash payments totaling $1,015,759, payable in equal monthly installments over an 18-month period. During 2019, $454,419 of such severance payments were paid.

(7) Mr. Rosenberg's bonus amount includes his $50,000 annual bonus which is paid semi-annually for travel expenses pursuant to the terms of his employment agreement. Mr. Rosenberg's Fiscal 2018 all other compensation includes amounts the Company paid to MRosenberg BioPharma Consulting LLC consisting of $1,335,966 during fiscal 2018. The Company also granted Mr. Morris Rosenberg 45,000 non-qualified stock options with a total grant date fair value of $221,046 during fiscal 2017. Mr. Morris Rosenberg forfeited 22,500 of those non-qualified stock options, totaling $110,523, during fiscal 2018 as a result of becoming a full-time employee of the Company. In addition, the Company reimbursed Mr. Morris Rosenberg $13,223 for travel expenses incurred during fiscal 2018.

CEO PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K promulgated under the Exchange Act, we are providing the following information about the relationship of the total compensation of our CEO and the total compensation of our employees for 2019 (our “CEO pay ratio”). However, as of December 31, 2019, the Company’s CFO fulfilled the role and responsibilities typical of a CEO. Therefore, for purposes of our CEO pay ratio, we used the compensation of our CFO. We included all employees, whether employed on a full-time, or part-time, salaried or hourly basis. Total compensation was based on cash compensation plus the grant date value of equity awards made in 2019 and was consistently applied for all employees. We made a change in methodology from prior years because we believe that the use of annual total compensation for all employees provides a more robust analysis of our total compensation package. We believe the use of total compensation, including cash compensation and equity grant value, paid for all employees is a consistently applied compensation measure because this measure reasonably represents the principal forms of compensation delivered to all of our employees since we widely distribute annual equity awards to our employees. Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee from among our employees as of December 31, 2019. Our median employee for 2019 is not the same employee we used to compute our CEO Pay Ratio for 2018. We selected a new median employee for 2019 because the employee used in 2018 terminated employment with the Company. For 2019, the total compensation for the median employee of the Company (other than our CFO), was $145,723, and the total compensation of our CFO for 2019 was $1,919,537. Based on this information, the ratio of the total compensation of our CFO to the total compensation of the median employee for 2019 was 13.2 to 1.

With respect to the total compensation of our CFO, in accordance with SEC rules, we included the amount reported for Mr. Malik in the “Total” column for 2019 in the Summary Compensation Table included in this proxy statement. We did not make any cost-of-living adjustments in identifying the median employee. Compensation amounts were determined from our human resources and payroll systems of record.

Grants of Plan-Based Awards Table

The table below details 2019 grants of plan-based awards received for each of the named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Options Awards
	Grant Date	Threshold	Target	Maximum
Name		($)	($)	($)	(#)	(#)(2)	($/Sh)	(3)
Michael Pehl(4) Former Chief Executive Officer	—	$—	$—	$—	—	—	$—	$—
Usama Malik Chief Financial Officer/ Chief Business Officer	3/14/2019	$—	$—	$—	—	51,320	$17.94	$530,693
	3/14/2019	$—	$—	$—	—	25,660	$17.94	$261,151
	9/6/2019	$—	$—	$—	—	79,480	$13.19	$594,299
Brendan P. Delaney Chief Commercial Officer	3/14/2019	$—	$—	$—	—	51,320	$17.94	$530,693
	3/14/2019	$—	$—	$—	—	25,660	$17.94	$261,151
	9/6/2019	$—	$—	$—	—	67,480	$13.19	$504,571
Morris Rosenberg Chief Technology Officer	3/14/2019	$—	$—	$—	—	42,760	$17.94	$442,176
	3/14/2019	$—	$—	$—	—	25,000	$17.94	$254,434
	9/6/2019	$—	$—	$—	—	67,480	$13.19	$504,571
Bryan Ball Chief Quality Officer	3/5/2019	$—	$—	$—	—	142,857	$16.96	$1,397,863
	9/6/2019	$—	$—	$—	—	57,040	$13.19	$426,507
	9/10/2019	$—	$—	$—	—	10,440	$15.59	$92,911
(1) Represents target and maximum cash incentive award opportunities for our named executive officers. The cash incentive award is prorated if performance levels are achieved between the target and maximum levels. The methodology and performance criteria applied in determining these potential cash incentive award amounts are discussed under “Compensation Discussion and Analysis—Annual Short-Term Cash Incentives” elsewhere in this annual report. The actual cash incentive award which may be paid to each named executive officer for their performance is subject to satisfaction of the Company’s strategic goals, and further determination thereof, and approval by, the Compensation Committee, as discussed under “Compensation Discussion and Analysis—Annual Short-Term Cash Incentives” elsewhere in this annual report.

(2) Represents shares of our Common Stock underlying options granted under the 2014 Plan. A description of the terms of the stock awards is disclosed under “Compensation Discussion and Analysis—Long-Term Equity Incentive Awards” as well as "Outstanding Equity Awards at December 31, 2019 Table" elsewhere in this annual report.

(3) Represents the grant date fair value under FASB ASC Topic 718 of equity awards granted during the transition period. For information regarding assumptions underlying the FASB ASC Topic 718 valuation of equity awards, see Note 1 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

(4) Mr. Pehl resigned as the Company's Chief Executive Officer and President effective February 23, 2019 and therefore received no grants during 2019.

Outstanding Equity Awards Table

The following table provides certain summary information concerning outstanding equity awards held by our named executive officers as of December 31, 2019.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael Pehl(5)	—	—	—	$—	—		—	$—
Usama Malik	9/6/2019	—	79,480	$13.19	9/6/2026	(1)	—	$—
	3/14/2019	—	25,660	$17.94	3/14/2026	(2)	—	$—
	3/14/2019	—	51,320	$17.94	3/14/2026	(1)	—	$—
	9/14/2018	21,156	46,544	$22.27	9/14/2025	(1)	—	$—
	3/13/2018	15,312	19,688	$16.94	3/13/2025	(1)	—	$—
	8/7/2017	37,916	27,084	$8.46	8/7/2024	(1)	—	$—
Brendan P. Delaney	9/6/2019	—	67,480	$13.19	9/6/2026	(1)	—	$—
	3/14/2019	—	25,660	$17.94	3/14/2026	(2)	—	$—
	3/14/2019	—	51,320	$17.94	3/14/2026	(1)	—	$—
	9/14/2018	13,875	30,525	$22.27	9/14/2025	(1)	—	$—
	11/10/2017	78,125	71,875	$12.40	11/10/2024	(1)	—	$—
Morris Rosenberg	9/6/2019	—	67,480	$13.19	9/6/2026	(1)	—	$—
	3/14/2019	—	25,000	$17.94	3/14/2026	(2)	—	$—
	3/14/2019	—	42,760	$17.94	3/14/2026	(1)	—	$—
	9/14/2018	11,656	25,644	$22.27	9/14/2025	(1)	—	$—
	1/8/2018	—	38,496	$15.68	1/8/2025	(3)	—	$—
	1/8/2018	—	38,866	$15.68	1/8/2025	(3)	—	$—
	1/8/2018	12,950	14,077	$15.68	1/8/2025	(4)	—	$—
	6/29/2017	22,500	22,500	$8.70	6/29/2024	(1)	—	$—
Bryan Ball	9/10/2019	—	10,440	$15.59	9/10/2026	(1)	—	$—
	9/6/2019	—	57,040	$13.19	9/6/2026	(1)	—	$—
	3/5/2019	—	142,857	$16.96	3/5/2026	(1)	—	$—
(1) Option awards granted to named executive officers under the 2014 Plan have a term of 7 years measured from the grant date and vests ratably, 25% after the first year from the date of grant and 75% over the following 12 quarters in equal installments. Upon a change in control, unvested stock options will become fully vested and exercisable on the date on which the change in control occurs if the acquirer does not agree to assume and continue the awards or grant substitute cash retention awards of similar value, measured as of the date of the change in control transaction, to the holders of the stock options.

(2) These performance options vests (i) 50% upon the Company’s receipt of approval from the U.S. Food and Drug Administration for the Company’s Biologics License Application for sacituzumab govitecan for the treatment of patients with metastatic triple-negative breast cancer who have received at least two prior therapies for metastatic disease under the Prescription Drug User Fee Act, and (ii) 50% on the second anniversary of the date of grant.

(3) Performance Group 1 includes 38,866 shares where twenty-five percent (25%) of the options shall vest on the first anniversary of the date of grant and 2.08333% shall vest each month thereafter through the fourth anniversary of the grant date provided that as of the vesting date a performance requirement where the fair market value of one share of Immunomedics, Inc. Common Stock, on the Nasdaq Stock Market or other US established securities exchange or market on which the average closing price is US $31.36 or higher for the prior 15 consecutive trading days, has been met. Performance Group 2 includes 38,496 shares where twenty-five percent (25%) of the options shall vest on the first anniversary of the date of grant and 2.08333% shall vest each month thereafter through the fourth anniversary of the grant date provided that as of the vesting date a performance requirement where the fair market value of one share of Immunomedics, Inc. Common Stock, on the Nasdaq Stock Market or other US established securities exchange or market on which the average closing price is US $47.04 or higher for the prior 15 consecutive trading days, has been met.

(4) Mr. Rosenberg was granted an incentive stock option (the “Rosenberg ISO Agreement”) to purchase 27,027 shares of the Company’s Common Stock, which has a seven-year term and an exercise price equal to the fair market value of the Company’s Common Stock based on the closing price of the Company’s Common Stock and is subject to the terms of the Rosenberg ISO Agreement. Such option vests as to 25% of the shares underlying the option on the first anniversary of the date of grant, and an additional 1/48th of the total number of shares underlying the option on the corresponding day of each month thereafter until the entire option has vested and become exercisable on the fourth anniversary, in each case subject to Rosenberg’s continued employment on each such vesting date.

(5) Mr. Pehl resigned as the Company's Chief Executive Officer and President effective February 23, 2019 and therefore received no grants during 2019. All of his prior grant awards were forfeited during 2019.

Option Exercises and Stock Vested Table

The table discussing options exercised and vested restricted stock is omitted because during 2019 none of the named executive officers exercised any stock options and no vesting of restricted stock units occurred.

Equity Compensation Plans

The following table provides information with respect to our compensation plans under which equity compensation is authorized as of December 31, 2019 (in thousands):

Plan Category	Number of securities to be issued upon vesting of restricted shares and exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future grant under equity compensation plans
Equity compensation plans approved by security holders(1)	6,795	$16.46	4,589
Equity compensation plans not approved by security holders	—	—	—
Total	6,795	$16.46	4,589

(1)	Refers to Immunomedics, Inc. 2014 Long-Term Incentive Plan and any outstanding options under the Company’s 2006 Long-Term Incentive Plan .

The Immunomedics, Inc. 2014 Long-Term Incentive Plan

All long-term equity incentive awards that we grant to our named executive officers are granted under the terms of the 2014 Plan. The terms of the equity incentive awards granted to our named executive officers in 2019 are discussed under “Compensation Discussion and Analysis - Long-Term Equity Incentive Awards” elsewhere in this proxy statement.

Retirement Plan

We maintain a retirement plan established in conformity with Section 401(k) of the Internal Revenue Code of 1986, as amended. All of our employees are eligible to participate in the retirement plan and may, but are not obligated to, contribute a percentage of their salary to the retirement plan, subject to certain limitations. Each year, we may contribute, a discretionary matching contribution to the retirement plan. We approved a new plan, effective January 1, 2019, where we may contribute a matching contribution of the first 5.0% of the employee's salary. We may also make an additional contribution to the retirement plan. Employee contributions vest immediately. Our contributions vest 20% after two years from the date of hire and, thereafter, at the rate of 20% per year for the following four years. A participant also becomes fully vested upon death, retirement at age 65 or if they become disabled while an employee. Benefits are paid following termination of employment or upon the occurrence of financial hardship. It is not possible to estimate the benefits that any participant may be entitled to receive under the retirement plan since the amount of such benefits will be dependent upon, among other things, our future contributions, future net income earned by the contributions and forfeitures upon future terminations of employment.

Employment Agreements, Separation Agreements and Change-in-Control Arrangements

Michael Pehl Employment Agreement

On November 8, 2017, the Company entered into an Executive Employment Agreement (the "Pehl Agreement") with Michael Pehl, pursuant to which Mr. Pehl serves as the Company's President and Chief Executive Officer.

Mr. Pehl's appointment as President and Chief Executive Officer was effective as of December 7, 2017 (the "Pehl Effective Date"). The term of the Pehl Agreement was for two (2) years, and automatically renewed for successive one (1) year periods thereafter, unless at least ninety (90) days prior to the end of any such period one party notifies the other in writing that they are exercising their option not to renew the Pehl Agreement. Mr. Pehl received an annual base salary of $640,000 and was eligible for an annual bonus, to be determined by the Compensation Committee of the Board, with a target of 60% of Mr. Pehl's base salary for each applicable fiscal year.

On March 13, 2019, we entered into a separation agreement (the “Separation Agreement”) with Michael Pehl, in connection with his resignation as Chief Executive Officer, President and member of the Company’s Board effective February 23, 2019. Pursuant to the Separation Agreement, Mr. Pehl will receive (i) cash payments totaling $1,015,759, payable in equal monthly installments over an 18-month period in accordance with the Company’s regularly scheduled payroll practices, and (ii) continued health coverage for 18 months. Mr. Pehl also released the Company from any and all claims with respect to all matters arising out of or related to Mr. Pehl’s employment by the Company and his resignation. The vesting and exercisability of any outstanding stock options held by Mr. Pehl will be governed by the applicable award agreements and the terms and conditions of the Immunomedics, Inc. 2014 Long-Term Incentive Plan.

Usama Malik Employment Agreement

On August 7, 2017, the Company entered into an Executive Employment Agreement (the "Malik Agreement") with Usama Malik, pursuant to which Mr. Malik serves as the Company's Chief Business Officer.

Mr. Malik's appointment as Chief Business Officer was effective as of August 7, 2017 (the “Malik Effective Date”). Mr. Malik received an annual base salary of $350,000 and is eligible for an annual bonus, to be determined by the Compensation Committee of the Board, with a target of 40% of Mr. Malik's base salary for each applicable fiscal year. Mr. Malik received a sign-on cash bonus of $90,000.

On the Malik Effective Date, Mr. Malik was granted an incentive stock option (the “Malik ISO Agreement”) to purchase 65,000 shares of the Company’s Common Stock, which has a seven-year term and an exercise price equal to the fair market value of the Company’s Common Stock based on the closing price of the Company’s Common Stock on the Malik Effective Date and is subject to the terms of the Malik ISO Agreement. Such option vests as to 25% of the shares underlying the option on the first anniversary of the Malik Effective Date, and an additional 1/48th of the total number of shares underlying the option on the corresponding day of each month thereafter until the entire option has vested and become exercisable on the fourth anniversary of the Malik Effective Date, in each case subject to Mr. Malik's continued employment on each such vesting date.

On the Malik Effective Date, Mr. Malik was granted a one-time award of restricted stock units (the “Malik RSU Agreement”) to receive 20,000 shares of the Company’s Common Stock on the Malik Effective Date and is subject to the terms of the Malik RSU Agreement. The restricted stock units vested on the one-year anniversary of the Malik Effective Date.

Mr. Malik was appointed the Company's interim Chief Financial Officer on August 23, 2018. To reflect his additional responsibilities when he became interim Chief Financial Officer, Mr. Malik's salary was increased to $380,000. On February 23, 2019, the Company appointed Mr. Malik to serve as the Company’s Chief Financial Officer. Mr. Malik had been serving as the Company’s interim Chief Financial Officer since August 2018, and the Company’s Chief Business Officer since August 2017. Mr. Malik will remain the Company’s Chief Business Officer. Mr. Malik will receive an annual base salary of $425,000 and is eligible for an annual bonus, to be determined by the Compensation Committee, with a target of 45% of Mr. Malik's base salary for each applicable fiscal year.

In the event Mr. Malik is terminated without Cause or resigns for Good Reason before a Change of Control (each as defined in the Malik Agreement), Mr. Malik will receive, provided that Mr. Malik executes within twenty-one (21) days of his termination, does not revoke, and complies with the terms of, a written release that releases the Company from any and all claims with respect to all matters arising out of or related to Mr. Malik's employment by the Company and his termination thereof, severance consisting of: (i) two (2) months of his then-current base salary for each completed year of service, with a minimum of six (6) months base salary and a maximum of twelve (12) months base salary, (ii) his annual target cash bonus prorated based on the number of days actually worked in the fiscal year of his termination and subject to the satisfaction of applicable performance conditions, (iii) continued health coverage for a period of between six (6) and twelve (12) months, among other benefits and in each case subject to the terms and conditions of the Malik Agreement, and (iv) accelerated vesting of the options granted pursuant to the Malik ISO Agreement described above, among other benefits and subject to the terms and conditions of the Malik Agreement.

In the event Mr. Malik is terminated without Cause or resigns for Good Reason within one (1) year after a Change of Control, Mr. Malik will receive, provided that Mr. Malik executes within twenty-one (21) days of his termination, does not revoke, and complies with the terms of, a written release that releases the Company from any and all claims with respect to all matters arising out of or related to Mr. Malik's employment by the Company and his termination thereof, severance consisting of: (i) four (4) months of his then-current base salary for each completed year of service, with a minimum of twelve (12) months base salary and a maximum of twenty-four (24) months base salary, (ii) his annual target cash bonus for the year in which he was terminated, (iii) continued health coverage for twelve (12) months, and (iv) accelerated vesting of the options granted pursuant to the Malik ISO Agreement described above, among other benefits and subject to the terms and conditions of the Malik Agreement.

Brendan Delaney Employment Agreement

On November 8, 2017, the Company entered into an Executive Employment Agreement (the “Delaney Agreement”) with Brendan Delaney, pursuant to which Mr. Delaney serves as the Company’s Chief Commercial Officer.

Mr. Delaney’s appointment as Chief Commercial Officer was effective as of November 10, 2017 (the “Delaney Effective Date”). The term of the Delaney Agreement is for two (2) years, and shall automatically renew for successive one (1) year periods thereafter, unless at least ninety (90) days prior to the end of any such period one party notifies the other in writing that they are exercising their option not to renew the Delaney Agreement. Mr. Delaney will receive an annual base salary of $400,000 and be eligible for an annual bonus, to be determined by the Compensation Committee of the Board, with a target of 45% of Delaney’s base salary for each applicable fiscal year.

On the Delaney Effective Date, Mr. Delaney was granted an incentive stock option (the “Delaney ISO Agreement”) to purchase 150,000 shares of the Company’s Common Stock, which has a seven-year term and an exercise price equal to the fair market value of the Company’s Common Stock based on the closing price of the Company’s Common Stock on the Delaney Effective Date and will be subject to the terms of the Delaney ISO Agreement. Such option vests as to 25% of the shares underlying the option on the first anniversary of the Delaney Effective Date, and an additional 1/48th of the total number of shares underlying the option on the corresponding day of each month thereafter until the entire option has vested and become exercisable on the fourth anniversary of the Delaney Effective Date, in each case subject to Delaney’s continued employment on each such vesting date.

In the event Mr. Delaney is terminated without Cause or resigns for Good Reason before a Change of Control (each as defined in the Delaney Agreement), Mr. Delaney will receive, provided that Mr. Delaney executes within twenty-one (21) days of his termination, does not revoke, and complies with the terms of, a written release that releases the Company from any and all claims with respect to all matters arising out of or related to Mr. Delaney’s employment by the Company and his termination thereof, severance consisting of: (i) two (2) months of his then-current base salary for each completed year of service, with a minimum of six (6) months base salary and a maximum of twelve (12) months base salary, (ii) his annual target cash bonus prorated based on the number of days actually worked in the fiscal year of his termination and (iii) continued health coverage for a period of between six (6) and twelve (12) months, among other benefits and subject to the terms and conditions of the Delaney Agreement.

In the event Mr. Delaney is terminated without Cause or resigns for Good Reason within one (1) year after a Change of Control, Mr. Delaney will receive, provided that Mr. Delaney executes within twenty-one (21) days of his termination, does not revoke, and complies with the terms of, a written release that releases the Company from any and all claims with respect to all matters arising out of or related to Mr. Delaney’s employment by the Company and his termination thereof, severance consisting of: (i) four (4) months of his then-current base salary for each completed year of service, with a minimum of twelve (12) months base salary and a maximum of twenty-four (24) months base salary, (ii) his annual target cash bonus prorated based on the number of days actually worked in the fiscal year of his termination (iii) continued health coverage for a period of twelve (12) months, and (iv) accelerated vesting of the incentive stock option described above, among other benefits and subject to the terms and conditions of the Delaney Agreement.

Morris Rosenberg Employment Agreement

On January 8, 2018, the Company entered into an Executive Employment Agreement (the "Rosenberg Agreement") with Morris Rosenberg, pursuant to which Mr. Rosenberg serves as the Company's Chief Technology Officer.

Mr. Rosenberg’s appointment as Chief Technology Officer was effective as of January 8, 2018 (the “Rosenberg Effective Date”). The term of the Rosenberg Agreement is for two (2) years, and shall automatically renew for successive one (1) year periods thereafter, unless at least ninety (90) days prior to the end of any such period one party notifies the other in writing that they are exercising their option not to renew the Rosenberg Agreement. Mr. Rosenberg will receive an annual base salary of $400,000 and be eligible for an annual bonus, to be determined by the Compensation Committee of the Board of Directors, with a target of 40% of Mr. Rosenberg’s base salary for each applicable fiscal year. Mr. Rosenberg will also receive an additional cash bonus of $50,000 annually for travel expenses incurred traveling from Seattle, Washington to the Company’s executive offices in Morris Plains, New Jersey.

On the Rosenberg Effective Date, Mr. Rosenberg was granted an incentive stock option (the “Rosenberg ISO Agreement”) to purchase 27,027 shares of the Company’s Common Stock, which has a seven-year term and an exercise price equal to the fair market value of the Company’s Common Stock based on the closing price of the Company’s Common Stock on the Rosenberg Effective Date and is subject to the terms of the Rosenberg ISO Agreement. Such option vests as to 25% of the shares underlying the option on the first anniversary of the Rosenberg Effective Date, and an additional 1/48th of the total number of shares underlying the option on the corresponding day of each month thereafter until the entire option has vested and become exercisable on the fourth anniversary of the Rosenberg Effective Date, in each case subject to Rosenberg’s continued employment on each such vesting date.

On the Rosenberg Effective Date, Mr. Rosenberg was also granted a nonqualified stock option (the “Rosenberg NQSO Agreement”) to purchase 77,362 shares of the Company’s Common Stock, such option has a seven-year term and an exercise price equal to the fair market value of the Company’s Common Stock based on the closing price of the Company’s Common Stock on the Rosenberg Effective Date and is subject to the terms of the Rosenberg NQSO Agreement. Such option will vest on the same time-based schedule as the Rosenberg ISO Agreement and based on the performance of the Company’s stock price. Refer to the "Outstanding Equity Awards Table" above for additional information.

In the event Mr. Rosenberg is terminated without Cause or resigns for Good Reason before a Change of Control (each as defined in the Rosenberg Agreement), Mr. Rosenberg will receive, provided that Mr. Rosenberg executes within twenty-one (21) days of his termination, does not revoke, and complies with the terms of, a written release that releases the Company from any and all claims with respect to all matters arising out of or related to Mr. Rosenberg’s employment by the Company and his termination thereof, severance consisting of: (i) two (2) months of his then-current base salary for each completed year of service, with a minimum of six (6) months base salary and a maximum of twelve (12) months base salary, (ii) his annual target cash bonus prorated based on the number of days actually worked in the fiscal year of his termination and subject to the satisfaction of applicable performance conditions, and (iii) continued health coverage for a period of between six (6) and twelve (12) months, among other benefits and in each case subject to the terms and conditions of the Rosenberg Agreement.

In the event Mr. Rosenberg is terminated without Cause or resigns for Good Reason within one (1) year after a Change of Control, Mr. Rosenberg will receive, provided that Mr. Rosenberg executes within twenty-one (21) days of his termination, does not revoke, and complies with the terms of, a written release that releases the Company from any and all claims with respect to all matters arising out of or related to Mr. Rosenberg’s employment by the Company and his termination thereof, severance consisting of: (i) four (4) months of his then-current base salary for each completed year of service, with a minimum of twelve (12) months base salary and a maximum of twenty-four (24) months base salary, (ii) his annual target cash bonus for the year in which he was terminated, (iii) continued health coverage for twelve (12) months, and (iv) accelerated vesting of the options granted pursuant to the Rosenberg NQSO Agreement described above, among other benefits and subject to the terms and conditions of the Rosenberg Agreement.

Bryan Ball Employment Agreement

On February 25, 2019 (the "Start Date"), the Company entered into an Executive Employment Agreement (the “Ball Agreement”) with Bryan Ball, pursuant to which Mr. Ball serves as the Company’s Chief Quality Officer.

Mr. Ball’s appointment as Chief Quality Officer was effective as of February 25, 2019 (the “Ball Effective Date”). The term of the Ball Agreement is for two (2) years, and shall automatically renew for successive one (1) year periods thereafter, unless at least ninety (90) days prior to the end of any such period one party notifies the other in writing that they are exercising their option not to renew the Ball Agreement. Mr. Ball will receive an annual base salary of $400,000 and be eligible for an annual bonus, to be determined by the Compensation Committee of the Board, with a target of 40% of Ball’s base salary for each applicable fiscal year. Mr. Ball was paid a one-time sign-on cash bonus of $200,000 and will be obligated to repay the signing bonus if he does not remain employed by the Company on his one-year anniversary date from his Start Sate.

Mr. Ball will also receive an additional bonus of $300,000 (the "Additional Bonus"), upon the earlier of, during the Employment Period, (i) the Company's receipt of approval from the U.S. Food and Drug Administration for the Company's Biologics License Application for sacituzumab govitecan for the treatment of patients with metastatic triple-negative breast cancer who have received at least two prior therapies for metastatic disease under the Prescription Drug User Fee Act ("FDA Approval"), or (ii) the date on which a Change of Control (as defined) occurs. To be eligible to receive the Additional Bonus, Executive must have remained in continuous employment with the Company from the Effective Date to the date that the Company receives FDA Approval or the date on which a Change of Control occurs, and through the date on which the Additional Bonus, if any, is paid. The Additional Bonus, if any, will be paid through the Company's customary payroll practices within thirty (30) days of the date of the FDA Approval or the Change of Control.

On the Ball Effective Date, Mr. Ball was also granted a non-qualified stock option to purchase 142,857 shares of the Company's Common Stock (the "Option") under the 2014 Long-Term Incentive Plan. The Option will have an exercise price per share equal to the Fair Market Value (as defined in the Plan) of a share of Common Stock of the Company as of the date of grant pursuant to the terms of the Plan. The Option shall vest and become exercisable as follows: upon the one-year anniversary of the Start Date, twenty-five percent (25%) of the total number of shares underlying the Option shall vest and become exercisable, and one additional sixteenth (1/16th) of the total number of shares underlying the Option shall vest and become exercisable on the corresponding day of each quarter thereafter, until the entire Option has vested and become exercisable on the fourth anniversary of the Start Date, in each case subject to Executive's continued employment on each such vesting date. Upon termination of Executive's employment, the vested portion of the Option shall remain exercisable in accordance with the terms and conditions of the applicable option agreement and this Agreement. Executive shall be eligible to participate in future equity compensation programs made available to the Company's senior-level executives.

In the event Mr. Ball is terminated without Cause or resigns for Good Reason before a Change of Control (each as defined in the Ball Agreement), Mr. Ball will receive, provided that Mr. Ball executes within twenty-one (21) days of his termination, does not revoke, and complies with the terms of, a written release that releases the Company from any and all claims with respect to all matters arising out of or related to Mr. Ball’s employment by the Company and his termination thereof, severance consisting of: (i) two (2) months of his then-current base salary for each completed year of service, with a minimum of six (6) months base salary and a maximum of twelve (12) months base salary (the "Severance Period"), (ii) his annual target cash bonus prorated based on the number of days actually worked in the fiscal year of his termination subject to satisfaction of the applicable performance conditions as determined by the Company, (iii) $300,000, provided, however, that the Executive shall not be entitled to such cash amount if he has previously received payment of the Additional Bonus and (iv) continued health coverage for the duration of the Severance Period, among other benefits and subject to the terms and conditions of the Ball Agreement.

In the event Mr. Ball is terminated without Cause or resigns for Good Reason during the period commencing six months prior to and one (1) year after a Change of Control, Mr. Ball will receive, provided that Mr. Ball executes within twenty-one (21) days of his termination, does not revoke, and complies with the terms of, a written release that releases the Company from any and all claims with respect to all matters arising out of or related to Mr. Ball’s employment by the Company and his termination thereof, severance consisting of: (i) four (4) months of his then-current base salary for each completed year of service, with a minimum of twelve (12) months base salary and a maximum of twenty-four (24) months base salary, (ii) his annual target cash bonus (iii) continued health coverage for a period of twelve (12) months, and (iv) accelerated vesting of the stock option described above, among other benefits and subject to the terms and conditions of the Ball Agreement.

Calculation of Potential Payments Upon Termination or Change in Control

The following table shows potential payments to our named executive officers under their employment agreements in the form in which those agreements existed as of December 31, 2019, or change in control and severance agreement, as the case may be, for various scenarios involving a change in control or termination of employment as described above for each named executive officer. The data in the table reflects December 31, 2019 as a hypothetical termination date or change in control date and, where applicable, reflects amounts calculated using the $21.16 closing price of our Common Stock on December 31, 2019 (as reported on the Nasdaq Global Market). All defined terms not defined in this section have the meanings set forth in each officer’s respective employment agreement or change in control and severance agreement.

Name	Trigger	Salary and Bonus ($)	Health and Welfare Benefits ($)	Stock Award Vesting Acceleration ($) (1)	Office and Secretarial Support ($)	Total ($)
Michael Pehl(2)	Termination without Cause or Resignation for Good Reason (before Change in Control)	$1,015,759	$—	$—	$—	$1,015,759
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$—	$—	$—	$—	$—
	Voluntary Termination	$—	$—	$—	$—	$—
	Disability	$—	$—	$—	$—	$—
	Death	$—	$—	$—	$—	$—
Usama Malik	Termination without Cause or Resignation for Good Reason (before Change in Control)	$403,750	$10,161	$1,854,531	$—	$2,268,442
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$616,250	$10,161	$1,854,531	$—	$2,480,942
	Voluntary Termination	$—	$—	$—	$—	$—
	Disability	$—	$—	$—	$—	$—
	Death	$—	$—	$—	$—	$—
Brendan P. Delaney	Termination without Cause or Resignation for Good Reason (before Change in Control)	$380,000	$31,172	$—	$—	$411,172
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$580,000	$31,172	$2,099,691	$—	$2,710,863
	Voluntary Termination	$—	$—	$—	$—	$—
	Disability	$—	$—	$—	$—	$—
	Death	$—	$—	$—	$—	$—
Morris Rosenberg	Termination without Cause or Resignation for Good Reason (before Change in Control)	$360,000	$31,172	$—	$—	$391,172
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$560,000	$31,172	$1,608,405	$—	$2,199,577
	Voluntary Termination	$—	$—	$—	$—	$—
	Disability	$—	$—	$—	$—	$—
	Death	$—	$—	$—	$—	$—
Bryan Ball	Termination without Cause or Resignation for Good Reason (before Change in Control)	$360,000	$31,172	$—	$—	$391,172
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$560,000	$31,172	$1,112,759	$—	$1,703,931
	Voluntary Termination	$—	$—	$—	$—	$—
	Disability	$—	$—	$—	$—	$—
	Death	$—	$—	$—	$—	$—
(1) The amounts reflected in this column assume that all outstanding stock options and other stock-based awards became fully vested and exercisable, as applicable, upon the occurrence of a change in control. All such options and awards will be based on the terms and conditions set forth in the applicable award agreement.

(2) Mr. Pehl resigned as the Company's Chief Executive Officer/President effective February 23, 2019. The Company entered into a separation agreement (the “Separation Agreement”) with Michael Pehl, in connection with his resignation as Chief Executive Officer, President and member of the Company’s Board effective February 23, 2019. Pursuant to the Separation Agreement, Mr. Pehl will receive cash payments totaling $1,015,759, payable in equal monthly installments over an 18-month period.

The amounts shown in the table above and the assumptions upon which those amounts are based provide reasonable estimates of the amounts that would have been due to the named executive officers in the event that any of the circumstances described above had occurred on December 31, 2019. The actual amounts due to the named executive officers upon a triggering event will depend upon the actual circumstances and the then-applicable provisions of the employment agreements, change in control and severance agreement, stock option and restricted stock unit agreements and our stock incentive plans.

Pension Benefits Table

The table disclosing pension benefits is omitted because we do not have any such pension benefit plans.

Non-Qualified Deferred Compensation Table

The table disclosing contributions to and aggregate earnings under or distributions from nonqualified deferred compensation is omitted because we do not have any such nonqualified deferred compensation plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of our affiliates, including former members of our senior management and Board of Directors, as well as their respective family members and other affiliates, have relationships and agreements among themselves as well as with us and our affiliates, that create the potential for both real, as well as perceived, conflicts of interest.

IBC Pharmaceuticals

IBC Pharmaceuticals, Inc. (“IBC”) is a majority-owned subsidiary of Immunomedics. Dr. David Goldenberg, our former Chief Scientific Officer, Chief Patent Officer and former member of our Board of Directors, is a minority stockholder and former director of IBC.

As of December 31, 2019, the shares of IBC were held as follows:

Stockholder	Holdings	Percentage of Total
Immunomedics, Inc.	5,615,124 shares of Series A Preferred Stock	73.46%
Third Party Investors	628,282 shares of Series B Preferred Stock	8.22%
David M. Goldenberg Millennium Trust	1,399,926 shares of Series C Preferred Stock	18.32%
		100.00%

In the event of a liquidation, dissolution or winding up of IBC, the Series A, B and C Preferred Stockholders of IBC would be entitled to $0.6902, $5.17 and $0.325 per share (subject to adjustment), respectively. The Series A and B stockholders would be paid ratably until fully satisfied. The Series C stockholders would be paid only after the Series A and B stockholders have been fully repaid. These liquidation payments would be made only to the extent the assets of IBC are sufficient to make such payments.

Scott Canute Consulting Agreement

On March 5, 2019, the Company appointed Scott Canute, a member of the Company's Board, as the Company’s Executive Director. Upon recommendation of the Compensation Committee, the Board approved that Mr. Canute will be paid $16,667 per month for his service as Executive Director and was granted a nonqualified stock options to purchase 79,818 shares of the Company’s Common Stock (the “Initial Canute Compensation”).  The Compensation Committee of the Board determined that in order to reflect the scope of his role and the significant time that Mr. Canute will be devoting to his role as Executive Director, Mr. Canute’s cash compensation shall be increased to $21,372 per month and Mr. Canute was granted an additional nonqualified stock option to purchase 22,854 shares of the Company’s Common Stock (the “Revised Canute Compensation”). The options have a seven-year term and an exercise price equal to the fair market value of the Company’s Common Stock based on the closing price of the Company’s Common Stock on each date of grant and will be subject to the terms of a nonqualified stock option agreement (the “Canute NQSO Agreement”). Such options will vest in full upon the Company’s receipt of approval from the United States Food and Drug Administration ("FDA") for the Company’s Biologics License Application ("BLA") resubmission for sacituzumab govitecan for the treatment of patients with metastatic triple-negative breast cancer who have received at least two prior therapies for metastatic disease under the Prescription Drug User Fee Act. On March 7, 2019, the Company and Mr. Canute entered into a letter agreement (the “Canute Letter Agreement”) to memorialize his appointment as the Company’s Executive Director and the Initial Canute Compensation. The Canute Letter Agreement may be terminated by either party at any time upon written notice to the other party. During the year ended December 31, 2019, the Company paid Mr. Canute $0.4 million for such services. On April 4, 2020, Mr. Canute and the Company agreed that Mr. Canute would step down as Executive Director, effective April 16, 2020, and remain a member of the Company’s Board.

Dr. Behzad Aghazadeh Executive Chairman

On November 19, 2019, pursuant to the Plan, the Board of Directors approved a stock option grant to Dr. Behzad Aghazadeh, Executive Chairman of the Board of Directors of the Company, to purchase 150,000 shares of the Company's Common Stock (the "Performance-Based Option") for certain duties performing this role; including providing consulting and advisory services to the Company. The Performance-Based Option was a nonqualified stock option and one third vested upon FDA acceptance of the BLA resubmission in December 2019, and two thirds shall vest upon approval from the FDA for the Company’s BLA for sacituzumab govitecan. Additionally, on March 20, 2020, pursuant to the Plan, the Board of Directors approved a grant of 100,000 restricted stock units to Dr. Aghazadeh as consideration for services rendered and expected to be rendered in his role as Executive Chairman.

Dr. Loretta Itri Consulting Agreement

Prior to her appointment as Chief Medical Officer of the Company, the Company paid Dr. Loretta  Itri consulting fees of approximately $424,000 and $104,000 in 2019 and 2020, respectively, for services Dr. Itri performed as a consultant for the Company pursuant to a consulting agreement by and between Dr. Itri and the Company (the “Consulting Agreement”).  In addition, as consideration for consulting services provided in 2019, the Company also granted Dr. Itri stock options to purchase an aggregate of 20,000 shares and 50,000 shares of the Company’s common stock, at exercises prices of $12.48 and $14.35 per share, respectively, which vest in accordance with the terms and conditions of the Consulting Agreement.

Review and Approval of Related Person Transactions

Our Code of Business Conduct has certain policies and procedures for the review, approval or ratification of transactions involving us and any executive officer, director, director nominee, 5% stockholder and certain of their immediate family members (each of whom we refer to as a “related person”). The policy and procedures cover any transaction involving a related person (a “related person transaction”) in which the related person has a material interest, and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.

Any proposed related person transaction must be reported to the Company’s Compliance Officers. The policy calls for the transaction to be reviewed by the Compliance Officers and, if deemed appropriate, approved by the Board of Directors of the Company (or an authorized committee of the Board of Directors). The transaction should be approved in advance whenever practicable. If not practicable, the Compliance Officers and, if deemed appropriate, the Board of Directors, will review, and may, if deemed appropriate, ratify the related person transaction.

A related person transaction will be considered approved or ratified if it is authorized by the Compliance Officers and the Board of Directors of the Company (or an authorized committee of the Board of Directors) after full disclosure of the related person’s interest in the transaction. In considering related person transactions, the Compliance Officers and the Board of Directors (or an authorized committee of the Board of Directors) will consider any information considered material to investors and the following factors:

•	the related person’s interest in the transaction;

·                  the approximate dollar value of the transaction;

·                  whether the transaction was undertaken in the ordinary course of our business;

·                  whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and

·                  the purpose and potential benefit to us of the transaction.

AUDIT COMMITTEE REPORT

The Audit Committee’s primary function is to assist the Board of Directors in monitoring the integrity of Immunomedics’ financial statements, financial reporting process, systems of internal control and the independence and performance of the independent registered public accounting firm.

The Audit Committee is currently composed of three independent, non-employee directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the listing standards of the Nasdaq Global Market that govern audit committee composition, including the requirements that:

•	all audit committee members are “independent directors” as that term is defined in such listing standards;

•	all audit committee members are able to read and understand fundamental financial statements; and

•	at least one audit committee member is financially sophisticated.

The Audit Committee operates under a written charter adopted by the Audit Committee that reflects standards contained in the Nasdaq listing standards. The Audit Committee has reviewed and updated the charter annually. The amended charter was reviewed and reassessed to be in compliance with the applicable Nasdaq and SEC rules. A complete copy of the current charter can be found on our website at www.immunomedics.com.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm Immunomedics’ audited financial statements as of and for the Transition Period.

The Audit Committee has also reviewed and discussed with management and the independent registered public accounting firm management’s assessment that Immunomedics maintained effective internal control over financial reporting as of December 31, 2019, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

The Company has adopted a Code of Ethics for its senior financial officers which the Audit Committee believes is compliant with the SEC Regulation S-K Item 406.

The Audit Committee discussed with the independent registered public accounting firm the matters required by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by this proxy statement.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered accounting firm the independent registered accounting firm’s independence. When considering the independent registered public accounting firm’s independence, the Audit Committee considered whether their provision of services to Immunomedics beyond those rendered in connection with their audit and review of Immunomedics’ consolidated financial statements was compatible with maintaining their independence and discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the auditors for audit services in fiscal 2019, the Transition Period, and fiscal 2018. Information about the auditors’ fees for these periods are listed below in this proxy statement under “Independent Registered Public Accounting Firm.” Based on these discussions and considerations, the Audit Committee is satisfied as to the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10‑K for the year ended December 31, 2019.

The Audit Committee has also selected KPMG LLP as Immunomedics’ independent registered public accounting firm for the year ending December 31, 2020.

The Audit Committee

Ms. Barbara G. Duncan (Chair)

Dr. Charles M. Baum

Dr. Khalid Islam

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected, with the approval of the Board of Directors, the firm of KPMG LLP as Immunomedics’ independent registered public accounting firm for 2020. KPMG LLP has served as our independent registered public accounting firm since September 2013. Ernst & Young LLP previously served as our independent registered public accounting firm from July 1, 2002 to June 30, 2013.

Representatives of KPMG LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Fees of Our Independent Registered Public Accounting Firm

The following table sets forth the fees billed by KPMG LLP for professional services rendered for the audit of our year ended December 31, 2019, our Transition Period and Fiscal 2018 for financial statements and for the other services listed below.

	Fiscal 2019	Transition Period	Fiscal 2018
Audit Fees(1)	$866,000	$605,000	$720,000
All Other Fees(2)	1,780	2,916	1,780
Total	$867,780	$607,916	$721,780
(1) Audit fees represent fees and expenses billed for professional services rendered for the audit of our consolidated annual financial statements, audit of internal controls over financial reporting, review of interim consolidated financial statements, comfort letters, consents and accounting and reporting consultations.

(2) All other fees represent subscription fees for an online accounting research tool.

Disagreements with Accountants on Accounting and Financial Disclosure

None.

Appointment of Independent Registered Public Accounting Firm and Pre-Approval of Audit and Non-Audit Services

The Audit Committee charter requires approval of all audit services to be performed by our independent registered public accounting firm.

Prior to engaging KPMG LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accounting firm was compatible with the maintenance of KPMG LLP’s independence in the conduct of its auditing services.

The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1.
Audit Services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.
Audit-Related Services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3.
Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4.	Other Services are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated the Audit Committee Chairperson pre-approval authority of up to $25,000.

ADDITIONAL INFORMATION

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and any other equity securities issued by us. Executive officers, directors and greater than 10% beneficial owners are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners have been complied with during the year ended December 31, 2019, except that Scott Canute inadvertently filed one late report on Form 4 on March 11, 2019, reporting two transactions.

Stockholder Proposals for the 2021 Annual Meeting

Any stockholder proposal submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in our proxy materials for the 2021 Annual Meeting of Stockholders must have been received by us no later than the close of business on March 20, 2021 and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.

In order for a stockholder to nominate a person for election to the Board or bring other business before the 2021 Annual Meeting of Stockholders, the stockholder must comply with the advance notice provisions of our Amended and Restated Bylaws, which require that the stockholder deliver written notice to the Secretary and comply with the other requirements set forth in the Amended and Restated Bylaws. Specifically, we must receive this notice not less than 90 days and not greater than one hundred 120 days prior to the first anniversary of the preceding year's annual meeting. In the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days (other than as a result of an adjournment or postponement) after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so received no earlier than the 120th day prior to the date of such annual meeting and not later than the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

Householding of Meeting Materials

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials or provided contrary instructions will receive a single envelope containing the Notice for all stockholders having that address. The Notice for each stockholder will include that stockholder’s unique control number needed to vote his or her shares. This procedure will reduce our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, or if you are receiving multiple Notices and would like to receive a single copy of such materials in the future, please contact the Investor Relations Department at Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey, 07950, (973) 605‑8200 or email Investor Relations at InvestorRelations@immunomedics.com. We will respond promptly to such requests.

For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.

Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

On behalf of the Board of Directors,

JARED FREEDBERG, Secretary

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
IMMUNOMEDICS, INC.

Immunomedics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The present name of the Corporation is Immunomedics, Inc.;

2. The original Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Delaware on July 6, 1982; the Corporation’s First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 5, 2012; the Corporation’s Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 3, 2014, and the Corporation’s Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Certificate”) was filed with the Secretary of State of the State of Delaware on June 29, 2017;

3. This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the board of directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware; and

4. This Amended and Restated Certificate of Incorporation amends and restates the Corporation’s Third Amended and Restated Certificate in its entirety.

The Third Amended and Restated Certificate is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the Corporation is Immunomedics, Inc.

ARTICLE II

The purposes for which the Corporation is organized are to transact any or all lawful business for which corporations may be incorporated under the General Corporation Law of Delaware, and to exercise any and all powers that corporations may now or hereafter exercise under the General Corporation Law of Delaware, including, without limitation, research and development activities whereby products may be produced for marketing in conjunction with other organizations.

ARTICLE III

The duration of the Corporation shall be perpetual.

ARTICLE IV

(a) The Corporation shall be authorized to issue Two Hundred Eighty Five Million (285,000,000) shares, consisting of Two Hundred Seventy Five Million (275,000,000) shares of Common Stock, $.01 par value per share (“Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).

(b) The Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series the Board of Directors is expressly authorized to fix the annual rate or rates for dividends for the particular series, the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative, the redemption price or prices for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or other securities of the Corporation or of any other corporation, with any provisions for the subsequent adjustment of such conversion rights, and to classify or reclassify any unissued Preferred Stock by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

All the Preferred Stock of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred Stock shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board of Directors as herein above provided.

ARTICLE V

The stockholders of the Corporation shall have no preemptive right to acquire unissued or treasury shares of the Corporation or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.

ARTICLE VI

The business and affairs of the Corporation shall be managed and conducted by a Board of Directors. The number of directors shall be fixed by resolution of the Board of Directors from time to time.

The Board of Directors of the Corporation may, from time to time, distribute to its stockholders out of capital surplus of the Corporation a portion of its assets in cash or property.

The Board of Directors of the Corporation, to the extent not prohibited by law, shall have the power to cause the Corporation to repurchase its own shares to the full extent of its unreserved and unrestricted capital surplus, or any other surplus, available therefor.

ARTICLE VII

The Corporation shall, to the fullest extent permitted by, and in accordance with the provisions of, the General Corporation Law of Delaware, indemnify each director or officer or employee of the Corporation against expenses (including attorneys’ fees), judgments, taxes, fines and amounts paid in settlement, incurred by him in connection with, and shall advance expenses (including attorneys’ fees) incurred by him in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he is, or is threatened to be made, a party by reason of the fact that he is or was a director or officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise. Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board of Directors or stockholders may reasonably require, by or on behalf of the person seeking indemnification to repay amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein.

The indemnification provided for by this Article VII shall not be deemed exclusive of any other rights to which directors or officers or employees of the Corporation may be entitled under any statute, agreement, by-law or action of the Board of Directors or stockholders of the Corporation, or otherwise, and shall continue as to a person who has ceased to be a director or officer or employee of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the Corporation would have the power or be obligated to indemnify him against such liability under the provisions of this Article VII need not be limited to the power of indemnification of the Corporation under the provisions of Section 145.

The Corporation shall indemnify each director, officer or employee of the Corporation who is, or is threatened to be made, a party to any threatened pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including actions by or in the right of the Corporation, by reason of the fact that such director, officer or employee is or was serving at the request of the Corporation as a “fiduciary” (as defined by Section 3(21)(A) of the Employee Retirement Income Security Act of 1974 (“ERISA”) with regard to any employee benefit plan adopted by the Corporation, against expenses (including attorneys’ fees) , claims, fines, judgments, taxes, causes of action or liability and amounts paid in settlement, actually and reasonably incurred by him in connection with such action or proceeding, unless such expense, claim, fine, judgment, taxes, cause of action, liability or amount arose from his gross negligence, fraud of willful breach of his fiduciary responsibilities under ERISA, except, that with respect to an action by or in the right of the Corporation, indemnification shall be made only against expenses (including attorneys’ fees).

The Corporation shall advance all expenses (including attorneys’ fees) incurred by any director, officer or employee in defending any such civil, criminal, administrative or investigative action, suit or proceeding pending the final disposition of such action, suit or proceeding, unless (a) the Board of Directors, by a majority vote of a quorum consisting of directors who were not or are not parties to the action, suit or proceeding concerned, or (b) the stockholders, determined that under the circumstances the person, by his conduct, is not entitled to indemnification because of his gross negligence, fraud or willful breach of his fiduciary responsibilities under ERISA. Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board of Directors or stockholders may reasonably require, by or on behalf of the director, officer or employee, to repay such amounts unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized herein.

ARTICLE VIII

The address of the registered office of the Corporation is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801 and the name of the registered agent at such address is The Corporation Trust Company.

ARTICLE IX

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives any improper personal benefit. If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall be relieved of liability to the fullest extent permitted by the Delaware General Corporation Law, as amended. Any repeal or modification of this Article IX by the stockholders of the Corporation shall not adversely affect any right of or protection afforded to a director of the Corporation existing at the time of such repeal or modification.

ARTICLE X

The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the Original Certificate of the Corporation, and which has been duly adopted in accordance with Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware, has been duly executed by its duly authorized President and Chief Executive Officer this ____ day of June, 2020.

IMMUNOMEDICS, INC.

By:
Name: Harout Semerjian
Title: President and Chief Executive Officer

IMMUNOMEDICS, INC.
AMENDED & RESTATED
2014 LONG-TERM INCENTIVE PLAN

B-i

	(a)	Termination of Awards	B-10
	(b)	Director Awards	B-11
	(c)	Continuation, Assumption or Substitution of Awards	B-11
	(d)	Other Permitted Actions	B-11
	(e)	Section 409A Savings Clause	B-11
12.	Substitution of Awards in Mergers and Acquisitions.		B-11
13.	Compliance with Securities Laws; Listing and Registration.		B-11
14.	Section 409A Compliance.		B-12
15.	Plan Duration; Amendment and Discontinuance.		B-12
	(a)	Plan Duration	B-13
	(b)	Amendment and Discontinuance of the Plan	B-13
	(c)	Amendment of Awards	B-13
16.	General Provisions.		B-13
	(a)	Non-Guarantee of Employment or Service	B-13
	(b)	No Trust or Fund Created	B-13
	(c)	Status of Awards	B-13
	(d)	Subsidiary Employees	B-13
	(e)	Governing Law and Interpretation	B-13
	(f)	Use of English Language	B-14
	(g)	Recovery of Amounts Paid	B-14
17.	Glossary.		B-14

B-ii

1.	History; Effective Date.

IMMUNOMEDICS, INC., a Delaware corporation, (“Immunomedics”) has established the IMMUNOMEDICS, INC. AMENDED AND RESTATED 2014 LONG-TERM INCENTIVE PLAN, as set forth herein, and as the same may be amended from time to time (the “Plan”). The Plan was adopted by the Board of Directors of Immunomedics (the “Board”) on April [_______], 2020 as a continuation of the Immunomedics’ 2014 Long-Term Incentive Plan (the “2014 Plan”). The Plan shall become and is effective as of the date that it is approved by the stockholders of Immunomedics (the “Effective Date”).

2.	Purposes of the Plan.

The Plan is designed to:
(a)promote the long-term financial interests and growth of Immunomedics and its Subsidiaries (together, the “Company”) by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;
(b)motivate management personnel by means of growth-related incentives to achieve long-range goals; and
(c)further the alignment of interests of Participants with those of the stockholders of Immunomedics through opportunities for increased stock or stock-based ownership in Immunomedics.
Toward these objectives, the Administrator may grant stock options, stock appreciation rights, stock awards, stock units, performance shares, performance units, and other stock-based awards to eligible individuals on the terms and subject to the conditions set forth in the Plan.

3.	Terminology.

Except as otherwise specifically provided in an Award Agreement, capitalized words and phrases used in the Plan or an Award Agreement shall have the meaning set forth in the glossary at Section 17 of the Plan or as defined the first place such word or phrase appears in the Plan.

4.	Administration.

(a)Administration of the Plan. The Plan shall be administered by the Administrator.
(b)Powers of the Administrator. The Administrator shall, except as otherwise provided under the Plan, have plenary authority, in its sole and absolute discretion, to grant Awards pursuant to the terms of the Plan to Eligible Individuals and to take all other actions necessary or desirable to carry out the purpose and intent of the Plan. Among other things, the Administrator shall have the authority, in its sole and absolute discretion, subject to the terms and conditions of the Plan to:
(i)determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted;
(ii)determine the types of Awards to be granted any Eligible Individual;
(iii)determine the number of shares of Common Stock to be covered by or used for reference purposes for each Award or the value to be transferred pursuant to any Award;
(iv)determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (A) the purchase price of any shares of Common Stock, (B) the method of payment for shares purchased pursuant to any Award, (C) the method for satisfying any Tax Withholding Obligation arising in connection with any Award, including by the withholding or delivery of shares of Common Stock, (D) subject to Section 7(b), the timing, terms and conditions of the exercisability, vesting or payout of any Award or any shares acquired pursuant thereto, (E) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (F) the time of the expiration of any Award, (G) the effect of the Participant’s Termination of Service on any of the foregoing, and (H) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto as the Administrator shall consider to be appropriate and not inconsistent with the terms of the Plan;

(v)subject to Sections 7(f), 7(k), 10(c) and 15, modify, amend or adjust the terms and conditions of any Award;
(vi)subject to Section 7(b), accelerate or otherwise change the time at or during which an Award may be exercised or becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction, condition or risk of forfeiture with respect to such Award; provided, however, that no such change, waiver or acceleration shall be made to any Award that is considered “deferred compensation” within the meaning of Section 409A of the Code if the effect of such action is inconsistent with Section 409A of the Code;
(vii)determine whether an Award will be paid or settled in cash, shares of Common Stock, or in any combination thereof and whether, to what extent and under what circumstances cash or shares of Common Stock payable with respect to an Award shall be deferred either automatically or at the election of the Participant;
(viii)for any purpose, including but not limited to, qualifying for preferred or beneficial tax treatment, accommodating the customs or administrative challenges or otherwise complying with the tax, accounting or regulatory requirements of one or more jurisdictions, adopt, amend, modify, administer or terminate sub plans, appendices, special provisions or supplements applicable to Awards regulated by the laws of a particular jurisdiction, which sub-plans, appendices, supplements and special provisions may take precedence over other provisions of the Plan, and prescribe, amend and rescind rules and regulations relating to such sub plans, supplements and special provisions;
(ix)establish any “Blackout Period”, during which transactions affecting Awards may not be effectuated, that the Administrator in its sole discretion deems necessary or advisable;
(x)determine the Fair Market Value of shares of Common Stock or other property for any purpose under the Plan or any Award;
(xi)administer, construe and interpret the Plan, Award Agreements and all other documents relevant to the Plan and Awards issued thereunder, and decide all other matters to be determined in connection with an Award;
(xii)establish, amend, rescind and interpret such administrative rules, regulations, agreements, guidelines, instruments and practices for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable;
(xiii)correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent the Administrator shall consider it desirable to carry it into effect; and
(xiv)otherwise administer the Plan and all Awards granted under the Plan.
(c)Delegation of Administrative Authority. The Administrator may designate officers or employees of the Company to assist the Administrator in the administration of the Plan and, to the extent permitted by applicable law and stock exchange rules, the Administrator may delegate to officers or other employees of the Company the Administrator’s duties and powers under the Plan, subject to such conditions and limitations as the Administrator shall prescribe, including without limitation the authority to execute agreements or other documents on behalf of the Administrator; provided, however, that such delegation of authority shall not extend to the granting of, or exercise of discretion with respect to, Awards to Eligible Individuals who are officers under Section 16 of the Exchange Act.
(d)Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.
(e)Limited Liability; Advisors. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder. The Administrator may employ counsel, consultants, accountants, appraisers, brokers or other persons. The Administrator, Immunomedics, and the officers and directors of Immunomedics shall be entitled to rely upon the advice, opinions or valuations of any such persons.

(f)Indemnification. To the maximum extent permitted by law, by Immunomedics’ charter and by-laws, and by any directors’ and officers’ liability insurance coverage which may be in effect from time to time, the members of the Administrator and any agent or delegate of the Administrator who is a director, officer or employee of Immunomedics or an Affiliate shall be indemnified by Immunomedics against any and all liabilities and expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan.
(g)Effect of Administrator’s Decision. All actions taken and determinations made by the Administrator on all matters relating to the Plan or any Award pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion, unless in contravention of any express term of the Plan, including, without limitation, any determination involving the appropriateness or equitableness of any action. All determinations made by the Administrator shall be conclusive, final and binding on all parties concerned, including Immunomedics, its stockholders, any Participants and any other employee, consultant, or director of Immunomedics and its Affiliates, and their respective successors in interest. No member of the Administrator, nor any director, officer, employee or representative of Immunomedics shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards. Notwithstanding the foregoing, following a Change in Control, any determination by the Administrator as to whether “Cause” or “Good Reason” exists under the terms of an Award shall be subject to de novo review by a court of competent jurisdiction.
5.Shares Issuable Pursuant to Awards.

(a)Initial Share Pool. As of the Effective Date, the number of shares of Common Stock issuable pursuant to Awards that may be granted under the Plan (the “Share Pool”) shall be equal to (i) 9,000,000 shares of Common Stock plus (ii) the number of unallocated shares of Common Stock available for issuance as of the effective date of the 2014 Plan under the Immunomedics, Inc. 2006 Stock Incentive Plan (the “2006 Plan”) that were not then subject to outstanding Awards plus (iii) 7,000,000 additional shares as of the Effective Date.

(b)Adjustments to Share Pool. The Share Pool shall be adjusted, in addition to any adjustments to be made pursuant to Section 10 of the Plan, as follows:

(i)The Share Pool shall be reduced, on the date of grant, by one share for each share of Common Stock made subject to an Award granted under the Plan;

(ii)The Share Pool shall be increased, on the relevant date, by the number of unissued shares of Common Stock underlying or used as a reference measure for any Award or portion of an Award granted under this Plan or the 2006 Plan that is cancelled, forfeited, expired, terminated unearned or settled in cash, in any such case without the issuance of shares; and

(iii)The Share Pool shall be increased, on the forfeiture date, by the number of shares of Common Stock that are forfeited back to the Company after issuance due to a failure to meet an Award contingency or condition with respect to any Award or portion of an Award granted under this Plan or the 2006 Plan.

For the avoidance of doubt, as of the Effective Date, the Share Pool shall not be increased by (A) shares of Common Stock used as a reference measure for any Award granted under this Plan that are not issued upon settlement of such Award due to a net settlement, (B) shares of Common Stock withheld by or surrendered (either actually or through attestation) to the Company in payment of the exercise price of any Award, or (C) shares of Common Stock withheld by or surrendered (either actually or through attestation) to the Company in payment of the Tax Withholding Obligation that arises in connection with any Award.
(c)Award Limits. Subject to adjustment as provided in Section 10 of the Plan:

(i)the maximum number of shares of Common Stock that may be made subject to Awards granted under the Plan during a calendar year to any one person in the form of stock options or stock appreciation rights is, in the aggregate, 500,000 shares;

(ii)the maximum number of shares of Common Stock that may be made subject to Awards granted under the Plan during a calendar year to any one person in the form of Performance Awards is, in the aggregate, 500,000 shares,

(iii)in connection with Awards granted under the Plan during a calendar year to any one person in the form of Performance Shares, the maximum cash amount payable thereunder is the amount equal to the number of shares made subject to the Award, as limited by Section 5(c) (ii), multiplied by the Fair Market Value as determined as of the payment date; and

(iv)in connection with Awards granted under the Plan during a calendar year to any one person in the form of Performance Units, the maximum cash amount payable under such Performance Units is $1,000,000; provided, however, that each of the limitations set forth above in clauses (i), (ii) and (iii) of this Section 5(c) shall be multiplied by two when applied to Awards granted to any individual during the calendar year in which such individual first commences service with Immunomedics or a Subsidiary; and provided, further, that the limitations set forth above in clauses (ii) and (iii) of this Section 5(c) shall be multiplied by the number of calendar years over which the applicable Performance Period spans (in whole or in part), if the Performance Period is longer than 12 months’ duration, when applied to Performance Awards. If an Award is terminated, surrendered or canceled in the same year in which it was granted, such Award nevertheless will continue to be counted against the limitations set forth above in this Section 5(c) for the calendar year in which it was granted.

(d)ISO Limit. Subject to adjustment pursuant to Section 10 of the Plan, the maximum number of shares of Common Stock that may be issued pursuant to stock options granted under the Plan that are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code shall be equal to 16,000,000 shares of Common Stock.

(e)Source of Shares. The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares authorized for issuance under Immunomedics’ charter but unissued, or issued and reacquired, including without limitation shares purchased in the open market or in private transactions.

6.	Participation.

Participation in the Plan shall be open to all Eligible Individuals, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to Eligible Individuals in connection with hiring, recruiting or otherwise, prior to the date the individual first performs services for Immunomedics or a Subsidiary; provided, however, that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

7.	Awards.

(a)Awards, In General. The Administrator, in its sole discretion, shall establish the terms of all Awards granted under the Plan consistent with the terms of the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. Unless otherwise specified by the Administrator, in its sole discretion, or otherwise provided in the Award Agreement, an Award shall not be effective unless the Award Agreement is signed or otherwise accepted by Immunomedics and the Participant receiving the Award (including by electronic delivery and/or electronic signature).

(b)Minimum Restriction Period for All Awards. Except as provided below and notwithstanding any provision of the Plan to the contrary, each Award granted under the Plan shall be subject to a minimum Restriction Period of 12 months from the date of grant. . If the grant of a Performance Award is conditioned on satisfaction of Performance Goals, the Performance Period shall not be less than 12 months’ duration, but no additional minimum Restriction Period need apply to such Award. Except as provided below and notwithstanding any provision of the Plan to the contrary, the Administrator shall not have discretionary authority to waive the minimum Restriction Period applicable to an Award, except in the case of death, disability, or a Change in Control. The provisions of this Section 7(b) shall not apply and/or may be waived, in the Administrator’s discretion, with respect to up to the number of Awards that is equal to five percent (5%) of the aggregate Share Pool available as of the Effective Date.

(c)Stock Options.

(i)Grants. A stock option means a right to purchase a specified number of shares of Common Stock from Immunomedics at a specified price during a specified period of time. The Administrator may from time to time grant to Eligible Individuals Awards of Incentive Stock Options or Nonqualified Options; provided, however, that Awards of Incentive Stock Options shall be limited to employees of Immunomedics or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and 424(f) of the Code, respectively, of Immunomedics, and any other Eligible Individuals who are eligible to receive Incentive Stock Options under the provisions of Section 422 of the Code. No stock option shall be an Incentive Stock Option unless so designated by the Administrator at the time of grant or in the applicable Award Agreement.

(ii)Exercise. Stock options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that Awards of stock options may not have a term in excess of ten years’ duration unless required otherwise by applicable law. The exercise price per share subject to a stock option granted under the Plan shall not be less than the Fair Market Value of one share of Common Stock on the date of grant of the stock option, except as provided under applicable law or with respect to stock options that are granted in substitution of similar types of awards of a company acquired by Immunomedics or a Subsidiary or with which Immunomedics or a Subsidiary combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) to preserve the intrinsic value of such awards.

(iii)Termination of Service. Except as provided in the applicable Award Agreement or otherwise determined by the Administrator, to the extent stock options are not vested and exercisable, a Participant’s stock options shall be forfeited upon his or her Termination of Service.

(iv)Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock options, provided they are not inconsistent with the Plan.

(d)Limitation on Reload Options. The Administrator shall not grant stock options under this Plan that contain a reload or replenishment feature pursuant to which a new stock option would be granted automatically upon receipt of delivery of Common Stock to Immunomedics in payment of the exercise price or any Tax Withholding Obligation under any other stock option.

(e)Stock Appreciation Rights.

(i)Grants. The Administrator may from time to time grant to Eligible Individuals Awards of stock appreciation rights. A stock appreciation right entitles the Participant to receive, subject to the provisions of the Plan and the Award Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Award Agreement, times (ii) the number of shares specified by the stock appreciation right, or portion thereof, which is exercised. The base price per share specified in the Award Agreement shall not be less than the lower of the Fair Market Value on the date of grant or the exercise price of any tandem stock option to which the stock appreciation right is related, or with respect to stock appreciation rights that are granted in substitution of similar types of awards of a company acquired by Immunomedics or a Subsidiary or with which Immunomedics or a Subsidiary combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) such base price as is necessary to preserve the intrinsic value of such awards.

(ii)Exercise. Stock appreciation rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that stock appreciation rights granted under the Plan may not have a term in excess of ten years’ duration unless otherwise required by applicable law. The applicable Award Agreement shall specify whether payment by Immunomedics of the amount receivable upon any exercise of a stock appreciation right is to be made in cash or shares of Common Stock or a combination of both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or upon the exercise of the stock appreciation right. If upon the exercise of a stock appreciation right a Participant is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(iii)Termination of Service. Except as provided in the applicable Award Agreement or otherwise determined by the Administrator, to the extent stock appreciation rights are not vested and exercisable, a Participant’s stock appreciation rights shall be forfeited upon his or her Termination of Service.

(iv)Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock appreciation rights, provided they are not inconsistent with the Plan.

(f)Repricing. Notwithstanding anything herein to the contrary, except in connection with a corporate transaction involving Immunomedics (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of options and stock appreciation rights granted under the Plan may not be amended, after the date of grant, to reduce the exercise price of such options or stock appreciation rights, nor may outstanding options or stock appreciation rights be canceled in exchange for (i) cash, (ii) options or stock appreciation rights with an exercise price or base price that is less than the exercise price or base price of the original outstanding options or stock appreciation rights, or (iii) other Awards, unless such action is approved by Immunomedics’ stockholders.

(g)Stock Awards.

(i)Grants. The Administrator may from time to time grant to Eligible Individuals Awards of unrestricted Common Stock or Restricted Stock (collectively, “Stock Awards”) on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Administrator shall determine, subject to the limitations set forth in Section 7(b). Stock Awards shall be evidenced in such manner as the Administrator may deem appropriate, including via book-entry registration.

(ii)Vesting. Restricted Stock shall be subject to such vesting, restrictions on transferability and other restrictions, if any, and/or risk of forfeiture as the Administrator may impose at the date of grant or thereafter. The Restriction Period to which such vesting, restrictions and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine. Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock.

(iii)Rights of a Stockholder; Dividends. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder of Common Stock including, without limitation, the right to vote Restricted Stock. Cash dividends declared payable on Common Stock shall be paid, with respect to outstanding Restricted Stock, either as soon as practicable following the dividend payment date or deferred for payment to such later date as determined by the Administrator, and shall be paid in cash or as unrestricted shares of Common Stock having a Fair Market Value equal to the amount of such dividends or may be reinvested in additional shares of Restricted Stock as determined by the Administrator; provided, however, that dividends declared payable on Restricted Stock that is granted as a Performance Award shall be held by Immunomedics and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such shares of Restricted Stock. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Common Stock or other property has been distributed. As soon as is practicable following the date on which restrictions on any shares of Restricted Stock lapse, Immunomedics shall deliver to the Participant the certificates for such shares or shall cause the shares to be registered in the Participant’s name in book-entry form, in either case with the restrictions removed, provided that the Participant shall have complied with all conditions for delivery of such shares contained in the Award Agreement or otherwise reasonably required by Immunomedics.

(iv)Termination of Service. Except as provided in the applicable Award Agreement, upon Termination of Service during the applicable Restriction Period, Restricted Stock and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided that, subject to the limitations set forth in Section 7(b), the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(v)Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Restricted Stock, provided they are not inconsistent with the Plan.

(h)Stock Units.

(i)Grants. The Administrator may from time to time grant to Eligible Individuals Awards of unrestricted stock Units or Restricted Stock Units on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Administrator shall determine, subject to the limitations set forth in Section 7(b). Restricted Stock Units represent a contractual obligation by Immunomedics to deliver a number of shares of Common Stock, an amount in cash equal to the Fair Market Value of the specified number of shares subject to the Award, or a combination of shares of Common Stock and cash, in accordance with the terms and conditions set forth in the Plan and any applicable Award Agreement.

(ii)Vesting and Payment. Restricted Stock Units shall be subject to such vesting, risk of forfeiture and/or payment provisions as the Administrator may impose at the date of grant. The Restriction Period to which such vesting and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine. Shares of Common Stock, cash or a combination of shares of Common Stock and cash, as applicable, payable in settlement of Restricted Stock Units shall be delivered to the Participant as soon as administratively practicable, but no later than 30 days, after the date on which payment is due under the terms of the Award Agreement provided that the Participant shall have complied with all conditions for delivery of such shares or payment contained in the Award Agreement or otherwise reasonably required by Immunomedics, or in accordance with an election of the Participant, if the Administrator so permits, that meets the requirements of Section 409A of the Code.

(iii)No Rights of a Stockholder; Dividend Equivalents. Until shares of Common Stock are issued to the Participant in settlement of stock Units, the Participant shall not have any rights of a stockholder of Immunomedics with respect to the stock Units or the shares issuable thereunder. The Administrator may grant to the Participant the right to receive Dividend Equivalents on stock Units, on a current, reinvested and/or restricted basis, subject to such terms as the Administrator may determine provided, however, that Dividend Equivalents payable on stock Units that are granted as a Performance Award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such stock Units.

(iv)Termination of Service. Upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of shares of Common Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid Dividend Equivalents with respect to such Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that, subject to the limitations set forth in Section 7(b), the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(v)Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock Units, provided they are not inconsistent with the Plan.

(i)Performance Shares and Performance Units.

(i)Grants. The Administrator may from time to time grant to Eligible Individuals Awards in the form of Performance Shares and Performance Units. Performance Shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units that are expressed in terms of Common Stock, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. Performance Units, as that term is used in this Plan, shall refer to dollar-denominated Units valued by reference to designated criteria established by the Administrator, other than Common Stock, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. The applicable Award Agreement shall specify whether Performance Shares and Performance Units will be settled or paid in cash or shares of Common Stock or a combination of both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or at the payment or settlement date.

(ii)Performance Criteria. The Administrator shall, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an Award of Performance Shares or Performance Units upon (A) the attainment of Performance Goals during a Performance Period or (B) the attainment of Performance Goals and the continued service of the Participant. The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Administrator in the exercise of its absolute discretion. Performance Goals may include minimum, maximum and target levels of performance, with the size of the Award or payout of Performance Shares or Performance Units or the vesting or lapse of restrictions with respect thereto based on the level attained. Performance Goals. Performance Goals may be applied on a per share or absolute basis and relative to one or more Performance Metrics, or any combination thereof, and may be measured pursuant to U.S. generally accepted accounting principles

(“GAAP”), non-GAAP or other objective standards in a manner consistent with Immunomedics’ or its Subsidiary’s established accounting policies, all as the Administrator shall determine at the time the Performance Goals for a Performance Period are established. An Award of Performance Shares or Performance Units shall be settled as and when the Award vests or at a later time specified in the Award Agreement or in accordance with an election of the Participant, if the Administrator so permits, that meets the requirements of Section 409A of the Code

(iii)Adjustment to Performance Goals. The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to the manner in which one or more of the Performance Goals is to be calculated or measured to take into account, or ignore, one or more of the following: (1) items related to a change in accounting principle; (2) items relating to financing activities; (3) expenses for restructuring or productivity initiatives; (4) other non-operating items; (5) items related to acquisitions; (6) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (7) items related to the sale or disposition of a business or segment of a business; (8) items related to discontinued operations that do not qualify as a segment of a business under U.S. generally accepted accounting principles; (9) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (10) any other items of significant income or expense which are determined to be appropriate adjustments; (11) items relating to unusual or extraordinary corporate transactions, events or developments, (12) items related to amortization of acquired intangible assets; (13) items that are outside the scope of the Company’s core, on-going business activities; (14) changes in foreign currency exchange rates; (15) items relating to changes in tax laws; (16) certain identified expenses (including, but not limited to, cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses); (17) items relating to asset impairment charges; (18) items relating to gains or unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions; or (19) any other items or criteria selected by the Administrator.

(iv)Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Performance Shares or Performance Units, provided they are not inconsistent with the Plan.

(j)Other Stock-Based Awards. The Administrator may from time to time grant to Eligible Individuals Awards in the form of Other Stock-Based Awards. Other Stock-Based Awards in the form of Dividend Equivalents may be (A) awarded on a free-standing basis or in connection with another Award other than a stock option or stock appreciation right, (B) paid currently or credited to an account for the Participant, including the reinvestment of such credited amounts in Common Stock equivalents, to be paid on a deferred basis, and (C) settled in cash or Common Stock as determined by the Administrator; provided, however, that Dividend Equivalents payable on Other Stock-Based Awards that are granted as a Performance Award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such Other Stock-Based Awards. Any such settlements, and any such crediting of Dividend Equivalents, may be subject to such conditions, restrictions and contingencies as the Administrator shall establish.

(k)Awards to Participants Outside the United States. The Administrator may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause Immunomedics or a Subsidiary to be subject to) tax, legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable in order that any such Award shall conform to laws, regulations, and customs of the country or jurisdiction in which the Participant is then resident or primarily employed or to foster and promote achievement of the purposes of the Plan.

(l)Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of shares of Common Stock with respect to dividends to Participants holding Awards of stock Units, shall only be permissible if sufficient shares are available under the Share Pool for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient shares are not available under the Share Pool for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of stock Units equal in number to the shares of Common Stock that would have been obtained by such payment or reinvestment, the terms of which stock Units shall provide for settlement in cash and for Dividend Equivalent reinvestment in further stock Units on the terms contemplated by this Section 7(l).

8.Withholding of Taxes.

Participants and holders of Awards shall pay to Immunomedics or its Affiliate, or make arrangements satisfactory to the Administrator for payment of, any Tax Withholding Obligation in respect of Awards granted under the Plan no later than the date of the event creating the tax or social insurance contribution liability. The obligations of Immunomedics under the Plan shall be conditional on such payment or arrangements. Unless otherwise determined by the Administrator, Tax Withholding Obligations may be settled in whole or in part with shares of Common Stock, including unrestricted outstanding shares surrendered to Immunomedics and unrestricted shares that are part of the Award that gives rise to the Tax Withholding Obligation, having a Fair Market Value on the date of surrender or withholding equal to the statutory minimum amount (and not any greater amount) required to be withheld for tax or social insurance contribution purposes, all in accordance with such procedures as the Administrator establishes. Immunomedics or its Affiliate may deduct, to the extent permitted by law, any such Tax Withholding Obligations from any payment of any kind otherwise due to the Participant or holder of an Award.

9.	Transferability of Awards.

(a)General Nontransferability Absent Administrator Permission. Except as otherwise determined by the Administrator, and in any event in the case of an Incentive Stock Option or a tandem stock appreciation right granted with respect to an Incentive Stock Option, no Award granted under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution. The Administrator shall not permit any transfer of an Award for value. An Award may be exercised during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative, unless otherwise determined by the Administrator. Awards granted under the Plan shall not be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except as otherwise determined by the Administrator; provided, however, that the restrictions in this sentence shall not apply to the shares of Common Stock received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have lapsed. Nothing in this paragraph shall be interpreted or construed as overriding the terms of any Immunomedics stock ownership or retention policy, now or hereafter existing, that may apply to the Participant or shares of Common Stock received under an Award.

(b)Administrator Discretion to Permit Transfers Other Than For Value. Except as otherwise restricted by applicable law, the Administrator may, but need not, permit an Award, other than an Incentive Stock Option or a tandem stock appreciation right granted with respect to an Incentive Stock Option, to be transferred to a Participant’s Family Member (as defined below) as a gift or pursuant to a domestic relations order in settlement of marital property rights. The Administrator shall not permit any transfer of an Award for value. For purposes of this Section 9, “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. The following transactions are not prohibited transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity.

10.Adjustments for Corporate Transactions and Other Events.

(a)Mandatory Adjustments. In the event of a merger, consolidation, stock rights offering, statutory share exchange or similar event affecting Immunomedics (each, a “Corporate Event”) or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of Immunomedics (each, a “Share Change”) that occurs at any time after adoption of this Plan by the Board (including any such Corporate Event or Share Change that occurs after such adoption and coincident with or prior to the Effective Date), the Administrator shall make equitable and appropriate substitutions or proportionate adjustments to (i) the aggregate number and kind of shares of Common Stock or other securities on which Awards under the Plan may be granted to Eligible Individuals, (ii) the maximum number of shares of Common Stock or other securities with respect to which Awards may be granted during any one calendar year to any individual, (iii) the maximum number of shares of Common Stock or other securities that may be issued with respect to Incentive Stock Options granted under the Plan, (iv) the number of shares of Common Stock or other securities covered by each outstanding Award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding Award, and (v) all other numerical limitations relating to Awards, whether contained in this Plan or in Award Agreements; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

(b)Discretionary Adjustments. In the case of Corporate Events, the Administrator may make such other adjustments to outstanding Awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator in its sole discretion (it being understood that in the case of a Corporate Event with respect to which stockholders of Immunomedics receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of a stock option or stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Event over the exercise price or base price of such stock option or stock appreciation right shall conclusively be deemed valid and that any stock option or stock appreciation right may be cancelled for no consideration upon a Corporate Event if its exercise price or base price does not exceed the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Event), (ii) the substitution of securities or other property (including, without limitation, cash or other securities of Immunomedics and securities of entities other than Immunomedics) for the shares of Common Stock subject to outstanding Awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the Administrator, of the surviving or successor entity or a parent thereof (“Substitute Awards”).

(c)Adjustments to Performance Goals. The Administrator may, in its discretion, adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in Immunomedics’ consolidated financial statements, notes to the consolidated financial statements, management’s discussion and analysis or other Immunomedics filings with the Securities and Exchange Commission. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of Immunomedics or the applicable subsidiary, business segment or other operational unit of Immunomedics or any such entity or segment, or the manner in which any of the foregoing conducts its business, or other events or circumstances, render the Performance Goals to be unsuitable, the Administrator may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable.

(d)Statutory Requirements Affecting Adjustments. Notwithstanding the foregoing: (A) any adjustments made pursuant to Section 10 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (B) any adjustments made pursuant to Section 10 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (1) continue not to be subject to Section 409A of the Code or (2) comply with the requirements of Section 409A of the Code; (C) in any event, the Administrator shall not have the authority to make any adjustments pursuant to Section 10 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the date of grant to be subject thereto; and (D) any adjustments made pursuant to Section 10 to Awards that are Incentive Stock Options shall be made in compliance with the requirements of Section 424(a) of the Code.

(e)Dissolution or Liquidation. Unless the Administrator determines otherwise, all Awards outstanding under the Plan shall terminate upon the dissolution or liquidation of Immunomedics.

11.Change in Control Provisions.

(a)Termination of Awards. Notwithstanding the provisions of Section 11(b), in the event that any transaction resulting in a Change in Control occurs, outstanding Awards will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the issuance therefor of Substitute Awards of, the surviving or successor entity or a parent thereof. Solely with respect to Awards that will terminate as a result of the immediately preceding sentence and except as otherwise provided in the applicable Award Agreement:
(i)the outstanding Awards of stock options and stock appreciation rights that will terminate upon the effective time of the Change in Control shall, immediately before the effective time of the Change in Control, become fully vested and exercisable and the holders of such Awards will be permitted, immediately before the Change in Control, to exercise the Awards;

(ii)the outstanding shares of Restricted Stock the vesting or restrictions on which are then solely time-based and not subject to achievement of Performance Goals shall, immediately before the effective time of the Change in Control, become fully vested, free of all transfer and lapse restrictions and free of all risks of forfeiture;

(iii)the outstanding shares of Restricted Stock the vesting or restrictions on which are then subject to and pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control and unless the Award Agreement provides for vesting or lapsing of restrictions in a greater amount upon the occurrence of a Change in Control, become vested, free of transfer and lapse restrictions and risks of forfeiture in such amounts as if the applicable Performance Goals for the unexpired Performance Period had been achieved at the target level set forth in the applicable Award Agreement;

(iv)the outstanding Restricted Stock Units, Performance Shares and Performance Units the vesting, earning or settlement of which is then solely time-based and not subject to or pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control, become fully earned and vested and shall be settled in cash or shares of Common Stock (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the shares) as promptly as is practicable, subject to any applicable limitations imposed thereon by Section 409A of the Code; and

(v)the outstanding Restricted Stock Units, Performance Shares and Performance Units the vesting, earning or settlement of which is then subject to and pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control and unless the Award Agreement provides for vesting, earning or settlement in a greater amount upon the occurrence of a Change in Control, become vested and earned in such amounts as if the applicable Performance Goals for the unexpired Performance Period had been achieved at the target level set forth in the applicable Award Agreement and shall be settled in cash or shares of Common Stock (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the shares) as promptly as is practicable, subject to any applicable limitations imposed thereon by Section 409A of the Code.

(b)Director Awards. Unless otherwise provided in the applicable Award Agreement, if a Change of Control occurs, then all outstanding Awards to a non-employee Board member then in Service that are not then exercisable and/or not vested shall become fully exercisable and vested upon the Change of Control.

Implementation of the provisions of Sections 11(a) and (b) shall be conditioned upon consummation of the Change in Control.
(c)Continuation, Assumption or Substitution of Awards. The administrator may specify, on or after the date of grant, in an award agreement or amendment thereto, the consequences of a Participant’s Termination of Service that occurs coincident with or following the occurrence of a Change in Control, if a Change in Control occurs under which provision is made in connection with the transaction for the continuation or assumption of outstanding Awards by, or for the issuance therefor of Substitute Awards of, the surviving or successor entity or a parent thereof.

(d)Other Permitted Actions. In the event that any transaction resulting in a Change in Control occurs, the Administrator may take any of the actions set forth in Section 10 with respect to any or all Awards granted under the Plan.

(e)Section 409A Savings Clause. Notwithstanding the foregoing, if any Award is considered to be a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, this Section 11 shall apply to such Award only to the extent that its application would not result in the imposition of any tax or interest or the inclusion of any amount in income under Section 409A of the Code.

12.Substitution of Awards in Mergers and Acquisitions.

Awards may be granted under the Plan from time to time in substitution for assumed awards held by employees, officers, consultants or directors of entities who become employees, officers, consultants or directors of Immunomedics or a Subsidiary as the result of a merger or consolidation of the entity for which they perform services with Immunomedics or a Subsidiary, or the acquisition by Immunomedics of the assets or stock of the such entity. The terms and conditions of any Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the Awards to the provisions of the assumed awards for which they are substituted and to preserve their intrinsic value as of the date of the merger, consolidation or acquisition transaction. To the extent permitted by applicable law and marketplace or listing rules of the primary securities market or exchange on which the Common Stock is listed or admitted for trading, any available shares under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards granted pursuant to this Section 12 and, upon such grant, shall not reduce the Share Pool.

13.	Compliance with Securities Laws; Listing and Registration.

(a)The obligation of Immunomedics to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal, state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign (non-United States) securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Stock under the Plan would or may violate the rules of any exchange on which Immunomedics’ securities are then listed for trade, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. If the Administrator determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of Immunomedics’ equity securities are listed, then the Administrator may postpone any such exercise, nonforfeitability or delivery, as applicable, but Immunomedics shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

(b)Each Award is subject to the requirement that, if at any time the Administrator determines, in its absolute discretion, that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state, federal or foreign (non-United States) law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c)In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a person receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to Immunomedics in writing that the Common Stock acquired by such person is acquired for investment only and not with a view to distribution and that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws.

14.Section 409A Compliance.

It is the intention of Immunomedics that any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code shall comply in all respects with the requirements of Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code, and the terms of each such Award shall be construed, administered and deemed amended, if applicable, in a manner consistent with this intention. Notwithstanding the foregoing, neither Immunomedics nor any of its Affiliates nor any of its or their directors, officers, employees, agents or other service providers will be liable for any taxes, penalties or interest imposed on any Participant or other person with respect to any amounts paid or payable (whether in cash, shares of Common Stock or other property) under any Award, including any taxes, penalties or interest imposed under or as a result of Section 409A of the Code. Any payments described in an Award that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. For purposes of any Award, each amount to be paid or benefit to be provided to a Participant that constitutes deferred compensation subject to Section 409A of the Code shall be construed as a separate identified payment for purposes of Section 409A of the Code. For purposes of Section 409A of the Code, the payment of Dividend Equivalents under any Award shall be construed as earnings and the time and form of payment of such Dividend Equivalents shall be treated separately from the time and form of payment of the underlying Award. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, any payments (whether in cash, shares of Common Stock or other property) to be made with respect to the Award that become payable on account of the Participant’s separation from service, within the meaning of Section 409A of the Code, while the Participant is a “specified employee” (as determined in accordance with the uniform policy adopted by the Administrator with respect to all of the arrangements subject to Section 409A of the Code maintained by Immunomedics and its Affiliates) and which would otherwise be paid within six months after the Participant’s separation from service shall be accumulated (without interest) and paid on the first day of the seventh month following the Participant’s separation from service or, if earlier, within 15 days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death. Notwithstanding anything in the Plan or an Award Agreement to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4).

15.	Plan Duration; Amendment and Discontinuance.

(a)Plan Duration. The Plan shall remain in effect, subject to the right of the Board or the Compensation Committee to amend or terminate the Plan at any time, until the earlier of (a) the earliest date as of which all Awards granted under the Plan have been satisfied in full or terminated and no shares of Common Stock approved for issuance under the Plan remain available to be granted under new Awards or (b) April ___, 2030. No Awards shall be granted under the Plan after such termination date. Subject to other applicable provisions of the Plan, all Awards made under the Plan on or before April ___, 2030, or such earlier termination of the Plan, shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

(b)Amendment and Discontinuance of the Plan. The Board or the Compensation Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law or rule of any securities exchange or market on which the Common Stock is listed or admitted for trading or to prevent adverse tax or accounting consequences to Immunomedics or the Participant. Notwithstanding the foregoing, no such amendment shall be made without the approval of Immunomedics’ stockholders to the extent such amendment would (A) materially increase the benefits accruing to Participants under the Plan, (B) materially increase the number of shares of Common Stock which may be issued under the Plan or to a Participant, (C) materially expand the eligibility for participation in the Plan, (D) eliminate or modify the prohibition set forth in Section 7(f) on repricing of stock options and stock appreciation rights, (E) lengthen the maximum term or lower the minimum exercise price or base price permitted for stock options and stock appreciation rights, or (F) modify the prohibition on the issuance of reload or replenishment options. Except as otherwise determined by the Board or Compensation Committee, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c)Amendment of Awards. Subject to Section 7(f), the Administrator may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall materially impair the rights of any Participant with respect to an Award without the Participant’s consent, except such an amendment made to cause the Plan or Award to comply with applicable law, applicable rule of any securities exchange on which the Common Stock is listed or admitted for trading, or to prevent adverse tax or accounting consequences for the Participant or the Company or any of its Affiliates. For purposes of the foregoing sentence, an amendment to an Award that results in a change in the tax consequences of the Award to the Participant shall not be considered to be a material impairment of the rights of the Participant and shall not require the Participant’s consent.

16.General Provisions.

(a)Non-Guarantee of Employment or Service. Nothing in the Plan or in any Award Agreement thereunder shall confer any right on an individual to continue in the service of Immunomedics or any Affiliate or shall interfere in any way with the right of Immunomedics or any Affiliate to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest or become payable; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under any Award or the Plan. No person, even though deemed an Eligible Individual, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. To the extent that an Eligible Individual who is an employee of a Subsidiary receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that Immunomedics is the Participant’s employer or that the Participant has an employment relationship with Immunomedics.

(b)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Immunomedics and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from Immunomedics pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of Immunomedics.

(c)Status of Awards. Awards shall be special incentive payments to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for purposes of determining any pension, retirement, death, severance or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance, severance or other employee benefit plan of Immunomedics or any Affiliate now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation or (b) any agreement between (i) Immunomedics or any Affiliate and (ii) the Participant, except as such plan or agreement shall otherwise expressly provide.

(d)Subsidiary Employees. In the case of a grant of an Award to an Eligible Individual who provides services to any Subsidiary, Immunomedics may, if the Administrator so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Administrator may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the Eligible Individual in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled after such issue or transfer of shares to the Subsidiary shall revert to Immunomedics.

(e)Governing Law and Interpretation. The validity, construction and effect of the Plan, of Award Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Award Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable United States federal laws and the laws of the State of Delaware without regard to its conflict of laws principles. The captions of the Plan are not part of the provisions hereof and shall have no force or effect. Except where the context otherwise requires: (i) the singular includes the plural and vice versa; (ii) a reference to one gender includes other genders; (iii) a reference to a person includes a natural person, partnership, corporation, association, governmental or local authority or agency or other entity; and (iv) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them.

(f)Use of English Language. The Plan, each Award Agreement, and all other documents, notices and legal proceedings entered into, given or instituted pursuant to an Award shall be written in English, unless otherwise determined by the Administrator. If a Participant receives an Award Agreement, a copy of the Plan or any other documents related to an Award translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version shall control.

(g)Recovery of Amounts Paid. Except as otherwise provided by the Administrator, Awards granted under the Plan shall be subject to any and all policies, guidelines, codes of conduct, or other agreement or arrangement adopted by the Board or Compensation Committee with respect to the recoupment, recovery or clawback of compensation (collectively, the “Recoupment Policy”) and/or to any provisions set forth in the applicable Award Agreement under which Immunomedics may recover from current and former Participants any amounts paid or shares of Common Stock issued under an Award and any proceeds therefrom under such circumstances as the Administrator determines appropriate. The Administrator may apply the Recoupment Policy to Awards granted before the policy is adopted to the extent required by applicable law or rule of any securities exchange or market on which shares of Common Stock are listed or admitted for trading, as determined by the Administrator in its sole discretion.

17.Glossary.

Under this Plan, except where the context otherwise indicates, the following definitions apply:
“Administrator” means the Compensation Committee, or such other committee(s) or officer(s) duly appointed by the Board or the Compensation Committee to administer the Plan or delegated limited authority to perform administrative actions under the Plan, and having such powers as shall be specified by the Board or the Compensation Committee; provided, however, that at any time the Board may serve as the Administrator in lieu of or in addition to the Compensation Committee or such other committee(s) or officer(s) to whom administrative authority has been delegated. With respect to any Award to which Section 16 of the Exchange Act applies, the Administrator shall consist of either the Board or a committee of the Board, which committee shall consist of two or more directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and an “independent director” to the extent required by the rules of the national securities exchange that is the principal trading market for the Common Stock; provided, that with respect to Awards made to a member of the Board who is not an employee of the Company, “Administrator” means the Board. Any member of the Administrator who does not meet the foregoing requirements shall abstain from any decision regarding an Award and shall not be considered a member of the Administrator to the extent required to comply with Rule 16b-3 of the Exchange Act.
“Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, Immunomedics or any successor to Immunomedics. For this purpose, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise.
“Award” means any stock option, stock appreciation right, stock award, stock unit, Performance Share, Performance Unit, and/or Other Stock-Based Award, whether granted under this Plan or the 2006 Plan, as applicable.
“Award Agreement” means the written document(s), including an electronic writing acceptable to the Administrator, and any notice, addendum or supplement thereto, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.
“Board” means the Board of Directors of Immunomedics.

“Change in Control” means the first of the following to occur: (i) a Change in Ownership of Immunomedics, (ii) a Change in Effective Control of Immunomedics, or (iii) a Change in the Ownership of Assets of Immunomedics, as described herein and construed in accordance with Code section 409A.
(i)A “Change in Ownership of Immunomedics” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire, ownership of the capital stock of Immunomedics that, together with the stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the capital stock of Immunomedics. However, if any one Person is, or Persons Acting as a Group are, considered to own more than 50%, on a fully diluted basis, of the total fair market value or total voting power of the capital stock of Immunomedics, the acquisition of additional stock by the same Person or Persons Acting as a Group is not considered to cause a Change in Ownership of Immunomedics or to cause a Change in Effective Control of Immunomedics (as described below). An increase in the percentage of capital stock owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which Immunomedics acquires its stock in exchange for property will be treated as an acquisition of stock.

(ii)A “Change in Effective Control of Immunomedics” shall occur on the date that a majority of members of Client’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

(iii)A “Change in the Ownership of Assets of Immunomedics” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons), assets from Immunomedics that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of Immunomedics immediately before such acquisition or acquisitions provided that the total gross fair market value is no less than 50% of the net book value of Immunomedics. For this purpose, gross fair market value means the value of the assets of Immunomedics, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
The following rules of construction apply in interpreting the definition of Change in Control:
(A)A “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by Immunomedics and by entities controlled by Immunomedics or an underwriter, initial purchaser or placement agent temporarily holding the capital stock of Immunomedics pursuant to a registered public offering.

(B)Persons will be considered to be Persons Acting as a Group (or Group) if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a Group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(C)A Change in Control shall not include a transfer to a related person as described in Code section 409A or a public offering of capital stock of Immunomedics.

(D)For purposes of the definition of Change in Control, Section 318(a) of the Code applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation §1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor section, regulations and guidance.
“Common Stock” means shares of common stock of Immunomedics, par value $0.01 per share, and any capital securities into which they are converted.

“Company” means Immunomedics and its Subsidiaries, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Immunomedics.
“Compensation Committee” means the Compensation Committee of the Board.
“Dividend Equivalent” means a right, granted to a Participant, to receive cash, Common Stock, stock Units or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock.
“Effective Date” means the date on which adoption of the Plan is approved by the stockholders of Immunomedics.
“Eligible Individuals” means (i) officers and employees of, and other individuals, including non-employee directors, who are natural persons providing bona fide services to or for, Immunomedics or any of its Subsidiaries, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for Immunomedics’ securities, and (ii) prospective officers, employees and service providers who have accepted offers of employment or other service relationship from Immunomedics or a Subsidiary.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto. Reference to any specific section of the Exchange Act shall be deemed to include such regulations and guidance issued thereunder, as well as any successor section, regulations and guidance.
“Fair Market Value” means, on a per share basis as of any date, unless otherwise determined by the Administrator:
i.if the principal market for the Common Stock (as determined by the Administrator if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported, all as reported by such source as the Administrator may select;

ii.if the principal market for the Common Stock is not a national securities exchange or an established securities market, but the Common Stock is quoted by a national quotation system, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported, all as reported by such source as the Administrator may select; or

iii.if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method, which method may, but need not, include taking into account an appraisal of the fair market value of the Common Stock conducted by a nationally recognized appraisal firm selected by the Administrator.

Notwithstanding the preceding, for foreign, federal, state and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
“Full Value Award” means an Award that results in Immunomedics transferring the full value of a share of Common Stock under the Award, whether or not an actual share of stock is issued. Full Value Awards shall include, but are not limited to, stock awards, stock units, Performance Shares, Performance Units that are payable in Common Stock, and Other Stock-Based Awards for which Immunomedics transfers the full value of a share of Common Stock under the Award, but shall not include Dividend Equivalents.
“Immunomedics” means Immunomedics, Inc., a Delaware corporation.
“Incentive Stock Option” means any stock option that is designated, in the applicable Award Agreement or the resolutions of the Administrator under which the stock option is granted, as an “incentive stock option” within the meaning of Section 422 of the Code and otherwise meets the requirements to be an “incentive stock option” set forth in Section 422 of the Code.
“Nonqualified Option” means any stock option that is not an Incentive Stock Option.

“Other Stock-Based Award” means an Award of Common Stock or any other Award that is valued in whole or in part by reference to, or is otherwise based upon, shares of Common Stock, including without limitation Dividend Equivalents and convertible debentures.
“Participant” means an Eligible Individual to whom one or more Awards are or have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such person, his successors, heirs, executors and administrators, as the case may be.
“Performance Award” means a Full Value Award, the grant, vesting, lapse of restrictions or settlement of which is conditioned upon the achievement of performance objectives over a specified Performance Period and includes, without limitation, Performance Shares and Performance Units.
“Performance Goals” means the performance goals established by the Administrator in connection with the grant of Awards based on Performance Metrics or other performance criteria selected by the Administrator.
“Performance Period” means that period established by the Administrator during which any Performance Goals specified by the Administrator with respect to such Award are to be measured.
“Performance Metrics” means criteria established by the Administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions, or Affiliates, or on a company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups, or an index covering multiple companies:
i.Earnings or Profitability Metrics: any derivative of revenue; earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; operating margins; expense levels or ratios; provided that any of the foregoing metrics may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments or investment losses, early extinguishment of debt or stock-based compensation expense;

ii.Return Metrics: any derivative of return on investment, assets, equity or capital (total or invested);

iii.Investment Metrics: relative risk-adjusted investment performance; investment performance of assets under management;

iv.Cash Flow Metrics: any derivative of operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

v.Liquidity Metrics: any derivative of debt leverage (including debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios);

vi.Stock Price and Equity Metrics: any derivative of return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes);

vii.New Product Development: any new product development or successful completion of research and development projects;

viii.Joint Ventures: formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to the enhance the Company’s revenue or profitability or enhance its customer base;

ix.Strategic Metrics: product research and development; completion of an identified special project; clinical trials; regulatory filings or approvals; patent application or issuance; manufacturing or process development; sales or net sales; market share; market penetration; economic value added; customer service; customer satisfaction; inventory control; balance of cash, cash equivalents and marketable securities; growth in assets; key hires; employee satisfaction; employee retention; business expansion; acquisitions, divestitures, joint ventures or financing; legal compliance or safety and risk reduction; and/or

x.Other: such other metrics as determined by the Administrator.
“Performance Shares” means a grant of stock or stock Units the issuance, vesting or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period.
“Performance Units” means a grant of dollar-denominated Units the value, vesting or payment of which is contingent on performance against predetermined objectives over a specified Performance Period.
“Plan” means this Immunomedics, Inc. Amended and Restated 2014 Long-Term Incentive Plan, as set forth herein and as it may be amended from time to time.
“Restricted Stock” means an Award of shares of Common Stock to a Participant that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain Performance Goals).
“Restricted Stock Unit” means a right granted to a Participant to receive shares of Common Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain Performance Goals).
“Restriction Period” means, with respect to Awards, the period commencing on the date of grant of such Award to which vesting or transferability and other restrictions and a risk of forfeiture apply and ending upon the expiration of the applicable vesting conditions, transferability and other restrictions and lapse of risk of forfeiture and/or the achievement of the applicable Performance Goals (it being understood that the Administrator may provide that vesting shall occur and/or restrictions shall lapse with respect to portions of the applicable Award during the Restriction Period in accordance with Section 7(b)).
“Service” means the Participant’s employment or other service relationship with the Company and its Affiliates. A Participant’s Service will be considered to have ceased with the Company and its Affiliates if, immediately after a sale, merger or other corporate transaction, the trade, business or entity with which you are employed or otherwise have a service relationship is not the Company or its successor or an Affiliate of the Company or its successor.
“Subsidiary” means any corporation or other entity in an unbroken chain of corporations or other entities beginning with Immunomedics if each of the corporations or other entities, or group of commonly controlled corporations or other entities, other than the last corporation or other entity in the unbroken chain then owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or other entities in such chain or otherwise has the power to direct the management and policies of the entity by contract or by means of appointing a majority of the members of the board or other body that controls the affairs of the entity; provided, however, that solely for purposes of determining whether a Participant has a Termination of Service that is a “separation from service” within the meaning of Section 409A of the Code or whether an Eligible Individual is eligible to be granted an Award that in the hands of such Eligible Individual would constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, a “Subsidiary” of a corporation or other entity means all other entities with which such corporation or other entity would be considered a single employer under Sections 414(b) or 414(c) of the Code.
“Tax Withholding Obligation” means any federal, state, local or foreign (non-United States) income, employment or other tax or social insurance contribution required by applicable law to be withheld in respect of Awards.
“Termination of Service” means the termination of the Participant’s employment or consultancy with, or performance of services for, Immunomedics and its Subsidiaries. Temporary absences from employment because of illness, vacation or leave of absence and transfers among Immunomedics and its Subsidiaries shall not be considered Terminations of Service. With respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Termination of Service” shall mean a “separation from service” as defined under Section 409A of the Code to the extent required by Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code. A Participant has a separation from service within the meaning of Section 409A of the Code if the Participant terminates employment with Immunomedics and all Subsidiaries for any reason. A Participant will generally be treated as having terminated employment with Immunomedics and all Subsidiaries as of a certain date if the Participant and the entity that employs the Participant reasonably anticipate that the Participant will perform no further services for Immunomedics or any Subsidiary after such date or that the level of bona fide services that the Participant will perform after such date (whether as an employee or an independent contractor) will permanently decrease to no more than 20 percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services if the Participant has been providing services for fewer than 36 months); provided, however, that the employment relationship is treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or, if longer, so long as the Participant retains the right to reemployment with Immunomedics or any Subsidiary.
“Total and Permanent Disability” means, with respect to a Participant, except as otherwise provided in the relevant Award Agreement, that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Participant’s death or result in death, or (ii) determined to be totally disabled by the Social Security Administration or other governmental or quasi-governmental body that administers a comparable social insurance program outside of the United States in which the Participant participates and which conditions the right to receive benefits under such program on the Participant being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Participant’s death or result in death. The Administrator shall have sole authority to determine whether a Participant has suffered a Total and Permanent Disability and may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.
“Unit” means a bookkeeping entry used by Immunomedics to record and account for the grant of the following types of Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: stock units, Restricted Stock Units, Performance Units, and Performance Shares that are expressed in terms of units of Common Stock.
{end of document}

IMMUNOMEDICS, INC.
2020 EMPLOYEE STOCK PURCHASE PLAN

C-i

20.	Designation of Beneficiary		C-11
	20.1	Designation Procedure	C-11
	20.2	Absence of Beneficiary Designation	C-11
21.	Notices		C-11
22.	Amendment or Termination of the Plan		C-11

C-ii

Immunomedics, Inc.
2020 Employee Stock Purchase Plan
1.ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1Establishment. The Immunomedics, Inc. 2020 Employee Stock Purchase Plan (the “Plan”) is hereby established effective as of April _____, 2020, the date of its approval by the stockholders of the Company (the “Effective Date”).

1.2Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

1.3Term of Plan. The Plan shall continue in effect until its termination by the Committee.

2.DEFINITIONS AND CONSTRUCTION.

2.1Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)“Board” means the Board of Directors of the Company.

(b)“Change in Control” means the occurrence of any one or a combination of the following:
(i)any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d‑3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then‑outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or
(ii)an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(p)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or
(iii)approval by the stockholders of a plan of complete liquidation or dissolution of the Company;
(iv)
provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(b) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.
For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple acquisitions of the voting securities of the Company and/or multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(c)“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(d)“Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.
(e)“Company” means Immunomedics, Inc., a Delaware corporation, or any successor corporation thereto.

(f)“Compensation” means, with respect to any Offering Period, regular base wages or salary, overtime payments, shift premiums and payments for paid time off (including retroactive shift premiums and payments for paid time off), calculated before deduction of (i) any income or employment tax withholdings or (ii) any amounts deferred pursuant to Section 401(k) or Section 125 of the Code. Compensation shall be limited to such amounts actually payable in cash or deferred during the Offering Period. Compensation shall not include (i) sign-on bonuses, annual or other incentive bonuses, commissions, profit-sharing distributions or other incentive-type payments, (ii) any contributions made by a Participating Company on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than amounts deferred pursuant to Section 401(k) or Section 125 of the Code), (iii) payments in lieu of notice, payments pursuant to a severance agreement, termination pay, moving allowances, relocation payments, or (iv) any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase, stock option or other stock-based compensation plan, or any other compensation not expressly included by this Section.

(g) “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

(h)“Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. If an individual’s leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual’s right to reemployment with the Participating Company Group is guaranteed either by statute or by contract.
(i)“Fair Market Value” means, as of any date:

(i)If, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Committee, in its discretion.
(ii)If, on the relevant date, the Stock is not then listed on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined in good faith by the Committee.
(j)“Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(k)“Non-United States Offering” means a separate Offering covering Eligible Employees of one or more Participating Companies whose Eligible Employees are subject to a prohibition under applicable law on payroll deductions, as described in Section 11.1(b).

(l)“Offering” means an offering of Stock pursuant to the Plan, as provided in Section 6.

(m)“Offering Date” means, for any Offering Period, the first day of such Offering Period.

(n)“Offering Period” means a period, established by the Committee in accordance with Section 6, during which an Offering is outstanding.

(o)“Officer” means any person designated by the Board as an officer of the Company.

(p)“Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(q)“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(r)“Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

(s)“Participating Company” means the Company and any Parent Corporation or Subsidiary Corporation designated by the Committee as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Committee shall have the discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies. The Committee shall designate from time to time and set forth in Appendix A to this Plan those Participating Companies whose Eligible Employees may participate in the Plan.

(t)“Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

(u)“Purchase Date” means, for any Offering Period, the last day of such Offering Period, or, if so determined by the Committee, the last day of each Purchase Period occurring within such Offering Period.

(v)“Purchase Period” means a period, established by the Committee in accordance with Section 6, included within an Offering Period and on the final date of which outstanding Purchase Rights are exercised.

(w)“Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

(x)“Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any payroll deductions or other funds accumulated on behalf of the Participant and not previously applied to the purchase of Stock under the Plan, and to terminate participation in the Plan at any time during an Offering Period.

(y)“Securities Act” means the Securities Act of 1933, as amended.

(z)“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(aa)“Subscription Agreement” means a written or electronic agreement, in such form as specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation or other method of payment authorized by the Committee pursuant to Section 11.1(b).

(ab)“Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(ac)“Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

2.2Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.ADMININISTRATION.

3.1Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, unless fraudulent or made in bad faith. Subject to the provisions of the Plan, the Committee shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 3.1) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3Power to Adopt Sub-Plans or Varying Terms with Respect to Non-U.S. Employees. The Committee shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Committee deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company, provided that any such sub-plan shall not be within the scope of an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than Section 4. Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant Purchase Rights in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of Purchase Rights granted under the same Offering to Employees resident in the United States.

3.4Power to Establish Separate Offerings with Varying Terms. The Committee shall have the power, in its discretion, to establish separate, simultaneous or overlapping Offerings having different terms and conditions and to designate the Participating Company or Companies that may participate in a particular Offering, provided that each Offering shall individually comply with the terms of the Plan and the requirements of Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to such Offering shall have the same rights and privileges within the meaning of such section.

3.5Policies and Procedures Established by the Company. Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld or paid in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan, and (f) restrictions (holding periods) on the disposition of Stock purchased under the Plan. All such actions by the Company shall be taken consistent with the requirements under Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of such section, except as otherwise permitted by Section 3.3 and the regulations under Section 423 of the Code.

3.6Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
4.SHARES SUBJECT TO PLAN.

4.1Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 500,000 and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

4.2Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Section 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan, the Annual Increase, the limit on the shares which may be purchased by any Participant during an Offering (as described in Sections 8.1 and 8.2) and each Purchase Right, and in the Purchase Price in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.ELIGIBILITY.

5.1Employees Eligible to Participate. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

(a)Any Employee who is customarily employed by the Participating Company Group for twenty (20) hours or less per week; or

(b)Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

(c)Any Employee who is an officer subject to Section 16 of the Securities Exchange Act of 1934, as amended.

5.2Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own, or hold options to purchase, stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

5.3Determination by Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual’s attainment or termination of such status, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

6.OFFERINGS.

The Plan shall be implemented by sequential Offerings of approximately six (6) months’ duration or such other duration as the Committee shall determine. Offering Periods shall commence on or about the sixteenth (16th) days of November and May of each year and end on or about the fifteenth (15th) days of the next November and May, respectively, occurring thereafter. Notwithstanding the foregoing, the Committee may establish additional or alternative concurrent, sequential or overlapping Offering Periods, a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the Committee shall so determine in its discretion, each Offering
8

Period may consist of two (2) or more consecutive Purchase Periods having such duration as the Committee shall specify, and the last day of each such Purchase Period shall be a Purchase Date. If the first or last day of an Offering Period or a Purchase Period is not a day on which the principal stock exchange or quotation system on which the Stock is then listed is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period or Purchase Period.

7.PARTICIPATION IN THE PLAN.

7.1Initial Participation. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed written or electronic Subscription Agreement to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) not later than the close of business on the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement in the manner permitted or required on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate Company office or representative on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

7.2Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1, or (b) terminated employment or otherwise ceased to be an Eligible Employee as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

8.RIGHT TO PURCHASE SHARES.

8.1Grant of Purchase Right. Except as otherwise provided below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of (a) that number of whole shares of Stock determined by dividing the Dollar Limit (determined as provided below) by the Fair Market Value of a share of Stock on such Offering Date or (b) the Share Limit (determined as provided below). The Committee may, in its discretion and prior to the Offering Date of any Offering Period, (i) change the method of, or any of the foregoing factors in, determining the number of shares of Stock subject to Purchase Rights to be granted on such Offering Date, or (ii) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering or on any Purchase Date within an Offering Period. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee. For the purposes of this Section, the “Dollar Limit” shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar, and the “Share Limit” shall be determined by multiplying 400 shares by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole share.

8.2Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the regulations thereunder.

9.PURCHASE PRICE.

The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Committee; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty‑five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Subject to adjustment as provided by the Plan and unless otherwise provided by the Committee, the Purchase Price for each Offering Period shall be eighty‑five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date.
10.ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION .

Except as provided in Section 11.1(b) with respect to a Non-United States Offering, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:
10.1Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each pay day during an Offering Period shall be determined by the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted on each pay day during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions effective following the first pay day during an Offering) or more than fifteen percent (15%). The Committee may change the foregoing limits on payroll deductions effective as of any Offering Date.
10.2Commencement of Payroll Deductions. Payroll deductions shall commence on the first pay day following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

10.3Election to Decrease or Stop Payroll Deductions. During an Offering Period, a Participant may elect to decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) an amended Subscription Agreement authorizing such change on or before the “Change Notice Date.” The “Change Notice Date” shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. A Participant who elects, effective following the first pay day of an Offering Period, to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in such Offering Period unless the Participant withdraws from the Plan as provided in Section 12.1.

10.4Administrative Suspension of Payroll Deductions. The Company may, in its discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted

(a) under the Participant’s Purchase Right or (b) during a calendar year under the limit set forth in Section 8.2. Unless the Participant has either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee, suspended payroll deductions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement either (i) at the beginning of the next Offering Period if the reason for suspension was clause (a) in the preceding sentence, or (ii) at the beginning of the next Offering Period having a first Purchase Date that falls within the subsequent calendar year if the reason for suspension was clause (b) in the preceding sentence.

10.5Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation (and other amounts received from a non-United States Participant pursuant to Section 11.1(b)) shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All such amounts received or held by the Company may be used by the Company for any corporate purpose.

10.6No Interest Paid. Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan or otherwise credited to the Participant’s Plan account.

11.PURCHASE OF SHARES.

11.1Exercise of Purchase Right.

(a)Generally. Except as provided in Section 11.1(b), on each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.
(b)Purchase by Non-United States Participants for Whom Payroll Deductions Are Prohibited by Applicable Law. Notwithstanding Section 11.1(a), where payroll deductions on behalf of Participants who are citizens or residents of countries other than the United States (without regard to whether they are also citizens of the United States or resident aliens) are prohibited by applicable law, the Committee may establish a separate Offering (a “Non-United States Offering”) covering all Eligible Employees of one or more Participating Companies subject to such prohibition on payroll deductions. The Non-United States Offering shall provide another method for payment of the Purchase Price with such terms and conditions as shall be administratively convenient and comply with applicable law. On each Purchase Date of the Offering Period applicable to a Non-United States Offering, each Participant who has not withdrawn from the Plan and whose participation in such Offering Period has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right a number of whole shares of Stock determined in accordance with Section 11.1(a) to the extent of the total amount of the Participant’s Plan account balance accumulated during the Offering Period in accordance with the method established by the Committee and not previously applied toward the purchase of Stock. However, in no event shall the number of shares purchased by a Participant during such Offering Period exceed the number of shares subject to the Participant’s Purchase Right. The Company shall refund to a Participant in a Non-United States Offering in accordance with Section 11.4 any excess Purchase Price payment received from such Participant.

11.2Pro Rata Allocation of Shares. If the number of shares of Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock remaining available for issuance under the Plan or the maximum aggregate number of shares of Stock that may be purchased on such Purchase Date pursuant to a limit established by the Committee pursuant to Section 8.1, the Company shall make a pro rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

11.3Delivery of Title to Shares. Subject to any governing rules or regulations, as soon as practicable after each Purchase Date, the Company shall issue or cause to be issued to or for the benefit of each Participant the shares of Stock acquired by the Participant on such Purchase Date by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form. Notwithstanding the foregoing, the Committee may impose restrictions on the disposition of Stock pursuant to a holding period as determined by the Committee in its discretion. If any holding period applies, the shares of Stock may be held for such period in the Participant’s Plan brokerage account maintained by a broker designated by the Company or subject to such procedures as otherwise determined by the Company.

11.4Return of Plan Account Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period.
11.5Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign taxes (including social insurance), if any, required to be withheld by any Participating Company upon exercise of the Purchase Right or upon such disposition of shares, respectively. A Participating Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

11.6Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

11.7Provision of Reports and Stockholder Information to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total amount credited to his or her Plan account prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company’s common stockholders.

12.WITHDRAWAL FROM PLAN .

12.1Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by signing and delivering to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) a written or electronic notice of withdrawal on a form provided by the Company for this purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company office or representative designated by the Company for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

12.2Return of Plan Account Balance. Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 12.1, the Participant’s accumulated Plan account balance which has not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant’s interest in the Plan and the Offering shall terminate. Such amounts to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

13.TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the Participant’s Plan account balance which has not been applied toward the purchase of shares of Stock shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s beneficiary designated in accordance with Section 20, if any, or legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.

14.EFFECT OF CHANGE IN CONTROL ON PURCHASE RIGHTS.

In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under outstanding Purchase Rights or substitute substantially equivalent purchase rights for the Acquiring Corporation’s stock. If the Acquiring Corporation elects not to assume, continue or substitute for the outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Committee, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed or continued by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.
15.NONTRANSFERABILITY OF PURCHASE RIGHTS.

Neither payroll deductions or other amounts credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. (A beneficiary designation pursuant to Section 20 shall not be treated as a disposition for this purpose.) Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.
16.COMPLIANCE WITH SECURITIES LAWS.

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.
17.RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares of Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.
18.NOTIFICATION OF DISPOSITION OF SHARES.

The Company may require the Participant to give the Company prompt notice of any disposition of shares of Stock acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares of Stock acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares of Stock acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

19.LEGENDS.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:
“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”
20.DESIGNATION OF BENEFICIARY.

20.2Designation Procedure. Subject to local laws and procedures, a Participant may file a written designation of a beneficiary who is to receive (a) shares and cash, if any, from the Participant’s Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares and cash, or (b) cash, if any, from the Participant’s Plan account if the Participant dies prior to the exercise of the Participant’s Purchase Right. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. A Participant may change his or her beneficiary designation at any time by written notice to the Company.

20.2Absence of Beneficiary Designation. If a Participant dies without an effective designation pursuant to Section 20.1 of a beneficiary who is living at the time of the Participant’s death, the Company shall deliver any shares or cash credited to the Participant’s Plan account to the Participant’s legal representative or as otherwise required by applicable law.

21.NOTICES.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22.AMENDMENT OR TERMINATION OF THE PLAN.

The Committee may at any time amend, suspend or terminate the Plan, except that (a) no such amendment, suspension or termination shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Committee, and (b) no such amendment, suspension or termination may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule. In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Committee as Participating Companies. Notwithstanding the foregoing, in the event that the Committee determines that continuation of the Plan or an Offering would result in unfavorable financial accounting consequences to the Company, the Committee may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (i) terminate the Plan or any Offering Period, (ii) accelerate the Purchase Date of any Offering Period, (iii) reduce the discount or the method of determining the Purchase Price in any Offering Period (e.g., by determining the Purchase Price solely on the basis of the Fair Market Value on the Purchase Date), (iv) reduce the maximum number of shares of Stock that may be purchased in any Offering Period, or (v) take any combination of the foregoing actions.

APPENDIX A

Participating Companies

Immunomedics, Inc.
[Add participating subsidiaries]

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

JUNE 18, 2020

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

☐ ☐ Please detach along perforated line and mail in the envelope provided. ☐ ☐

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	For	Against	Abstain
1. Proposal to elect the nominees listed below as the Directors of the Company.

Nominees:
Dr. Behzad Aghazadeh	☐	☐	☐
Robert Azelby	☐	☐	☐
Dr. Charles M. Baum	☐	☐	☐
Scott Canute	☐	☐	☐
Barbara G. Duncan	☐	☐	☐
Peter Barton Hutt	☐	☐	☐
Dr. Khalid Islam	☐	☐	☐
Harout Semerjian	☐	☐	☐

	For	Against	Abstain
2. Proposal to approve the compensation of our named executive officers.	☐	☐	☐

	For	Against	Abstain
3. Proposal to approve the amendment and restatement of the Company’s certificate of incorporation.	☐	☐	☐

	For	Against	Abstain
4. Proposal to approve the amendment and restatement of the Company’s 2014 Long-Term Incentive Plan.	☐	☐	☐

	For	Against	Abstain
5. Proposal to approve and adopt the Company’s 2020 Employee Stock Purchase Plan.	☐	☐	☐

	For	Against	Abstain
6. Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1), FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, FOR Proposal 5 and FOR Proposal 6.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

To change the address on your account, please check the box at right and indicate your new address in the address space above. ☐

Please note that changes to the registered name(s) on the account may not be submitted via this method.

I/we plan to attend the 2020 Annual Meeting ☐

Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMMUNOMEDICS, INC.
300 THE AMERICAN ROAD
MORRIS PLAINS, NEW JERSEY 07950
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
JUNE 18, 2020
IMMUNOMEDICS, INC., BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 29, 2020, in connection with the 2020 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Thursday, June 18, 2020, at the offices of Immunomedics, Inc., 410 The American Road, Morris Plains, New Jersey 07950, and hereby appoints Jared Freedberg and Usama Malik, and each of them (with full power to act alone), the proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Immunomedics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2020 Annual Meeting of Stockholders, and at any adjournment or postponement of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1), FOR the approval of the compensation of our named executive officers (Proposal 2), FOR the approval of the amendment and restatement of our certificate of incorporation (Proposal 3), FOR the approval of the amendment and restatement of our 2014 Long-Term Incentive Plan (Proposal 4), FOR the approval and adoption of our 2020 Employee Stock Purchase Plan (Proposal 5) and FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 (Proposal 6).

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
IMMUNOMEDICS, INC.
JUNE 18, 2020
PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.proxyvote.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER
You may enter your voting instructions at www.proxyvote.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

☐ ☐ Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone. ☐ ☐

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	For	Against	Abstain
1. Proposal to elect the nominees listed below as the Directors of the Company.
Nominees:
Dr. Behzad Aghazadeh	☐	☐	☐
Robert Azelby	☐	☐	☐
Dr. Charles M. Baum	☐	☐	☐
Scott Canute	☐	☐	☐
Barbara G. Duncan	☐	☐	☐
Peter Barton Hutt	☐	☐	☐
Dr. Khalid Islam	☐	☐	☐
Harout Semerjian	☐	☐	☐

	For	Against	Abstain
2. Proposal to approve the compensation of our named executive officers.	☐	☐	☐

	For	Against	Abstain
3. Proposal to approve the amendment and restatement of the Company’s certificate of incorporation.	☐	☐	☐

	For	Against	Abstain
4. Proposal to approve the amendment and restatement of the Company’s 2014 Long-Term Incentive Plan.	☐	☐	☐

	For	Against	Abstain
5. Proposal to approve and adopt the Company’s 2020 Employee Stock Purchase Plan.	☐	☐	☐

	For	Against	Abstain
6. Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1), FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, FOR Proposal 5 and FOR Proposal 6 .

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

To change the address on your account, please check the box at right and indicate your new address in the address space above.☐

Please note that changes to the registered name(s) on the account may not be submitted via this method.

I/we plan to attend the 2020 Annual Meeting ☐

Signature of Stockholder	Date: